     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                JOY GLOBAL INC.*
             (Exact name of Registrant as specified in its charter)

            DELAWARE                           3532                          39-1566457
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)          Identification No.)

                             ---------------------
                                   SUITE 2780
                           100 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 319-8500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                             ---------------------
                                ERIC B. FONSTAD
                    ASSOCIATE GENERAL COUNSEL AND SECRETARY
                     100 EAST WISCONSIN AVENUE, SUITE 2780
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 319-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
    COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

                                 KEITH S. CROW
                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 861-2000

     *The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The exchange will occur as soon as practicable after the effective date of this Registration Statement.
                             ---------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
            TITLE OF EACH CLASS OF                   AMOUNT TO BE           PROPOSED MAXIMUM            AMOUNT OF
          SECURITIES TO BE REGISTERED                 REGISTERED        AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
8 3/4% Senior Subordinated Notes due 2012,
  Series B.....................................      $200,000,000                100%                  $18,400(2)
------------------------------------------------------------------------------------------------------------------------
Guarantees on Senior Subordinated Notes(1).....           --                      --                       (3)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) All subsidiary guarantors are wholly owned subsidiaries of the Registrant and have each guaranteed the notes being registered.
(2) Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                                  PRIMARY STANDARD
                                                                                                     INDUSTRIAL
                                                 JURISDICTION OF         I.R.S. EMPLOYER         CLASSIFICATION CODE
EXACT NAME OF ADDITIONAL REGISTRANTS                FORMATION           IDENTIFICATION NO.             NUMBER
------------------------------------             ---------------        ------------------       -------------------
American Alloy Corporation(1)                     Ohio                      34-1769497                  3532
Benefit, Inc.(1)                                  Delaware                  39-1601477                  6371
Dobson Park Industries Inc.(2)                    Delaware                  13-2001775                  6719
Harnischfeger Corporation(1)                      Delaware                  39-0334430                  3532
Harnischfeger Technologies, Inc.(2)               Delaware                  52-2058704                  6794
Harnischfeger World Services
  Corporation(1)                                  Delaware                  39-1221771                  8999
HCHC, Inc.(2)                                     Delaware                  51-0355340                  6719
HCHC UK Holdings, Inc.(2)                         Delaware                  51-0371672                  6719
HIHC, Inc.(2)                                     Delaware                  51-0327827                  6719
Joy MM Delaware, Inc.(2)                          Delaware                  51-0339005                  6794
Joy Technologies Inc.(1)                          Delaware                  13-3389174                  3532
JTI UK Holdings, Inc.(2)                          Delaware                  51-0371671                  6719
RCHH, Inc.(1)                                     Delaware                  39-1904508                  6719
South Shore Corporation(1)                        Wisconsin                 39-1800007                  6531
South Shore Development, LLC(1)                   Delaware                  39-1566457                  6531
The Horsburgh & Scott Company(1)                  Ohio                      34-0298010                  3566

---------------

(1) Address of Registrant is c/o Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.

(2) Address of Registrant is 2751 Centerville Road, Suite 310, Wilmington, Delaware 19808.

THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 22, 2002

PROSPECTUS

                                JOY GLOBAL INC.
                             ---------------------
                          WE ARE OFFERING TO EXCHANGE:
                             UP TO $200,000,000 OF
          OUR NEW 8 3/4% SENIOR SUBORDINATED NOTES DUE 2012, SERIES B
                                      FOR
                                A LIKE AMOUNT OF
           OUR OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2012.
   Expires 5:00 p.m., New York City time,           , 2002, unless extended.

     There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                             ---------------------

      FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                            , 2002

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS.

                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Forward-Looking Statements..................................   11
Risk Factors................................................   13
Exchange Offer; Registration Rights.........................   19
Use of Proceeds.............................................   28
Capitalization..............................................   29
Selected Historical Consolidated Financial and Other Data...   30
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   32
Business....................................................   47
Description of Other Indebtedness...........................   63
Description of the Notes....................................   65
United States Federal Income Tax Consequences...............  111
Plan of Distribution........................................  115
Where You Can Find More Information.........................  115
Incorporation by Reference..................................  116
Legal Matters...............................................  117
Independent Accountants.....................................  117
Unaudited Pro Forma Consolidated Statement of Operations....  P-1

                             ---------------------

     UNTIL           , 2002, ALL DEALERS THAT BUY, SELL OR TRADE THE EXCHANGE
NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

     In this prospectus, we rely on and refer to information regarding the mining machinery and equipment industry and its segments and participants from market research reports, analyst reports and other publicly available information, including reports issued or prepared by the Energy Information Administration ("EIA"). We also rely on information and data generated internally in connection with our ongoing monitoring of industry sales for marketing and other purposes. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it.

     Our equipment is used in high productivity mining operations. Historically, our underground mining machinery has been sold principally in the United States, Australia, South Africa and the United Kingdom, which represent all the world's high productivity mining regions other than Germany. To date, underground mining operations in Russia, China, India and Poland have not generally used high productivity mining equipment. Historically, our surface mining equipment has been sold to mines throughout the world, although Russia and China have only made limited use of high productivity surface mining equipment. For purposes of this prospectus, and unless otherwise stated, all information related to the installed base of mining equipment and other industry information and statistics is limited to the population of high productivity mining equipment in the principal geographic areas in which we have historically sold our products.

     References to the "Company," "Joy Global," the "Successor Company," "we," "us," and "our" in this prospectus refer to Joy Global Inc. References to our "predecessor" or the "Predecessor Company" mean the Company prior to its emergence from bankruptcy. The names of our products and services used in this prospectus, including Joy(R), P&H(R) and MinePro(R), are our trademarks, trade names and service marks. Names of other companies and associations used in this prospectus are trademarks or trade names of the respective organizations.

                               PROSPECTUS SUMMARY

     This summary highlights the material information about our company and the exchange offer. This summary does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. We encourage you to read this prospectus in its entirety.

OVERVIEW

     We are the world's leading manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. Our equipment is used in major mining centers throughout the world to mine coal, copper, iron ore, oil sands and other minerals. We operate in two business segments: Underground Mining Machinery, comprised of our Joy Mining Machinery business ("Joy"), and Surface Mining Equipment, comprised of our P&H Mining Equipment business ("P&H"). Joy is the world's largest producer of high productivity underground mining machinery for the extraction of coal and other bedded materials. P&H is the world's largest producer of electric mining shovels and walking draglines, and a leading producer of rotary blasthole drills for open-pit mining operations. Through our Joy and P&H businesses, we have the largest installed base of continuous miners, longwall shearers, shuttle cars and electric mining shovels in the mining industry. We have built strong franchises under the Joy and P&H trade names by providing equipment that is cost efficient over its life cycle and by supporting our installed base of equipment through the most extensive network of company-operated service centers and parts distribution warehouses in our industry.

     We derive a substantial portion of our sales from aftermarket activities, including selling replacement parts and components, providing preventive maintenance and repair services, refurbishing or rebuilding existing equipment and providing diagnostic services, upgrades and training. Aftermarket support is critical to maintaining machine productivity, availability, reliability and durability in the field. Over the life of a mining machine, sales from aftermarket parts and service often exceed the original purchase price. In fiscal 2001, we derived 70% of our sales from aftermarket parts and service.

     For fiscal 2001, we had net sales of $1,148.2 million and pro forma adjusted EBITDA (as defined under Summary Historical Consolidated Financial and Other Data) of $124.3 million.

OUR COMPETITIVE STRENGTHS

     Our competitive strengths include:

     - our large installed base of high productivity mining equipment;

     - our stable aftermarket business;

     - our extensive service and parts distribution networks;

     - our position as a leading provider of new high productivity mining equipment;

     - our industry leading technology; and

     - our strategic position in emerging markets.

OUR BUSINESS STRATEGY

     Our strategy is to position ourselves as a service company focused on lowering our customers' cost per unit of output by providing high productivity equipment and comprehensive aftermarket support over our equipment's life cycle. We describe this concept as Life Cycle Management.

     We implement our Life Cycle Management strategy through a series of interrelated operational and strategic initiatives designed to drive our revenue growth and enhance our market position. These initiatives include:

     - maintaining our market-driven approach;

     - continuing to expand our aftermarket capabilities;

     - continuing to globalize our operations;

     - expanding into related products and services; and

     - growing our sales in emerging markets.

                         SUMMARY OF THE EXCHANGE OFFER

The Initial Offering of
Outstanding Notes.............   We sold the outstanding notes on March 18, 2002
                                 to Credit Suisse First Boston Corporation and
                                 Deutsche Banc Alex. Brown Inc. We collectively refer to those parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in connection with offshore transactions pursuant to Regulation S of the Securities Act.

Registration Rights
Agreement.....................   Simultaneously with the initial sale of the
                                 outstanding notes, we entered into a
                                 registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete this exchange offer within 180 days after issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer............   We are offering to exchange the exchange notes,
                                 which have been registered under the Securities
                                 Act, for your outstanding notes, which were issued on March 18, 2002 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales.......................   We believe that the exchange notes issued in
                                 the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                 - the exchange notes are being acquired in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours.

                                 If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                                 Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Record Date...................   We mailed this prospectus and the related
                                 exchange offer documents to the registered
                                 holders of outstanding notes on           ,
                                 2002.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time,           , 2002, unless we
                                 decide to extend the expiration date.

Conditions to the Exchange
Offer.........................   The exchange offer is not subject to any
                                 condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

Procedures for Tendering
Outstanding Notes.............   If the notes you own are held of record by Cede
                                 & Co., as nominee of The Depositary Trust
                                 Company, or "DTC", in book-entry form, you may tender your outstanding notes in accordance with DTC's Automated Tender Offer Program, known as "ATOP." In so doing, you will be agreeing to be bound by the terms of the letter of transmittal. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you.

                                 To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter of transmittal. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes" for more information.

                                 Do not send letters of transmittal and
                                 certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "The Exchange Offer; Registration Rights -- Exchange Agent" for more information.

Special Procedures for
Beneficial Owners.............   If you are the beneficial owner of book-entry
                                 interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights.............   You may withdraw the tender of your outstanding
                                 notes at any time prior to 5:00 p.m., New York
                                 City time on           , 2002.

Federal Income Tax
Considerations................   We believe that the exchange of outstanding
                                 notes will not be a taxable event for U.S.
                                 Federal income tax purposes.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent................   Wells Fargo Bank Minnesota, N.A. is serving as
                                 the exchange agent in connection with the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and additional interest provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same Indenture. We use the term "notes" in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer........................   Joy Global Inc.

Notes Offered.................   $200.0 million aggregate principal amount of
                                 8.75% Senior Subordinated Notes due 2012.

Maturity Date.................   March 15, 2012

Interest......................   8.75% per annum, payable semiannually in
                                 arrears on March 15 and September 15,
                                 commencing September 15, 2002.

Subsidiary Guarantees.........   The notes are jointly and severally guaranteed
                                 on an unsecured senior subordinated basis by our current and future principal domestic subsidiaries which also guarantee our senior credit facility.

Ranking.......................   The notes and the subsidiary guarantees rank:

                                 - junior to all of our and the guarantors'
                                   existing and future senior indebtedness and secured indebtedness, including any borrowings under our senior credit facility;

                                 - equally with any of our and the guarantors'
                                   future senior subordinated indebtedness;

                                 - senior to any of our and the guarantors'
                                   future subordinated indebtedness;

                                 - effectively junior to all existing and future
                                   liabilities, including trade payables, of our non-guarantor subsidiaries;

                                 At February 2, 2002, after giving effect to the offering of the notes and the use of proceeds therefrom, the notes and the guarantees would have ranked junior to:

                                 - $122.0 million of senior indebtedness, all of
                                   which represents secured indebtedness; and

                                 - $131.2 million of liabilities, including
                                   trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.

Optional Redemption...........   In addition, on or before March 15, 2005, we
                                 are entitled to redeem up to 35% of the
                                 aggregate principal amount of notes originally issued, and any additional notes issued under the same indenture governing the notes, at a redemption price of 108.75% with the net proceeds of public equity offerings.

                                 We are entitled to redeem any of the notes at any time on or after March 15, 2007 in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control.............   If a change of control occurs, we will be
                                 required to make an offer to purchase the notes at a purchase price in cash of 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest, if any, to the date of repurchase. See
                                 "Description of the Notes -- Change of
                                 Control."

Certain Covenants.............   The indenture governing the notes contains
                                 covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

                                 - incur additional indebtedness;

                                 - pay dividends or make other equity
                                   distributions;

                                 - purchase or redeem capital stock;

                                 - make investments;

                                 - sell assets or consolidate or merge with or
                                   into other companies;

                                 - engage in activities that are not related,
                                   ancillary or complementary to our current activities;

                                 - engage in transactions with affiliates; and

                                 - enter into arrangements that restrict
                                   dividends from subsidiaries.

                                 These limitations are subject to a number of important qualifications and exceptions. See "Description of the Notes -- Certain Covenants."

     YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS OF PARTICIPATING IN THE EXCHANGE OFFER.

            SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
                                 (IN MILLIONS)

     We have derived the following summary historical consolidated financial and other data as of and for the years ended October 31, 1997, 1998, 1999 and 2000, for the period from November 1, 2000 to June 23, 2001 (Predecessor Company), for the period from June 24, 2001 to October 31, 2001 and as of October 31, 2001 (Successor Company) from our audited consolidated financial statements. The summary historical consolidated financial data for the three months ended January 31, 2001 (Predecessor Company) (referred to as the "2001 First Quarter") and the three months ended February 2, 2002 (Successor Company) (referred to as the "2002 First Quarter") have been derived from our unaudited consolidated financial statements. The summary historical consolidated financial and other data below should be read in conjunction with "Selected Historical Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in, or incorporated by reference into, this prospectus. Our unaudited pro forma results of operations for fiscal 2001 and the 2002 First Quarter assume that the offering of the notes, the application of the proceeds of the notes and the adoption of fresh start accounting had all occurred on November 1, 2000 and 2001, respectively. The adoption of fresh start accounting resulted in significant charges to our Successor Company Four Months and 2002 First Quarter results. You should read this information with "Unaudited Pro Forma Consolidated Statement of Operations," which includes detailed adjustments and assumptions used to prepare this information. While this pro forma information is based on adjustments we deem appropriate and which are factually supportable based on currently available data, the pro forma information does not purport to be indicative of what actual results would have been, nor does this information purport to present our financial results for future periods.

                                                      YEAR ENDED OCTOBER 31,
                       -------------------------------------------------------------------------------------
                                                                                     2001
                                                                   -----------------------------------------
                                  PREDECESSOR COMPANY              PREDECESSOR      SUCCESSOR
                       -----------------------------------------     COMPANY       COMPANY FOUR                    2001
                       1997(1)    1998(1)    1999(1)      2000     EIGHT MONTHS     MONTHS(2)      PRO FORMA   FIRST QUARTER
                       --------   --------   --------   --------   ------------   --------------   ---------   -------------
STATEMENT OF
 OPERATIONS DATA:
 Net sales...........  $1,471.7   $1,216.2   $1,119.1   $1,123.1      $740.5          $407.7       $1,148.2      $  267.5
 Cost of sales.......   1,095.3      920.8      927.7      858.5       556.0           307.1          872.0         204.6
 Fresh start
   inventory
   charges...........        --         --         --         --          --            74.6           74.6            --
 Product development,
   selling and
   administrative
   expenses..........     217.6      235.3      239.0      208.9       141.8            70.2          209.3          51.5
 Amortization of
   backlog intangible
   assets............        --         --         --         --          --             9.8            9.8            --
 Other income........     (18.0)      (1.3)      (3.9)      (6.8)       (1.2)           (1.7)          (2.9)         (0.5)
 Restructuring and
   other special
   (credits)
   charges...........        --         --       38.8        4.5        (0.1)             --           (0.1)           --
                       --------   --------   --------   --------      ------          ------       --------      --------
 Operating income
   (loss)............     176.8       61.4      (82.5)      58.0        44.0           (52.3)         (14.5)         11.9
OTHER FINANCIAL DATA:
 Adjusted
   EBITDA(3).........  $  201.5   $  105.8   $   71.9   $  121.4                                   $  124.3      $   22.9
 Depreciation and
   amortization......      42.3       44.4       47.1       46.6        28.8            27.6           62.6          11.0
 Capital
   expenditures......      72.8       53.6       26.6       32.4        12.7             9.6           22.3           5.1


                             2002         PRO FORMA 2002
                       FIRST QUARTER(2)   FIRST QUARTER
                       ----------------   --------------
STATEMENT OF
 OPERATIONS DATA:
 Net sales...........      $  286.4          $  286.4
 Cost of sales.......         223.9             223.9
 Fresh start
   inventory
   charges...........          46.4              46.4
 Product development,
   selling and
   administrative
   expenses..........          53.7              53.7
 Amortization of
   backlog intangible
   assets............           7.3               7.3
 Other income........          (0.2)             (0.2)
 Restructuring and
   other special
   (credits)
   charges...........          (5.0)             (5.0)
                           --------          --------
 Operating income
   (loss)............         (39.7)            (39.7)
OTHER FINANCIAL DATA:
 Adjusted
   EBITDA(3).........                        $   22.3
 Depreciation and
   amortization......          20.6              20.6
 Capital
   expenditures......           3.3               3.3

                                                      YEAR ENDED OCTOBER 31,
                       -------------------------------------------------------------------------------------
                                                                                     2001
                                                                   -----------------------------------------
                                  PREDECESSOR COMPANY              PREDECESSOR      SUCCESSOR
                       -----------------------------------------     COMPANY       COMPANY FOUR                    2001
                       1997(1)    1998(1)    1999(1)      2000     EIGHT MONTHS     MONTHS(2)      PRO FORMA   FIRST QUARTER
                       --------   --------   --------   --------   ------------   --------------   ---------   -------------
BALANCE SHEET DATA
 (END OF PERIOD):
 Cash and cash
   equivalents.......  $   29.4   $   30.0   $   57.5   $   72.1      $ 49.9          $ 39.7       $   39.7      $   60.0
 Working capital.....     408.2      436.9      187.2      218.8       242.3           443.3          443.3         210.0
 Total assets........   2,924.5    2,787.3    1,711.8    1,292.9     1,314.5         1,371.7        1,371.7       1,299.7
 Total debt..........     939.3    1,119.2    1,506.2    1,332.6     1,418.0           289.9          301.1(5)    1,379.1
 Shareholders' equity
   (deficit).........     749.7      666.9   (1,025.2)    (794.7)     (793.6)          483.7          481.1(5)     (811.9)
SUPPLEMENTAL DATA:
 Ratio of earnings to
   fixed
   charges(4)........       2.4         --         --         --         1.7              --             --            --
 Deficiency of
   earnings to cover
   fixed
   charges(4)........        --        9.1      131.5       31.5          --            62.1           32.6           3.1


                             2002         PRO FORMA 2002
                       FIRST QUARTER(2)   FIRST QUARTER
                       ----------------   --------------
BALANCE SHEET DATA
 (END OF PERIOD):
 Cash and cash
   equivalents.......      $   46.9          $   46.9
 Working capital.....         421.3             421.3
 Total assets........       1,330.4           1,330.4
 Total debt..........         307.8             319.0(5)
 Shareholders' equity
   (deficit).........         450.7             446.0(5)
SUPPLEMENTAL DATA:
 Ratio of earnings to
   fixed
   charges(4)........            --                --
 Deficiency of
   earnings to cover
   fixed
   charges(4)........          47.2              46.9

---------------

(1) Beloit Corporation, a former subsidiary of the Predecessor Company, was classified as a discontinued operation at October 31, 1999. The results of operations for all prior periods have been restated accordingly.

(2) As more fully disclosed in the consolidated financial statements, we emerged from bankruptcy on July 12, 2001 and adopted fresh start accounting pursuant to the AICPA's Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Accordingly, the Successor Company has been accounted for as a new entity with assets, liabilities and capital structure having carrying values that are not comparable with any prior periods of the Predecessor Company.

(3) Adjusted EBITDA is defined as operating income (loss), as adjusted for certain items as summarized in the table below, plus depreciation and amortization. Adjusted EBITDA and adjusted operating income are presented solely as a supplemental disclosure because management believes it provides useful information regarding our ability to service or incur debt. Adjusted EBITDA and adjusted operating income (loss) should not be construed as alternatives to earnings from operations as determined in accordance with generally accepted accounting principles as an indication of our operating performance, or as alternatives to cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of liquidity.

                                            YEAR ENDED OCTOBER 31,
                                  ------------------------------------------
                                         PREDECESSOR COMPANY           PRO                       PRO FORMA
                                  ---------------------------------   FORMA        2001            2002
                                   1997     1998     1999     2000     2001    FIRST QUARTER   FIRST QUARTER
                                  ------   ------   ------   ------   ------   -------------   -------------
Operating income (loss)(a)......  $176.8   $ 61.4   $(82.5)  $ 58.0   $(14.5)      $11.9          $(39.7)
Other adjustments:
  Mediation settlements(b)......      --       --       --     12.3       --          --              --
  Restructuring and other
     special charges(c).........   (17.6)      --     12.0      4.5       --          --              --
  Changes in accounting
     estimates(d)...............      --       --     68.5       --       --          --              --
  Executive changes(e)..........      --       --     19.1       --       --          --              --
  Strategic and financing
     initiatives(f).............      --       --      7.7       --       --          --              --
  Elimination of inventory step-
     up(g)......................      --       --       --       --     74.6          --            46.4
  Cost of sales adjustment(h)...      --       --       --       --      1.7          --              --
  Amortization of backlog
     intangible assets(i).......      --       --       --       --      9.8          --             7.3
  Restructuring credits(j)......      --       --       --       --     (0.1)         --              --
  Reorganization plan
     credits(k).................      --       --       --       --       --          --            (5.0)
                                  ------   ------   ------   ------   ------       -----          ------
     Total other adjustments....   (17.6)      --    107.3     16.8     86.0          --            48.7
                                  ------   ------   ------   ------   ------       -----          ------
Adjusted operating income
  (loss)........................   159.2     61.4     24.8     74.8     71.5        11.9             9.0
Add depreciation and
  amortization..................    42.3     44.4     47.1     46.6     52.8(l)      11.0           13.3(l)
                                  ------   ------   ------   ------   ------       -----          ------
Adjusted EBITDA.................  $201.5   $105.8   $ 71.9   $121.4   $124.3       $22.9          $ 22.3
                                  ======   ======   ======   ======   ======       =====          ======

---------------

  (a) For each of the periods presented, EBITDA, or operating income (loss) plus depreciation and amortization, is $219.1 million, $105.8 million, $(35.4) million, $104.6 million, $48.1 million, $22.9 million and $(19.1)
       million, respectively.

  (b) This adjustment eliminates charges related to the settlement of litigation during the Chapter 11 proceedings. Of these charges, $11.2 million were recorded at Underground Mining Machinery, $0.2 million at Surface Mining Equipment, and $0.9 million were taken as corporate expenses.

  (c) The $17.6 million adjustment in fiscal 1997 eliminates gains recorded as a result of favorable litigation settlements and the gain on the sale of a business recorded at Underground Mining Machinery. The other adjustments eliminate restructuring and other charges recorded at Underground Mining Machinery in fiscal 1999 and the first quarter of fiscal 2000 in connection with the elimination of manufacturing capacity and a reduction in global headcount.

  (d) This adjustment eliminates a $68.5 million non-cash charge related to changes in accounting estimates for accounts receivable, inventories and potential warranty expense. The changes in estimates resulted from changes in our Predecessor Company's strategy as it related to specific product lines. Of this charge, $63.5 million was recorded at Underground Mining Machinery and $5.0 million at Surface Mining Equipment.

  (e) This adjustment eliminates charges recorded in the third quarter of fiscal 1999 associated with certain management organizational changes, primarily related to supplemental retirement, restricted stock and long-term compensation obligations related to some of the Predecessor Company's officers. These charges were recorded as corporate expenses.

  (f) This adjustment eliminates $7.7 million of charges related to certain consulting and legal costs associated with strategic and financial alternatives investigated prior to our bankruptcy filing. These charges were recorded as corporate expenses.

  (g) This adjustment eliminates the $74.6 million and $46.4 million cost of sales increase related to the step-up in fair values to our inventory resulting from fresh start accounting. For pro forma

       2001 and pro forma 2002 First Quarter, $48.7 million and $29.1 million, respectively, of the cost of sales increase was related to Underground Mining Machinery and $25.9 and $17.3 million, respectively, was related to Surface Mining Equipment.

  (h) This reflects the elimination of $1.0 million of settlement costs related to certain pre-petition lawsuits recorded at Underground Mining Machinery and $0.7 million of other non-recurring charges recorded at Surface Mining Equipment.

  (i) This adjustment eliminates the $9.8 million and $7.3 million amortization charge of our Successor Company, for pro forma 2001 and pro forma 2002 First Quarter, respectively, related to the backlog intangible assets as a result of fresh start accounting and the adoption of SFAS No. 141 and SFAS No. 142. For pro forma 2001 and pro forma 2002 First Quarter, $7.5 million and $5.6 million, respectively, of this charge was recorded at Underground Mining Machinery and $2.3 million and $1.7 million, respectively, at Surface Mining Equipment for pro forma 2001 and pro forma 2002 First Quarter.

  (j) This adjustment reflects the reversal of $0.1 million of unused restructuring reserves recorded at Underground Mining Machinery.

  (k) This adjustment reflects the elimination of a $5.0 million reorganization plan credit. When we emerged from bankruptcy, we held a note receivable from Beloit Corporation in the amount of $7.2 million. Due to uncertainty as to the collectibility of the note, we reserved the entire $7.2 million. At February 2, 2002, we reduced this reserve to the remaining outstanding balance of $2.2 million. The note was paid in full subsequent to February 2, 2002 and the remaining $2.2 million reserve was reversed in the 2002 Second Quarter.

  (l) This amount reflects adjusted pro forma depreciation and amortization to give effect to the above adjustments to the extent they impact depreciation and amortization.

(4) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, minority interest, income or loss from discontinued operations and extraordinary gains or losses, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the interest component of rent expense.

(5) The 2001 pro forma and pro forma 2002 First Quarter total debt and shareholders' equity amounts assume that the offering of the notes and the application of the proceeds of the notes occurred on November 1, 2000 and November 1, 2001, respectively.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. Such forward-looking statements may be contained in "Prospectus Summary" and "Risk Factors." These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to any factors that may accompany forward-looking statements, factors that could materially affect these forward-looking statements can be found under "Risk Factors," including:

     - factors affecting customers' purchases of new equipment, rebuilds, parts and services, such as:

      - production capacity, stockpiles, and production and consumption rates of coal, copper, iron ore, gold, oil and other ores and minerals;

      - the cash flows of customers;

      - the cost and availability of financing to customers and the ability of customers to obtain regulatory approval for investments in mining projects;

      - consolidations among customers;

      - work stoppages affecting our customers or providers of transportation;
        and

      - the timing, severity and duration of customer buying cycles.

     - factors affecting our ability to capture available sales opportunities, including:

      - customers' perceptions of the quality and value of our products and services as compared to competitors' products and services;

      - whether we have successful reference installations to display to customers;

      - customers' perceptions of our health and stability as compared to our competitors;

      - our ability to assist customers with competitive financing programs; and

      - the availability of manufacturing capacity at our factories.

     - factors affecting general business levels, such as:

      - political and economic turmoil in major markets such as the United States, Canada, Europe, China, India, the Pacific Rim, South Africa, Australia, Poland, Russia, Indonesia, Brazil and Chile;

      - environmental and trade regulations;

      - commodity prices; and

      - the stability, rates of exchange and ease of exchange of currencies.

     - factors affecting our ability to successfully manage sales we obtain, such as:

      - the accuracy of our cost and time estimates for major projects;

      - the adequacy of our systems to manage major projects and its success in completing projects on time and within budget;

      - our success in recruiting and retaining managers and key employees;

      - wage stability and cooperative labor relations;

      - plant capacity and utilization; and

      - whether acquisitions are assimilated and divestitures completed without notable surprises or unexpected difficulties.

     - factors affecting our general business, such as:

      - unforeseen patent, tax, product, environmental, employee health and benefit, or contractual liabilities;

      - non-recurring restructuring and other special charges;

      - changes in accounting or tax rules or regulations;

      - assessments or reassessments of asset valuations for such assets as receivables, inventories, fixed assets and intangible assets; and

      - leverage and debt service.

     - various other factors beyond our control.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this document are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                                  RISK FACTORS

     You should consider carefully the following risk factors, in addition to the other information set forth in this prospectus, before deciding to participate in the exchange offer.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

 BECAUSE THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES, YOU MAY NOT BE ABLE TO RESELL YOUR NOTES.

     The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their exchange notes; or

     - the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

     We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

     In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer; Registration Rights."

 YOUR OUTSTANDING NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES AND, AS A RESULT, YOUR NOTES WILL CONTINUE TO BE SUBJECT TO EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR OUTSTANDING NOTES.

     We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

 IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, YOUR OUTSTANDING NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR OUTSTANDING NOTES.

     We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

RISKS RELATING TO THE NOTES

  OUR LEVEL OF INDEBTEDNESS MAY LIMIT CASH FLOW AVAILABLE TO INVEST IN THE ONGOING NEEDS OF OUR BUSINESS WHICH COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have a significant amount of indebtedness. After giving effect to the application of the proceeds of the note offering, as of February 2, 2002, our total indebtedness would have been $322.0 million.

     Our level of indebtedness could have important consequences to you. For example, it could:

     - require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

     - increase the amount of interest that we have to pay because certain of our borrowings are at variable rates of interest;

     - increase our vulnerability to adverse economic or industry conditions;

     - limit our ability to obtain additional financing in the future to enable us to react to changes in our business or industry;

     - prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of specific changes of control in our ownership, which could constitute a default under the indenture governing the notes; or

     - place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness. Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

See "Description of Other Indebtedness" and "Description of the Notes."

  DESPITE OUR LEVEL OF INDEBTEDNESS, WE AND OUR SUBSIDIARIES WILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the credit agreement governing our senior credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. As of February 2, 2002, after giving effect to the application of the proceeds of the note offering, we would have been able to borrow up to an additional $66.4 million under our senior credit facility, subject to specific requirements, including our maintaining certain levels of inventories and accounts receivable and our compliance with financial covenants. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. See "Description of the Notes" and "Description of Other Indebtedness."

  TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL. IF WE CANNOT GENERATE THE REQUIRED CASH, WE MAY NOT BE ABLE TO MAKE THE NECESSARY PAYMENTS UNDER THE NOTES.

     Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. Our inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate, which could cause us to default on our obligations and impair our liquidity. Also, some alternative strategies would require the prior consent of our senior secured lenders, which we may not be able to obtain.

  YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND THE EXISTING SENIOR INDEBTEDNESS OF OUR GUARANTORS AND POSSIBLY ALL OF OUR AND THEIR FUTURE BORROWINGS. FURTHER, CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL GENERALLY HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF THOSE SUBSIDIARIES OVER YOUR CLAIMS.

     The notes and the guarantees will be subordinated to the prior payment in full of our and the guarantors' respective current and future senior indebtedness to the extent set forth in the indenture. As of February 2, 2002, after applying the proceeds of the note offering, these notes and the guarantees would have been subordinated to approximately $122.0 million of total senior indebtedness, including $105.0 million of senior indebtedness under our senior credit facility. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of our company or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the notes and our other senior subordinated obligations only after all payments had been made on our or the guarantors' senior indebtedness. Sufficient assets may not remain after all these payments have been made to make required payments on the notes and any other senior subordinated obligations, including payments of interest when due. In addition, we will be prohibited from making all payments on the notes and the guarantees in the event of a payment default on our senior indebtedness (including borrowings under our senior credit facility) and, for limited periods, upon the occurrence of other defaults under our senior credit facility.

     In addition, none of our foreign subsidiaries is guaranteeing the notes, and these non-guarantor subsidiaries are permitted to incur additional indebtedness under the indenture. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guaranties issued by those subsidiaries, will generally have priority with respect to the assets and earnings of those subsidiaries over the claims of our creditors, including holders of the notes, even if the obligations of those subsidiaries do not constitute senior indebtedness. As of February 2, 2002, after applying the proceeds of this offering, our non-guarantor subsidiaries would have had approximately $131.2 million of liabilities (excluding intercompany liabilities) and would have held approximately 29.1% of our consolidated assets. During the 2002 First Quarter, the non-guarantor subsidiaries generated approximately 37.7% of our consolidated revenues.

  THE NOTES ARE NOT SECURED.

     In addition to being subordinated to all of our and our guarantors' existing and future senior indebtedness, the notes and the guarantees are not secured by any of our assets or those of our subsidiaries. Our obligations under our senior credit facility are secured by substantially all of our assets, and those of our existing and subsequently acquired or organized material domestic subsidiaries (and, to the extent no adverse tax consequences will result, foreign subsidiaries). If we become insolvent or are liquidated, or if payment under the senior credit facility or any other secured senior indebtedness is accelerated, the lenders under the senior credit facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the senior credit facility or our other senior indebtedness). Upon the occurrence of any default under the senior credit facility (and even without accelerating the indebtedness under the senior credit facility), the lenders may be able to prohibit the payment of the notes and guarantees under the subordination provisions contained in the indenture governing the notes. See "Description of Other Indebtedness" and "Description of the Notes -- Ranking."

  RESTRICTIONS IMPOSED BY OUR SENIOR CREDIT FACILITY AND THE INDENTURE GOVERNING THE NOTES LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND TO PURSUE BUSINESS OPPORTUNITIES.

     The operating and financial restrictions and covenants in our debt instruments, including our senior credit facility and the notes, may adversely affect our ability to finance our future operations or capital needs or to pursue certain business activities. In particular, our senior credit facility requires us to maintain certain financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior credit facility. In the event of any default under our senior credit facility, the lenders under that facility could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes. See "Description of the Notes" and "Description of Other Indebtedness -- Certain Covenants."

  IT MAY NOT BE POSSIBLE FOR US TO PURCHASE NOTES ON THE OCCURRENCE OF A CHANGE IN CONTROL.

     Upon the occurrence of certain specific change of control events, we will be required to offer to repurchase all of the notes. We cannot assure you that there will be sufficient funds available for us to make any required repurchase of the notes upon a change of control. In addition, our senior credit facility will prohibit us from purchasing any notes and provide that the occurrence of a change of control constitutes a default. If we do not repay all borrowings under our senior credit facility or obtain a consent of our lenders under our senior credit facility to repurchase the notes, we will be prohibited from purchasing the notes. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our senior credit facility. See "Description of the Notes -- Change of Control."

  FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under a subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the issuance of the guarantee; and

     - the subsidiary guarantor:

      - was insolvent or rendered insolvent by reason of issuing the guarantee;

      - was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

      - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.

     The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

     - the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     In the event the guarantee of the notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

RISKS ASSOCIATED WITH OUR BUSINESS

  THE CYCLICAL NATURE OF OUR ORIGINAL EQUIPMENT MANUFACTURING BUSINESS COULD CAUSE FLUCTUATIONS IN OPERATING RESULTS.

     Our business, in particular our original equipment manufacturing business, is cyclical in nature. The cyclicality of Joy's original equipment sales is driven primarily by product life cycles, new product introductions, competitive pressures and other economic factors affecting the mining industry such as coal prices and company consolidation in the coal mining industry. P&H's original equipment sales are subject to cyclical movements based in large part on changes in coal, copper, iron ore and other commodity prices. Falling commodity prices have in the past and may in the future lead to reductions in the production levels of existing mines, a contraction in the number of existing mines and the closure of less efficient mines. Decreased surface mining activity is likely to lead to a decrease in demand for new mining machinery.

     As a result of this cyclicality, we have experienced, and in the future we will experience, significant fluctuation in our sales and operating income, which may affect our ability to service the notes and our other debt obligations.

  OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO MANY UNCERTAINTIES, AND A SIGNIFICANT REDUCTION IN INTERNATIONAL SALES OF OUR PRODUCTS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Our international operations are subject to various political, economic and other uncertainties which could adversely affect our business. A significant reduction of our international business due to any of these risks would adversely affect our sales. In fiscal 2001, approximately 45% of our sales was derived from customers outside the United States. Risks faced by our international operations include:

     - periodic economic downturns;

     - fluctuations in currency exchange rates;

     - customs matters and changes in trade policy or tariff regulations;

     - unexpected changes in regulatory requirements;

     - higher tax rates and potentially adverse tax consequences including restrictions on repatriating earnings, adverse tax withholding requirements and "double taxation;"

     - intellectual property protection difficulties;

     - longer payment cycles and difficulty in collecting accounts receivable;

     - complications in complying with a variety of foreign laws and regulations;

     - costs and difficulties in integrating, staffing and managing international operations;

     - transportation delays and interruptions; and

     - natural disasters and the greater difficulty in recovering from them in some of the foreign countries in which we operate.

In addition, foreign operations involve uncertainties arising from local business practices, cultural considerations and international political and trade tensions. If we are unable to successfully manage the risks associated with expanding our global business or to adequately manage operational fluctuations internationally, it could have a material adverse effect on our business, financial condition or results of operations.

  WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

     Our domestic and foreign manufacturing and servicing operations are subject to significant competitive pressures. We compete directly and indirectly with other manufacturers of surface and underground mining equipment and with manufacturers of parts and components for such products. Some of our competitors are larger, have greater access to financial resources, and may be less leveraged than us. See "Business -- Competitive Conditions."

  DEMAND FOR OUR PRODUCTS MAY BE ADVERSELY IMPACTED BY REGULATIONS AFFECTING THE MINING INDUSTRY OR ELECTRIC UTILITIES.

     Our principal customers are surface and underground mining companies. Many of these customers supply coal as a power generating source for the production of electricity in the United States and other industrialized regions. The operations of these mining companies are geographically diverse and are subject to or impacted by a wide array of regulations in the jurisdictions where they operate, including those directly impacting mining activities and those indirectly affecting their businesses, such as applicable environmental laws and an array of regulations governing the operation of electric utilities. As a result of changes in regulations and laws relating to the operation of mines, our customers' mining operations could be disrupted or curtailed by governmental authorities. The high cost of compliance with mining and environmental regulations may also induce customers to discontinue or limit their mining operations, and may discourage companies from developing new mines. Additionally, government regulation of electric utilities may adversely impact the demand for coal to the extent that such regulations cause electric utilities to select alternative energy sources and technologies as a source of electric power. As a result of these factors, demand for our mining equipment could be substantially affected by regulations adversely impacting the mining industry or altering the consumption patterns of electric utilities.

  LABOR DISPUTES AND INCREASING LABOR COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Many of our principal domestic and foreign operating subsidiaries are parties to collective bargaining agreements with their employees. We cannot assure you that any disputes, work stoppages or strikes will not arise in the future. In 1998, a strike involving 600 P&H employees, which continued for 90 consecutive days, resulted in operating losses for us. We have experienced other, less significant strikes since 1998, and there could be other strikes in the future. In addition, when existing collective bargaining agreements expire, we cannot assure you that we will be able to reach new agreements with our employees. Such new agreements may be on substantially different terms and may result in increased labor costs. Future disputes with our employees could have a material adverse effect upon our results of our operations and financial position.

  OUR CONTINUED SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY.

     Our future success depends in part upon our ability to protect our intellectual property. We rely principally on nondisclosure agreements and other contractual arrangements and trade secret law and, to a lesser extent, trademark and patent law, to protect our intellectual property. However, these measures may be inadequate to protect our intellectual property from infringement by others or prevent misappropriation of our proprietary rights. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do U.S. laws. Our inability to protect our proprietary information and enforce our intellectual property rights through infringement proceedings could have a material adverse effect on our business, financial condition and results of operations.

  IF WE ARE UNABLE TO RETAIN QUALIFIED EMPLOYEES, OUR GROWTH MAY BE HINDERED.

     Our ability to provide high-quality products and services depends in part on our ability to retain our skilled personnel in the areas of management, product engineering, servicing and sales. Competition for such personnel is intense and our competitors can be expected to attempt to hire our skilled employees from time to time. In particular, our results of operations could be materially and adversely affected if we are unable to retain the customer relationships and technical expertise provided by our management team and our professional personnel.

  PRODUCT LIABILITY CLAIMS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     The sale of mining equipment entails an inherent risk of product liability claims. Although we maintain product liability insurance covering certain types of claims, our policies are subject to substantial deductibles. We cannot assure you that the coverage limits of our insurance policies will be adequate or that our policies will cover any particular loss. Insurance can be expensive, and we may not always be able to purchase insurance on commercially acceptable terms, if at all. Claims brought against us that are not covered by insurance or that result in recoveries in excess of insurance coverage could have a material adverse effect on our results and financial condition.

  WE ARE SUBJECT TO VARIOUS ENVIRONMENTAL LAWS, AND ANY VIOLATION OF, OR OUR LIABILITIES UNDER, THESE LAWS COULD ADVERSELY AFFECT US.

     Our operations necessitate the use and handling of hazardous materials and, as a result, we are subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of health, safety and the environment, including those governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleaning up of contaminated sites and the maintaining of a safe work place. These laws impose penalties, fines and other sanctions for non-compliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or the exposure to, hazardous materials. We could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws. We may be subject to more stringent environmental laws in the future. If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on our business, financial condition and results of operations.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     We, along with certain of our domestic subsidiaries which are guarantors of the notes, entered into a registration rights agreement with the initial purchasers in connection with the original issuance of the notes. The registration rights agreement provides that we will take the following actions at our expense, for the benefit of the holders of the notes:

     - within 45 days after the date on which the outstanding notes were issued, we will file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The exchange notes will have terms substantially identical in all material respects to the outstanding notes except that the exchange notes will not contain transfer restrictions;

     - we will use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the date on which the outstanding notes were issued; and

     - we will keep the exchange offer open for at least 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders.

     For each of the outstanding notes surrendered in the exchange offer, the holder who surrendered the note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the later of (1) the last interest payment date on which interest was paid on the outstanding note surrendered or (2) if no interest has been paid on the outstanding note, from the date on which the outstanding notes were issued.

     Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the exchange notes will be freely transferable by holders of the notes, other than our affiliates, after the exchange offer without further registration under the Securities Act. However, each holder that wishes to exchange its outstanding notes for exchange notes will be required to make the following representations at the time of the consummation of the exchange offer:

     - any exchange notes to be received by the holder will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

     - the holder is not our affiliate as defined in Rule 405 promulgated under Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, the holder will deliver a prospectus in connection with any resale of the exchange notes. We refer to these broker-dealers as participating broker-dealers.

     We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and any other persons with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

     If:

          - because of any change in law or in applicable interpretations of the law by the staff of the SEC, we are not permitted to effect an exchange offer;

          - the exchange offer is not consummated within 180 days of the date on which the outstanding notes were issued;

          - in some circumstances, the holders of unregistered exchange notes so request; or

          - in the case of any holder that participates in the exchange offer and meets all of the requirements for participation, the holder does not receive freely tradeable exchange notes on the date of exchange, then we will file with the SEC as promptly as practicable, but in no event more than 45 days after so required or requested, which we refer to as the shelf filing date, a shelf registration statement relating to the offer and sale of the outstanding notes by those holders who agree in writing to be bound by all of the terms of the registration rights agreement applicable to the holders.

     In addition, we have agreed to use our best efforts to keep effective the shelf registration statement for a period of two years from the date of its effectiveness, or a shorter period that will terminate when all of the notes covered by the shelf registration statement have been either sold under the shelf registration statement or are no longer restricted securities (as defined in Rule 144 of the Securities Act).

     We will, in the event that a shelf registration statement is filed, provide to each holder copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement for the outstanding notes has become effective and take other actions as are required to permit unrestricted resales of the outstanding notes. A holder that sells outstanding notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to applicable civil liability provisions under the Securities Act in connection with these sales, and will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification rights and obligations.

     If any of the following events occur, each of which we refer to as a registration default:

          - the exchange offer registration statement is not filed with the SEC on or before 45 days after the date of issuance of the notes or the shelf registration statement is not filed with the SEC on or before the shelf filing date; or

          - the exchange offer registration statement is not declared effective within 150 days after the date of issuance of the notes or the shelf registration statement is not declared effective on or prior to the relevant effectiveness date required by the registration rights agreement; or

          - the exchange offer is not consummated within 30 days after the date the exchange offer registration statement is declared effective; or

          - a registration statement that is filed and declared effective thereafter ceases to be effective, or the registration statement (or the related prospectus) ceases to be usable during the periods described in the registration rights agreement, then, in each case, we will be obligated to pay additional interest to each holder of notes in an amount equal to 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured up to a maximum additional interest rate of 1.5% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the notes and the exchange notes.

     Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer but who did not tender outstanding notes will not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

          (1) the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

          (2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting their transfer; and

          (3) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

     As of the date of this prospectus, $200,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business
on           , 2002 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

     Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" will mean 5:00 p.m., New York City time, on
          , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on September 15, 2002. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

     Interest on the exchange notes is payable semi-annually on each March 15 and September 15, commencing on September 15, 2002.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

     The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

     By executing the letter of transmittal, each holder will make to us the representations set forth above under the heading "Exchange Offer; Registration Rights."

     The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (the "Medallion System") unless the outstanding notes tendered pursuant to the letter of transmittal are tendered
(1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

     - the tender is made through a member firm of the Medallion System;

     - prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

     - the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

     - specify the name of the person having deposited the outstanding notes to be withdrawn;

     - identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

     - specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

     - any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     - any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

     If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see "-- Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

EXCHANGE AGENT

     Wells Fargo Bank Minnesota, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

                        By Registered or Certified Mail:

                        Wells Fargo Bank Minnesota, N.A.
                               MAC No. N9303-121
                           Corporate Trust Operations
                                 P.O. Box 1517
                           Minneapolis, MN 55480-1517
                     By Overnight Courier or Regular Mail:

                        Wells Fargo Bank Minnesota, N.A.
                               MAC No. N9303-121
                           Corporate Trust Operations
                            6th and Marquette Avenue
                             Minneapolis, MN 55479

                By Hand Prior to 4:30 p.m., New York City time:

                        Wells Fargo Bank Minnesota, N.A.
                            608 Second Avenue South
                     Corporate Trust Operations, 12th Floor
                             Minneapolis, MN 55402
                            Facsimile Transmission:

                                 (612) 667-4927

                  For Information Telephone (call toll-free):

                                 (800) 344-5128

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; provided, however, additional solicitation may be made by telecopy, telephone, electronic mail or in person by our and our affiliates' officers and regular employees.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

     We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

     - to us upon redemption thereof or otherwise;

     - so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

     - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

     - pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

     The net proceeds from the issuance of the notes were approximately $193.2 million, after deducting discounts, commissions and estimated offering expenses. We used the net proceeds from the notes to (1) repay our term loan under our senior credit facility, consisting of approximately $100.5 million in principal and accrued interest, and (2) redeem the principal, accrued interest and prepayment premium due under our 10.75% Senior Notes Due 2006. Completing these refinancing transactions required us to draw approximately $24.6 million from our revolver under our senior credit facility.

                                 CAPITALIZATION

     The following table sets forth our consolidated cash and cash equivalents and capitalization as of February 2, 2002 on an actual basis and as adjusted to give effect to the application of the net proceeds of the offering of the notes. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Indebtedness," "Unaudited Pro Forma Consolidated Statement of Operations" and our audited financial statements, the related notes and the other financial information included elsewhere in, or incorporated by reference into, this prospectus.

                                                                  (IN THOUSANDS)
                                                                 FEBRUARY 2, 2002
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
Cash and cash equivalents(1)................................  $ 46,867    $ 46,867
                                                              ========    ========
Debt:
  Revolving credit facility(2)..............................  $ 82,000    $105,000
  Term loan.................................................   100,000          --
  10.75% Senior Notes.......................................   108,836          --
  Other debt(3).............................................    16,978      16,978
  8.75% Senior Subordinated Notes due 2012..................        --     200,000
                                                              --------    --------
          Total debt........................................   307,814     321,978
Minority interest...........................................     8,979       8,979
Shareholders' equity(4).....................................   450,661     446,038
                                                              --------    --------
          Total capitalization..............................  $767,454    $776,995
                                                              ========    ========

---------------

(1) Excludes approximately $6.4 million of restricted cash.

(2) Our revolving credit facility provides for up to $250.0 million of borrowings, approximately $66.4 million of which would have been available on February 2, 2002 after giving effect to the application of the proceeds of this offering and our borrowing base at that date and to $60.9 million of outstanding letters of credit on such date.

(3) Other debt includes industrial revenue bonds of approximately $12.6 million, capital leases of approximately $3.1 million and borrowings under foreign credit facilities of approximately $1.3 million.

(4) Shareholders' equity as adjusted reflects the impact of the $4.4 million ($2.6 million net of income taxes) prepayment premium and the $3.6 million ($2.2 million net of income taxes) write-off of the unamortized finance fees in connection with the early redemption of the 10.75% Senior Notes. Also included is a $0.3 million ($0.2 million net of income taxes) reduction in interest expense that would result from the issuance of the notes and repayment of existing debt.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

     The following table sets forth our selected consolidated financial and other data as of and for the years ended October 31, 1997, 1998, 1999 and 2000, for the period from November 1, 2000 to June 23, 2001 (Predecessor Company), for the period from June 24, 2001 to October 31, 2001 (Successor Company) and as of October 31, 2001 (Successor Company) as derived from our audited consolidated financial statements. The summary historical financial data as of and for the 2001 First Quarter and the 2002 First Quarter have been derived from our unaudited consolidated financial statements. The selected consolidated financial and other data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in, or incorporated by reference into, this prospectus.

                                                      YEAR ENDED OCTOBER 31,
                            --------------------------------------------------------------------------
                                                                                     2001
                                                                         -----------------------------
                                       PREDECESSOR COMPANY               PREDECESSOR      SUCCESSOR
                            ------------------------------------------     COMPANY         COMPANY           2001
                            1997(1)    1998(1)     1999(1)      2000     EIGHT MONTHS   FOUR MONTHS(2)   FIRST QUARTER
                            --------   --------   ---------   --------   ------------   --------------   -------------
STATEMENT OF OPERATIONS
  AND OTHER DATA:
  Net sales...............  $1,471.7   $1,216.2   $ 1,119.1   $1,123.1     $  740.5        $  407.7        $  267.5
  Cost of sales...........   1,095.3      920.8       927.7      858.5        556.0           381.7           204.6
  Product development,
    selling and
    administrative
    expenses..............     217.6      235.3       239.0      208.9        141.8            80.0            51.5
  Other income............     (18.0)      (1.3)       (3.9)      (6.8)        (1.2)           (1.7)           (0.5)
  Restructuring and other
    special (credits)
    charges...............        --         --        38.8        4.5         (0.1)             --              --
                            --------   --------   ---------   --------     --------        --------        --------
  Operating income
    (loss)................     176.8       61.4       (82.5)      58.0         44.0           (52.3)           11.9
  Interest income.........       1.6        3.8         2.2        4.6          1.6             1.2             0.6
  Interest expense........     (71.9)     (74.4)      (31.1)     (28.5)       (29.3)          (11.0)           (4.3)
                            --------   --------   ---------   --------     --------        --------        --------
  Income (loss) before
    reorganization items
    and fresh start
    accounting
    adjustments...........     106.5       (9.2)     (111.4)      34.1         16.3           (62.1)            8.2
  Reorganization items....        --         --       (20.3)     (65.4)       (36.4)             --           (11.3)
  Fresh start accounting
    adjustments...........        --         --          --         --         45.1              --              --
                            --------   --------   ---------   --------     --------        --------        --------
  Income (loss) before
    income taxes and
    minority interest.....     106.5       (9.2)     (131.7)     (31.3)        25.0           (62.1)           (3.1)
  (Provision) benefit for
    income taxes..........     (36.5)      24.6      (220.4)       3.0         26.8           (13.2)           (3.0)
  Minority interest.......      (2.1)      (1.0)       (1.0)      (1.3)        (1.2)           (1.2)           (0.2)
                            --------   --------   ---------   --------     --------        --------        --------
  Income (loss) from
    continuing operations,
    before discontinued
    operations and
    extraordinary items...      67.9       14.4      (353.1)     (29.6)        50.6           (76.5)           (6.3)
  Income (loss) from
    discontinued
    operations, net of
    applicable income
    taxes.................      70.4     (184.4)     (798.2)      66.2         (3.2)             --            (9.0)
  Gain (loss) on disposal
    of discontinued
    operations, net of
    applicable income
    taxes.................        --      151.5      (529.0)     228.0        256.4              --              --
  Extraordinary gain
    (loss) on debt
    discharge.............     (13.0)        --          --         --      1,124.1              --              --
                            --------   --------   ---------   --------     --------        --------        --------
  Net income (loss).......  $  125.3   $  (18.5)  $(1,680.3)  $  264.6     $1,427.9        $  (76.5)       $  (15.3)
                            ========   ========   =========   ========     ========        ========        ========


                                  2002
                            FIRST QUARTER(2)
                            ----------------
STATEMENT OF OPERATIONS
  AND OTHER DATA:
  Net sales...............      $  286.4
  Cost of sales...........         270.3
  Product development,
    selling and
    administrative
    expenses..............          61.0
  Other income............          (0.2)
  Restructuring and other
    special (credits)
    charges...............          (5.0)
                                --------
  Operating income
    (loss)................         (39.7)
  Interest income.........           0.5
  Interest expense........          (8.0)
                                --------
  Income (loss) before
    reorganization items
    and fresh start
    accounting
    adjustments...........         (47.2)
  Reorganization items....            --
  Fresh start accounting
    adjustments...........            --
                                --------
  Income (loss) before
    income taxes and
    minority interest.....         (47.2)
  (Provision) benefit for
    income taxes..........          18.5
  Minority interest.......          (0.4)
                                --------
  Income (loss) from
    continuing operations,
    before discontinued
    operations and
    extraordinary items...         (29.1)
  Income (loss) from
    discontinued
    operations, net of
    applicable income
    taxes.................            --
  Gain (loss) on disposal
    of discontinued
    operations, net of
    applicable income
    taxes.................            --
  Extraordinary gain
    (loss) on debt
    discharge.............            --
                                --------
  Net income (loss).......      $  (29.1)
                                ========

                                                      YEAR ENDED OCTOBER 31,
                            --------------------------------------------------------------------------
                                                                                     2001
                                                                         -----------------------------
                                       PREDECESSOR COMPANY               PREDECESSOR      SUCCESSOR
                            ------------------------------------------     COMPANY         COMPANY           2001
                            1997(1)    1998(1)     1999(1)      2000     EIGHT MONTHS   FOUR MONTHS(2)   FIRST QUARTER
                            --------   --------   ---------   --------   ------------   --------------   -------------
  Ratio of earnings to
    fixed charges(3)......       2.4         --          --         --          1.7              --              --
  Deficiency of earnings
    to cover fixed
    charges(3)............        --        9.1       131.5       31.5           --            62.1             3.1
  Earnings (Loss) Per
    Share -- Basic
    Income (loss) from
      continuing
      operations..........  $   1.42   $   0.31   $   (7.62)  $  (0.63)    $   1.08        $  (1.53)       $  (0.13)
    Income (loss) from and
      net gain (loss) on
      disposal of
      discontinued
      operations..........      1.47      (0.71)     (28.65)      6.30         5.41              --           (0.19)
    Extraordinary gain
      (loss)..............     (0.27)        --          --         --        24.01              --              --
                            --------   --------   ---------   --------     --------        --------        --------
    Net income (loss) per
      common share........  $   2.62   $  (0.40)  $  (36.27)  $   5.67     $  30.50        $  (1.53)       $  (0.32)
                            ========   ========   =========   ========     ========        ========        ========
  Earnings (Loss) Per
    Share -- Diluted
    Income (loss) from
      continuing
      operations..........  $   1.41   $   0.31   $   (7.62)  $  (0.63)    $   1.08        $  (1.53)       $  (0.13)
    Income (loss) from and
      net gain (loss) on
      disposal of
      discontinued
      operations..........      1.45      (0.71)     (28.65)      6.30         5.41              --           (0.19)
    Extraordinary gain
      (loss)..............     (0.27)        --          --         --        24.01              --              --
                            --------   --------   ---------   --------     --------        --------        --------
    Net income (loss) per
      common share........  $   2.59   $  (0.40)  $  (36.27)  $   5.67     $  30.50        $  (1.53)       $  (0.32)
                            ========   ========   =========   ========     ========        ========        ========
  Dividends per Common
    Share.................  $   0.40   $   0.40   $    0.10   $     --     $     --        $     --        $     --
BALANCE SHEET DATA (END OF
  PERIOD):
  Cash and cash
    equivalents...........  $   29.4   $   30.0   $    57.5   $   72.1     $   49.9        $   39.7        $   60.0
  Working capital.........     408.2      436.9       187.2      218.8        242.3           443.3           210.0
  Total assets............   2,924.5    2,787.3     1,711.8    1,292.9      1,314.5         1,371.7         1,299.7
  Total debt..............     939.3    1,119.2     1,506.2    1,332.6      1,418.0           289.9         1,379.1
  Shareholders' equity
    (deficit).............     749.7      666.9    (1,025.2)    (794.7)      (793.6)          483.7          (811.9)


                                  2002
                            FIRST QUARTER(2)
                            ----------------
  Ratio of earnings to
    fixed charges(3)......            --
  Deficiency of earnings
    to cover fixed
    charges(3)............          47.2
  Earnings (Loss) Per
    Share -- Basic
    Income (loss) from
      continuing
      operations..........      $  (0.58)
    Income (loss) from and
      net gain (loss) on
      disposal of
      discontinued
      operations..........            --
    Extraordinary gain
      (loss)..............            --
                                --------
    Net income (loss) per
      common share........      $  (0.58)
                                ========
  Earnings (Loss) Per
    Share -- Diluted
    Income (loss) from
      continuing
      operations..........      $  (0.58)
    Income (loss) from and
      net gain (loss) on
      disposal of
      discontinued
      operations..........            --
    Extraordinary gain
      (loss)..............            --
                                --------
    Net income (loss) per
      common share........      $  (0.58)
                                ========
  Dividends per Common
    Share.................      $     --
BALANCE SHEET DATA (END OF
  PERIOD):
  Cash and cash
    equivalents...........      $   46.9
  Working capital.........         421.3
  Total assets............       1,330.4
  Total debt..............         307.8
  Shareholders' equity
    (deficit).............         450.7

---------------

(1) Beloit Corporation, a former subsidiary of the Predecessor Company, was classified as a discontinued operation at October 31, 1999. The results of operations for all prior periods have been restated accordingly.

(2) As more fully disclosed in our consolidated financial statements, we emerged from bankruptcy on July 12, 2001 and adopted fresh start accounting pursuant to the AICPA's Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Accordingly, the Successor Company has been accounted for as a new entity with assets, liabilities and capital structure having carrying values that are not comparable with any prior periods of the Predecessor Company.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, minority interest, income or loss from discontinued operations and extraordinary gains or losses, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the interest component of rent expense.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Our discussion and analysis should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and accompanying notes included elsewhere in, or incorporated by reference into, this prospectus. Except for historical information, the discussions in this section contain forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below for many reasons, including the risks described in "Risk Factors," "Forward-Looking Statements" and elsewhere in this prospectus.

     There are differences between combined adjusted operating income as reported in management's discussion and analysis of financial condition and results of operations ("MD&A") and pro forma adjusted operating income as reported elsewhere in this prospectus. In calculating combined adjusted operating income as described in MD&A, we have eliminated from combined operating income (loss) as reported both the non-recurring and recurring expenses related to the adoption of fresh start accounting and other reorganization-related items, as well as, in 1999, changes in accounting estimates. In calculating pro forma adjusted operating income as used elsewhere in this prospectus, we have (1) eliminated from operating income (loss) only the non-recurring items related to the adoption of fresh start accounting and other reorganization-related items and (2) assumed that the adoption of fresh start accounting, the offering of the notes and the application of the proceeds from the sale of the notes had occurred on November 1, 2000 or 2001, as appropriate, thus reflecting the inclusion of a full year of certain recurring fresh start expenses.

OVERVIEW

     We are the direct successor to businesses that have been manufacturing mining equipment for over 75 years. We operate in two business segments:
Underground Mining Machinery, comprised of our Joy Mining Machinery business ("Joy"), and Surface Mining Equipment, comprised of our P&H Mining Equipment business ("P&H"). Joy is the world's largest producer of high productivity electric-powered underground mining equipment used primarily for the extraction of coal. P&H is the world's largest producer of high productivity electric mining shovels and walking draglines, and a leading producer of large rotary blasthole drills, used primarily for surface mining copper, coal, iron ore, oil sands and other minerals. Over 80% of our sales are to the coal and copper mining industries.

     In addition to selling new equipment, we provide parts, components, repairs, rebuilds, diagnostic analysis, fabrication, training and other aftermarket services for our installed base of machines. In the case of Surface Mining Equipment, we also provide aftermarket services for equipment manufactured by other companies, including over 30 manufacturers with which we have ongoing relationships and which we refer to as "Alliance Partners." We emphasize our aftermarket products and services as an integral part of lowering our customers' cost per unit of production and are focused on continuing to grow this part of our business.

     Demand for new equipment is cyclical in nature, being driven by commodity prices and other factors. Our new equipment sales over the last five years have ranged from a high of $720.3 million in fiscal 1997 to a low of $341.1 million in fiscal 2001. In contrast, our aftermarket sales are more stable and help moderate the effects of changes in new equipment demand on our financial performance. Our aftermarket sales over the last five years have ranged from a low of $730.5 million in fiscal 1998 to a high of $807.1 million in fiscal 2001.

     Approximately 85% of our sales in fiscal 2001 was recorded at the time of shipment of the product or delivery of the service. The remaining 15% of sales was recorded using percentage of completion accounting, a practice we follow in recognizing revenue on the sale of long lead-time equipment such as electric mining shovels, walking draglines and roof supports. Under percentage of completion accounting, revenue is recognized on firm orders from customers as the product is manufactured based on the ratio of actual costs incurred to estimated total costs to be incurred. We generally receive progress payments on long lead-time equipment.

     The major components of our cost of sales are manufacturing overhead, labor and raw materials such as steel. We have taken significant steps since 1998 to reduce manufacturing overhead. Between fiscal 1998 and 2000, our Joy business implemented initiatives that resulted in annual cost savings of approximately $48 million. In recent years, we have not been adversely affected by increases in the cost of labor or raw materials. Our operating profit is affected by the mix of original equipment and aftermarket sales. Our aftermarket products and services generally carry higher margins than our original equipment and increases in our aftermarket sales have a favorable impact on our profitability.

     In fiscal 2001, approximately 55% of our sales was made to customers in the United States. With the exception of South Africa, our domestic and international sales are largely denominated in U.S. dollars or pounds sterling. From time to time, we hedge specifically identified committed cash flows using foreign currency sale or purchase contracts. In South Africa, our sales are denominated in South African rand. The declining value of the rand in recent years has adversely affected our profitability when converting South African rand operating profit into U.S. dollar denominated financial results.

BANKRUPTCY REORGANIZATION

     On June 7, 1999, our predecessor company, Harnischfeger Industries, Inc., and its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to the reorganization, our predecessor operated in two business segments: Pulp and Papermaking Machinery, comprised of Beloit and its operating subsidiaries, and Mining Equipment, comprised of Joy and P&H and their operating subsidiaries. In 1998 and 1999, Beloit suffered significant operating losses in its pulp and papermaking machinery business due to adverse market conditions, severe price competition and substantial cost overruns on major contracts in Indonesia. Our predecessor's bankruptcy resulted from the significant operating losses at Beloit, exacerbated by unfavorable economic conditions affecting Joy and P&H. During the bankruptcy proceedings, our predecessor operated its businesses as a debtor-in-possession, and with the permission of the U.S. Bankruptcy Court, sold substantially all of its pulp and papermaking machinery business.

     We emerged from bankruptcy on July 12, 2001. As a result of the U.S. Bankruptcy Court's confirmation order of May 18, 2001 which approved our Third Amended Joint Plan of Reorganization (the "Reorganization Plan"), substantially all of our predecessor's liabilities outstanding on June 7, 1999 were cancelled. In connection with our emergence, we obtained a $350 million senior credit facility, issued $108.8 million in 10.75% Senior Notes due 2006, cancelled all of our predecessor's capital stock and agreed to issue 50 million shares of new common stock, $1.00 par value per share, in consideration for the cancellation of allowed pre-petition claims. These shares are being issued in installments over time. We issued 43,140,688 shares of our common stock from the time of our emergence from bankruptcy through April 22, 2002.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     We believe the following accounting policies are the most critical to aid in fully understanding and evaluating our reported financial results:

  REVENUE RECOGNITION

     We generally recognize revenue at the time of shipment and passage of title for most products and services. We recognize revenue on long-term contracts, such as the manufacture of mining shovels, drills, draglines and roof support systems, using the percentage-of-completion method. Provisions for estimated future costs relating to warranty expense are recorded based on original equipment sales levels and known warranty exposures.

  INVENTORIES

     Our inventories are carried at the lower of cost or market using the FIFO method for all inventories. Our policy is to evaluate all inventory, including manufacturing raw material, work-in-process, finished goods, and spare parts for impairment on a regular basis. Inventory in excess of our estimated usage requirements is written down to its estimated net realizable value. Inherent in the estimates of net realizable value is management's estimates related to our future manufacturing schedules, customer demand, possible alternative uses and ultimate realization of potentially excess inventory.

  VALUATION OF INTANGIBLE ASSETS

     Intangible assets include software, drawings, patents, trademarks, excess reorganization value and other specifically identifiable assets. We review the carrying value of our intangible assets on an annual basis or more frequently as circumstances warrant. This review is based upon our projections of anticipated future cash flows. While we believe that our estimates of future cash flows are reasonable, different assumptions regarding cash flows could materially affect our evaluations.

  INCOME TAXES

     We recognize deferred income taxes by applying enacted statutory rates against temporary differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities, and for tax basis carryforwards. We provide valuation allowances for deferred tax assets where it is considered more likely than not that we will not realize the benefit of such assets.

     The utilization of tax benefits that arose prior to our emergence from bankruptcy will reduce income taxes paid to federal, state, and foreign jurisdictions, but will not reduce our income tax expense. Realization of these benefits first reduces excess reorganization value until exhausted, then other intangibles until exhausted and thereafter is reported as additional paid in capital.

RESULTS OF OPERATIONS

     Upon our emergence from bankruptcy during the third quarter of fiscal 2001, we adopted fresh start accounting pursuant to the American Institute of Certified Public Accountant's Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under Bankruptcy Code" ("SOP 90-7"). The adoption of SOP 90-7 resulted in a change in the basis of accounting in our underlying assets and liabilities as of our emergence from bankruptcy. Accordingly, the financial statements of the Successor Company and the Predecessor Company are not comparable. For purposes of this discussion of the results of operations, we have combined the actual results of operations for the Successor Company 2001 Four Months and the Predecessor Company 2001 Eight Months as Combined 2001 operating results ("Combined 2001") in order to present a meaningful comparative analysis to prior fiscal year operating results. The Successor Company 2001 Four Months and the Predecessor Company 2001 Eight Months financial information is derived from the Consolidated Financial Statements. In addition to the basis in accounting differences noted above, our operating results for Combined 2001 and fiscal 2000 and fiscal 1999 were significantly impacted by items associated with the Predecessor Company's bankruptcy, including extraordinary debt forgiveness, restructuring activities, pre-petition lawsuit settlements, other charges related to certain bankruptcy activities and certain changes in accounting estimates recorded in the third quarter of fiscal 1999, and by the Successor Company charges related to recognizing the effects of additional depreciation, amortization and cost of sales arising from the revaluation of our assets as of our emergence from bankruptcy.

2002 FIRST QUARTER AS COMPARED TO 2001 FIRST QUARTER

     The following table sets forth our 2002 First Quarter and 2001 First Quarter net sales as derived from the Consolidated Statement of Operations:

                                                                SUCCESSOR      PREDECESSOR
                                                                 COMPANY         COMPANY
                                                                  2002            2001
IN THOUSANDS                                                  FIRST QUARTER   FIRST QUARTER
------------                                                  -------------   -------------
Net Sales
  Underground Mining Machinery..............................    $197,518        $155,079
  Surface Mining Equipment..................................      88,853         112,427
                                                                --------        --------
          Total.............................................    $286,371        $267,506
                                                                ========        ========

     Total net sales for the 2002 First Quarter were 7% greater than total net sales in the 2001 First Quarter.

     Net sales for Underground Mining Machinery for the 2002 First Quarter were $42.4 million higher than net sales in the 2001 First Quarter. The increase was attributed to an increase in new machine sales and an increase in the sales of aftermarket products and services. The improvement in new machine sales this year as compared to last year was primarily due to the depressed levels of new machine sales last year and an increase in activity for continuous miners and shuttle cars in the United States and United Kingdom this year. Higher aftermarket product and service sales compared to a year ago continued to reflect the strength that was reported throughout fiscal 2001. Aftermarket parts shipments in the United States and from the United Kingdom continued to be higher than a year ago. While aftermarket product and service sales in South Africa increased from prior year levels, weakness in the South African Rand as compared to the U.S. Dollar caused such sales to decline when translated into U.S. Dollars. The stronger demand for coal and the associated higher prices coal producers are receiving have benefited new machine sales in the United States while the growing population of Joy equipment in operation in China has resulted in higher levels of repair parts and rebuild sales into that country.

     Net sales for Surface Mining Equipment in the 2002 First Quarter were $23.6 million lower than net sales in the 2001 First Quarter. The decrease was due to lower new machine sales, partially offset by an increase in aftermarket product and service sales. The decrease in new machine sales this year as compared to last year was primarily due to severe weakness in the global market for electric mining shovels. No electric mining shovels were booked in the mining marketplace during the 2002 First Quarter. The increase in aftermarket product and service sales was due to higher parts and service sales in North America, Australia and the Pacific Rim.

     The following table sets forth the operating income (loss) included in our Consolidated Statement of Operations, adjustments due to fresh start accounting, reorganization plan credits and the resulting adjusted operating income:

                                                                SUCCESSOR      PREDECESSOR
                                                                 COMPANY         COMPANY
                                                                  2002            2001
IN THOUSANDS                                                  FIRST QUARTER   FIRST QUARTER
------------                                                  -------------   -------------
Operating income (loss):
Underground Mining Machinery................................    $(20,619)        $ 7,819
Surface Mining Equipment....................................     (19,532)          7,684
Corporate Expense...........................................         434          (3,591)
                                                                --------         -------
          Total.............................................    $(39,717)        $11,912
                                                                ========         =======
Adjustments to operating income (loss):
Fresh Start Accounting Items................................    $ 58,740         $    --
Reorganization Plan Credits.................................      (4,963)             --
Predecessor goodwill amortization...........................          --           2,354
                                                                --------         -------
          Total.............................................    $ 53,777         $ 2,354
                                                                ========         =======
Adjusted operating income:
Underground Mining Machinery................................    $ 16,759         $ 9,866
Surface Mining Equipment....................................       1,830           7,991
Corporate Expense...........................................      (4,529)         (3,591)
                                                                --------         -------
          Total.............................................    $ 14,060         $14,266
                                                                ========         =======

     The 2002 First Quarter fresh start accounting items consist of a $46.4 million charge for the increase to fair value of inventory that was charged to cost of sales, $3.3 million of additional depreciation expense associated with the revalued property, plant and equipment, and $9.0 million of amortization expense related to the valuation of certain identifiable finite-lived intangible assets. The reorganization plan credits of $5.0 million represent the adjustment of the allowance for the collectibility of the note due from the Beloit Corporation to the balance outstanding at the end of the 2002 First Quarter. The 2001 First Quarter adjustments to operating income consist of $2.4 million of amortization expense related to goodwill. Since goodwill is no longer amortized, this amount is removed from prior year operating income for comparative purposes.

     Adjusted operating income for the 2002 First Quarter was $0.2 million less than adjusted operating income for the 2001 First Quarter. Adjusted EBITDA was $22.3 million for the 2002 First Quarter compared to $22.9 million for the 2001 First Quarter.

     Adjusted operating income from Underground Mining Machinery for the 2002 First Quarter was $16.8 million compared to $9.9 million for the 2001 First Quarter. The improvement in operating income was due to the increase in sales volumes and the favorable impact of increased manufacturing burden absorption and continued cost controls.

     Adjusted operating income for surface mining equipment for the 2002 First Quarter was $1.8 million compared to $8.0 million for the 2001 First Quarter. This decrease resulted from lower levels of new equipment shipments during the quarter and a reduction in manufacturing overhead absorption. In addition, lower production volumes resulted in workforce reductions that increased spending by approximately $2.0 million at our Milwaukee manufacturing facility.

     Product development, selling and administrative expense increased to $61.0 million in the 2002 First Quarter compared to $51.5 million in the 2001 First Quarter, due primarily to $9.0 million of fresh start accounting items. The fresh start accounting items consist of amortization expense related to the valuation of certain identifiable finite-lived intangible assets. Product development, selling and administrative expense as a percentage of sales for the 2002 First Quarter was 21.3% compared to 19.3% for the prior year period. Excluding the 2002 First Quarter fresh start accounting item and the $2.4 million predecessor goodwill amortization in the 2001 First Quarter, adjusted product development, selling and administrative expense increased to $52.0 million in the 2002 First Quarter from $49.2 million in the 2001 First Quarter. As a percentage of sales, adjusted product development, selling and administrative expense decreased to 18.2% in the 2002 First Quarter as compared to 18.4% for the 2001 First Quarter.

     Interest expense for the 2002 First Quarter increased to $8.0 million as compared to $4.3 million in the 2001 First Quarter. This increase was principally due to interest expense on the Senior Notes and the Credit Facility included in the 2002 First Quarter, whereas the 2001 First Quarter only included interest expense on the debtor-in-possession facility and not on the liabilities classified as subject to compromise.

2001 COMPARED WITH 2000

     The following table sets forth our fiscal 2001 and fiscal 2000 net sales as derived from the Consolidated Statement of Operations:

                                       SUCCESSOR    PREDECESSOR
                                        COMPANY       COMPANY
                                         2001           2001        COMBINED
IN THOUSANDS                          FOUR MONTHS   EIGHT MONTHS      2001      FISCAL 2000
------------                          -----------   ------------   ----------   -----------
Net Sales
  Underground Mining Machinery......   $238,548       $436,045     $  674,593   $  614,356
  Surface Mining Equipment..........    169,167        304,413        473,580      508,785
                                       --------       --------     ----------   ----------
          Total.....................   $407,715       $740,458     $1,148,173   $1,123,141
                                       ========       ========     ==========   ==========

     Net sales in 2001 were 2.2% higher than net sales in fiscal 2000. A $60.2 million increase in shipments in the Underground Mining Machinery segment was partially offset by a $35.2 million decrease in net sales for the Surface Mining Equipment segment.

     The increase in the Underground Mining Machinery segment's net sales in fiscal 2001 resulted from a slight improvement in new machine shipments combined with strong performance for replacement parts sales and component repairs. The improved new machine sales were due primarily to the beginning of the recovery from the depressed markets for continuous miners and shuttle cars in the United States and South Africa, while the sales of longwall equipment remained at about the same level as fiscal 2000. In the aftermarket, favorable results for replacement parts were achieved in the United States where coal producers saw an improvement in the price they received for their coal production, and in the Chinese market, served out of the United Kingdom, where the mining equipment that has been placed over the last decade has begun to be rebuilt and to use replacement parts for the rebuilding process.

     The decrease in the Surface Mining Equipment segment's net sales in fiscal 2001 was due to a decrease in the shipment of new equipment, primarily electric mining shovels, partially offset by an increase in replacement parts sales. The decrease in electric mining shovels was due to the depressed market for copper and iron ore, which resulted in lower new machine sales to North and South American customers. In the aftermarket, increased sales for replacement parts were achieved in North and South America as equipment was rebuilt and sales of other equipment suppliers' products continued to increase. In addition, the sale of refurbished electric mining shovels to customers served by the Australian operation benefited fiscal 2001.

     The following table sets forth the elements of our Combined 2001 operating income (loss) as compared with fiscal 2000. Actual operating results, as derived from our Consolidated Statement of Operations, have been adjusted to reflect the impacts of fresh start accounting charges, pre-petition lawsuit settlements, and restructuring and other special charges:

                                          SUCCESSOR    PREDECESSOR
                                           COMPANY       COMPANY
                                            2001           2001       COMBINED    FISCAL
IN THOUSANDS                             FOUR MONTHS   EIGHT MONTHS     2001       2000
------------                             -----------   ------------   --------   --------
Operating income (loss):
Underground Mining Machinery...........   $(28,426)      $ 30,269     $  1,843   $ 16,956
Surface Mining Equipment...............    (17,738)        23,902        6,164     57,432
Corporate expense......................     (6,091)       (10,215)     (16,306)   (16,368)
                                          --------       --------     --------   --------
          Total........................   $(52,255)      $ 43,956     $ (8,299)  $ 58,020
                                          ========       ========     ========   ========
Adjustments to operating income (loss):
Fresh start accounting items...........                               $ 87,724   $     --
Pre-petition lawsuit settlements.......                                    975     11,365
Restructuring and other special
  charges..............................                                    (58)     4,518
                                                                      --------   --------
          Total........................                               $ 88,641   $ 15,883
                                                                      ========   ========
Adjusted operating income (loss):
Underground Mining Machinery...........                               $ 59,583   $ 32,639
Surface Mining Equipment...............                                 37,065     57,632
Corporate expense......................                                (16,306)   (16,368)
                                                                      --------   --------
          Total........................                               $ 80,342   $ 73,903
                                                                      ========   ========

     The fresh start accounting charges consist of a $74.6 million charge for the increase to fair value of inventory that was taken to cost of sales, $4.4 million of additional depreciation expense associated with the revalued property, plant and equipment, and $8.7 million of amortization expense related to the valuation of certain identifiable finite-lived intangible assets.

     The following discussion is based on combined adjusted operating income
(loss) for fiscal 2001 as compared with fiscal 2000 as presented in the above table. Combined adjusted operating income increased from $73.9 million in fiscal 2000 to $80.3 million in fiscal 2001. This improvement resulted from a $26.9 million increase in combined adjusted operating income for the Underground Mining Machinery segment that was largely offset by a $20.6 million decrease in combined adjusted operating income for the Surface Mining Equipment segment.

     The increase in combined adjusted operating income for Underground Mining Machinery was due to an increase in net sales, a favorable sales mix that included a larger percentage of replacement parts sales, an increase in manufacturing overhead absorption, and continued benefits of cost reduction programs put in place over the last several years. The improvement in the sales mix, combined with the increase in manufacturing overhead absorption associated with an increase in manufacturing activities in this segment's manufacturing facilities, resulted in an increase in gross profit percentage from 23.2% in fiscal 2000 to 27.8% in fiscal 2001. Despite a 10% increase in net sales and the impact of general inflation around the world, the Underground Mining Machinery business was able to limit the increase in spending for selling, engineering, and administrative expense to 1.3% in fiscal 2001 compared to fiscal 2000.

     Combined adjusted operating income for Surface Mining Equipment decreased from $57.6 million in fiscal 2000 to $37.1 million in fiscal 2001. This decrease was the result of the decrease in net sales, lower manufacturing overhead absorption, and a slight increase in administrative expense, all of which were partially offset by an improvement in sales mix to include a larger percentage of parts sales during fiscal 2001 compared with a year ago. The benefits of the improvement in the sales mix were more than offset by the decrease in manufacturing overhead absorption associated with the decrease in the production of new machines in this segment's manufacturing facilities and resulted in a decrease in gross profit as a percentage of net sales from 23.3% in fiscal 2000 to 21.5% in fiscal 2001. Administrative expense was slightly higher in fiscal 2001 than in fiscal 2000 due to initiatives associated with expanding distribution capabilities and a small charge in the fourth quarter of fiscal 2001 for headcount reductions which will continue into the first quarter of fiscal 2002 as the business responds to the near term softness in the market for electric mining shovels.

     During the third quarter of fiscal 2001, we completed our reorganization under Chapter 11 of the U.S. Bankruptcy Code. As a result of emerging from bankruptcy, the Predecessor Company 2001 Eight Months includes a number of charges and credits associated with the implementation of our Reorganization Plan and the application of fresh start accounting. The following table provides a summary of these charges and credits and the respective line on the Consolidated Statement of Operations for the Predecessor Company 2001 Eight Months that were affected:

IN MILLIONS                       INTEREST   FRESH START   INCOME TAX     DEBT      DISCONTINUED
EXPENSE (INCOME)                  EXPENSE    ACCOUNTING     BENEFIT     DISCHARGE    OPERATIONS
----------------                  --------   -----------   ----------   ---------   ------------
Interest on pre-petition
  claims........................   $14.9       $    --       $   --     $      --     $    --
Reinstated pre-petition IRB's...     2.5            --           --            --          --
Inventory revaluation...........      --        (156.8)          --            --          --
Fixed asset revaluation.........      --         (93.3)          --            --          --
Eliminate previous goodwill.....      --         310.1           --            --          --
Record value of intangibles.....      --        (234.4)          --            --          --
Record excess reorganization
  value.........................      --         (22.5)          --            --          --
Pension liabilities
  revaluation...................      --         141.9           --            --          --
Post-retirement benefits
  revaluation...................      --           8.5           --            --          --
Revised tax liability
  estimate......................      --           1.4        (35.0)           --          --
Gain on debt discharge..........      --            --           --      (1,124.1)         --
Gain on divestiture of Beloit,
  net...........................      --            --           --            --      (253.2)
                                   -----       -------       ------     ---------     -------
          Total.................   $17.4       $ (45.1)      $(35.0)    $(1,124.1)    $(253.2)
                                   =====       =======       ======     =========     =======

2000 COMPARED WITH 1999

     The following table sets forth our net sales included in the Consolidated Statement of Operations:

IN THOUSANDS                                                  FISCAL 2000   FISCAL 1999
------------                                                  -----------   -----------
Net Sales
  Underground Mining Machinery..............................  $  614,356    $  617,543
  Surface Mining Equipment..................................     508,785       501,509
                                                              ----------    ----------
          Total.............................................  $1,123,141    $1,119,052
                                                              ==========    ==========

     Net sales in fiscal 2000 were approximately the same amount as net sales in fiscal 1999, with a slight increase in Surface Mining Equipment shipments being substantially offset by a slight decrease in Underground Mining Machinery net sales.

     In the Underground Mining Machinery business, higher sales of new equipment in the United States substantially offset lower sales of new equipment in markets outside of the United States. The increase in new equipment sales in the United States was attributable to increases in the sales of longwall mining related equipment. The decrease in non-U.S. new equipment sales was due to a decrease in the sales of longwall mining related equipment. Even though the global market for the segment's new equipment did not improve significantly, market conditions stabilized from the conditions that caused the reduction in new equipment sales in fiscal 1999. Aftermarket sales were flat in fiscal 2000 as compared to fiscal 1999. Increases in complete machine rebuilds in the United States and increases in replacement part sales into China were partially offset by lower aftermarket sales in South Africa. The decrease in aftermarket sales in South Africa was due to the strengthening of the U.S. dollar relative to the South African rand and the corresponding impact on the translation of South African aftermarket sales denominated in rand into U.S. dollars for financial reporting purposes.

     Net sales for Surface Mining Equipment were slightly higher in fiscal 2000 compared to fiscal 1999. There was in increase in new equipment shipments, primarily electric shovels, partially offset by a decrease in aftermarket sales. The increase in electric mining shovels was the result of product innovation and high levels of support for customers. The decrease in aftermarket sales was primarily due to mine closures and production cutbacks.

     The following table sets forth the elements of adjusted operating income
(loss) for fiscal 2000 compared with fiscal 1999 adjusted to reflect the impacts of change in accounting estimates, pre-petition lawsuit settlements, and restructuring and other special charges:

                                                               FISCAL     FISCAL
IN THOUSANDS                                                    2000       1999
------------                                                  --------   --------
Operating income (loss):
Underground Mining Machinery................................  $ 16,956   $(65,893)
Surface Mining Equipment....................................    57,432     33,976
Corporate expense...........................................   (16,368)   (50,597)
                                                              --------   --------
          Total.............................................  $ 58,020   $(82,514)
                                                              ========   ========
Adjustments to operating income (loss):
Change in accounting estimates..............................  $     --   $ 68,520
Pre-petition lawsuit settlements............................    11,365         --
Restructuring and other special charges.....................     4,518     38,811
                                                              --------   --------
          Total.............................................  $ 15,883   $107,331
                                                              ========   ========
Adjusted operating income (loss):
Underground Mining Machinery................................  $ 32,639   $  9,624
Surface Mining Equipment....................................    57,632     38,976
Corporate expense...........................................   (16,368)   (23,783)
                                                              --------   --------
          Total.............................................  $ 73,903   $ 24,817
                                                              ========   ========

     During the bankruptcy process, we attempted to resolve outstanding litigation issues and arrive at settlements before we emerged from bankruptcy. The amounts in the preceding table reflect the charges that were associated with these settlements. During the third quarter of fiscal 1999, we filed for protection under the U.S. Bankruptcy Code, and as a result, incurred approximately $68.5 million of charges associated with changes in accounting estimates for accounts receivable, inventories, and potential warranty expense. In addition, during fiscal 1999 and the first quarter of fiscal 2000, the Underground Mining Machinery business incurred costs associated with the elimination of manufacturing capacity and the restructuring of its global operations to be more consistent with the existing level of market opportunities. After the adjustments listed in the table above, adjusted operating income increased from approximately $24.8 million in fiscal 1999 to approximately $73.9 million in fiscal 2000. This increase in adjusted operating income was due to the improved operating results for both of our business segments combined with a reduction in corporate expense.

     The improvement in Underground Mining Machinery adjusted operating income, despite a slight decline in net sales in fiscal 2000 compared to a year earlier, was the result of the cost reduction programs that were initiated late in fiscal 1998. Gross profit as a percentage of net sales was approximately 23% for both years as the business was able to maintain its price realization in soft markets for underground mining machinery. The results of the business' ongoing cost reduction efforts during fiscal 2000 were an approximately $24 million reduction in the spending for selling, engineering, administration, and manufacturing overhead in fiscal 2000 compared with fiscal 1999.

     The increase in adjusted operating income for Surface Mining Equipment from $39 million in fiscal 1999 to approximately $57.6 million in fiscal 2000 was the result of the increase in new machine shipments and the increase in manufacturing overhead absorption that was associated with the increase in the production of new machines in the business's manufacturing facility. The increase in this overhead absorption contributed to the increase in the gross profit percentage from 20.4% in fiscal 1999 to 23.3% in fiscal 2000. In addition, spending for selling, engineering, and administration was approximately $7 million less in fiscal 2000 than spending in fiscal 1999, as the business was successful in controlling these expenses.

FUTURE EFFECTS OF FRESH START ACCOUNTING

     The charges reflected in our statement of operations related to the effects of fresh start accounting adjustments are non-cash items and, accordingly, do not affect our cash flows from operations. We estimate the effects of fresh start accounting on fiscal 2002 operating results will include charges of $51.3 million related to the revalued inventory (approximately $46.4 of which was recorded in the 2002 First Quarter), $13.3 million for depreciation of revalued property, plant and equipment (approximately $3.3 million of which was recorded in the 2002 First Quarter), and $13.9 million for amortization of finite-lived intangible assets (approximately $9.0 million of which was recorded in the 2002 First Quarter). We estimate total fresh start accounting charges in fiscal 2003 and several years thereafter will be approximately $20 million annually.

RESTRUCTURING AND OTHER SPECIAL CHARGES

     During fiscal 1999, we recorded $12.0 million of restructuring charges related to rationalization of certain of Joy's original equipment manufacturing facilities, our reorganization and the reduction of Joy's world-wide operating structure. Costs of $7.3 million were charged in the third quarter of fiscal 1999, primarily related to the impairment of certain assets related to a facility rationalization, and $4.7 million ($0.9 million third quarter and $3.8 million fourth quarter) were made for severance of approximately 240 employees.

     During fiscal 2000, we recorded $6.1 million in additional charges related to our reorganization and rationalization primarily related to employee severance. A prior reserve of $1.6 million was reversed during fiscal 2000 as it was no longer needed for facility rationalization. The residual reserve of $1.7 million at October 31, 2000 was utilized prior to our emergence from bankruptcy.

     During fiscal 1999, we incurred $7.7 million of charges related to certain consulting and legal costs associated with strategic financing and business alternatives investigated prior to our bankruptcy filing. We recorded a charge of $19.1 million during the third quarter of fiscal 1999 in connection with certain management organizational changes. The charge was primarily associated with supplemental retirement, restricted stock, and long-term compensation obligations related to our former officers.

     Also, during the third quarter of fiscal 1999, we recorded certain charges related to changes in accounting estimates for provisions for excess and obsolete inventory, warranties and doubtful accounts receivable based upon changes in the business environment resulting from our bankruptcy filing, including our decision to discontinue certain equipment models and increased collection difficulties. We recorded a $5.3 million provision for doubtful accounts receivable, $25.0 million provision for warranty and other liabilities and $38.2 million provision for excess and obsolete inventory.

REORGANIZATION ITEMS

     Reorganization expenses are items of income, expense and loss that were realized or incurred by the Predecessor Company as a result of our decision to reorganize under Chapter 11 of the Bankruptcy Code.

     Net reorganization expenses for the Predecessor Company 2001 Eight Months, fiscal 2000 and fiscal 1999 consisted of the following:

                                                       PREDECESSOR
                                                         COMPANY
                                                           2001       FISCAL    FISCAL
IN THOUSANDS                                           EIGHT MONTHS    2000      1999
------------                                           ------------   -------   -------
Professional fees directly related to the filing.....    $30,639      $39,061   $14,457
Amortization of debtor-in-possession financing
  costs..............................................      4,148       10,602     3,125
Accrued retention plan costs.........................      2,228        3,603       730
Write-down of property to be sold....................         --        9,000        --
Settlement of performance guarantees.................         --        2,991        --
Rejected equipment leases............................         --        1,399     2,322
Interest earned on DIP proceeds......................       (581)      (1,268)     (330)
                                                         -------      -------   -------
                                                         $36,434      $65,388   $20,304
                                                         =======      =======   =======

     Cash payments made for reorganization items were $34,481, $40,280 and $17,237 for the Predecessor Company 2001 Eight Months, fiscal 2000 and fiscal 1999, respectively.

INCOME TAXES

     Due to our emergence from bankruptcy and the resulting impacts on pre- and post-emergence operating results, an analysis of the overall effective income tax rates for the year ended October 31, 2001 and prior years and the major drivers of the tax rates would not be meaningful. As of October 31, 2001, we did not meet the requirements that would allow recording the future benefits of any U.S. net operating loss, tax credits or net deferred tax assets for financial reporting purposes. As a result, we recorded valuation reserves to offset any future U.S. income tax benefits. Beginning in the 2002 First Quarter, we met these requirements and began recording deferred tax assets. Our Reorganization Plan created a significantly modified capital structure that required the application of fresh start accounting pursuant to SOP 90-7. Under fresh start accounting, recognition of any deferred tax asset subject to a valuation reserve will require the reduction in valuation reserves to first reduce any excess reorganization value until exhausted, then other intangibles until exhausted, and thereafter be reported as additional paid in capital. Consequently, a net tax charge will be incurred in future years when these tax assets are recognized as the reversal of the valuation reserves related to said assets will not be credited against income tax expense.

     From a cash flow perspective, even though the potential future tax benefits were not recorded on the balance sheet as of October 31, 2001, we have the opportunity to utilize these tax benefits in our U.S. federal income tax return filing to offset anticipated U.S. federal taxable income beginning in fiscal 2002 and beyond. However, because our Reorganization Plan provided for substantial changes in our ownership, there will be annual limitations on the amount of the U.S. federal and certain state net operating loss carryforwards which we will be able to utilize on our federal and state income tax returns. This annual limitation is currently estimated to be approximately $46 million.

     Income tax expense for the 2002 First Quarter decreased to a net income tax benefit of $18.5 million as compared to a $3.0 million income tax expense in the 2001 First Quarter. This decrease was principally due to the projected ability to benefit from certain current year losses and deductions while similar items were not recognized in the prior year.

DISCONTINUED OPERATIONS

     Our predecessor classified Beloit and its subsidiaries as a discontinued operation in its Consolidated Financial Statements as of October 31, 1999. Most of the pulp and papermaking machinery assets of Beloit and its operating subsidiaries were sold pursuant to procedures approved by the U.S. Bankruptcy Court prior to our emergence from bankruptcy. Our predecessor's equity interest in Beloit was transferred to a liquidating trust on the date of our emergence from bankruptcy as provided for in our Reorganization Plan.

     Our predecessor recorded a gain from discontinued operations of $253.2 million for the Predecessor Company 2001 Eight Months. This gain was primarily attributable to the write-off of a negative investment in Beloit of approximately $1,063.4 million offset by the write off of Beloit receivables of approximately $809.7 million.

LIQUIDITY AND CAPITAL RESOURCES

     Working capital and cash flows are two financial measurements which provide an indication of our ability to meet our obligations. We currently use cash generated by operations and borrowings under our senior credit facility to fund continuing operations.

  WORKING CAPITAL

     The following table summarizes the major elements of our working capital at the end of the periods indicated:

                                                          2002 FIRST   FISCAL    FISCAL
IN MILLIONS                                                QUARTER      2001      2000
-----------                                               ----------   -------   -------
Cash....................................................   $  46.9     $  39.7   $  72.1
Restricted cash.........................................       6.4        19.4        --
Accounts receivable, net................................     196.6       209.5     177.2
Inventories.............................................     481.7       513.9     410.3
Short-term debt.........................................      (2.2)       (1.7)   (108.8)
Accounts payable........................................     (72.6)      (75.6)    (72.5)
Other, net..............................................    (235.5)     (261.9)   (259.5)
                                                           -------     -------   -------
Working Capital.........................................   $ 421.3     $ 443.3   $ 218.8
                                                           =======     =======   =======

     Working capital as of the 2002 First Quarter was $421.3 million as compared to $443.3 million as of October 31, 2001. The decrease in working capital of $22.0 million is primarily attributed to a reduction in the inventory balance as a result of the $46.4 million fresh start inventory adjustment. Before giving consideration to the fresh start adjustment, our inventory balance increased by $14.2 million as a result of a weakness in the global market for electric shovels. Our net receivable balance decreased by $12.9 million as a result of a more aggressive approach in collections. In addition to the items discussed above, working capital improved as a result of decreases in employee compensation and benefits, advance payments and progress billings and other accrued liabilities, but was partially offset by a decrease in restricted cash.

     Working capital as of October 31, 2001 was $443.3 million as compared to $218.8 million as of October 31, 2000. The change in working capital of $224.5 million primarily consisted of: (1) an increase in accounts receivable of $32.3 million due to the timing of our sales near the end of fiscal 2001; (2) an increase in inventory of $103.6 million, which includes $51.3 million of the remaining balance of the non-cash write-up of inventories associated with fresh start accounting and an increase of $51.8 million from the elimination of LIFO reserves as a result of the revaluation of inventories at the time of emergence; and (3) a decrease of $107.1 million associated with the elimination of short-term borrowings upon emergence.

  CASH FLOW

     Net cash flow used by continuing operations was $1.8 million for the 2002 First Quarter compared to net cash used by continuing operations of $30.6 million for the 2001 First Quarter. The use of cash in the 2002 First Quarter, before giving effect to currency translation adjustments, was primarily the result of a $20.7 million increase in inventories and a $17.1 million decrease in accounts payable, employee compensation and other accrued liabilities offset by a decrease of $13.0 million in restricted cash and a $10.3 million decrease in accounts receivable. The increase in inventories is primarily the result of the delay in receiving orders for new equipment anticipated to be received during the 2002 First Quarter while the decrease in the accrued liabilities was primarily associated with the payment of professional fees and year-end bonuses. The decrease in the restricted cash account resulted from the payment of professional fees associated with implementation of the Reorganization Plan and the decrease in accounts receivable was attributed to cash collection activities.

     During the 2002 First Quarter we increased our borrowings under our senior credit facility by $18.1 million.

     Cash provided by continuing operations for the Successor Company 2001 Four Months was $62.6 million and, combined with the $104.3 million of cash that was used by continuing operations for the Predecessor Company 2001 Eight Months, resulted in a Combined 2001 $41.7 million use of cash by continuing operations for 2001 compared to $36.7 million of cash provided by continuing operations during fiscal 2000. The $78.4 million additional usage of cash in fiscal 2001 was primarily associated with changes in working capital. The two most significant working capital changes related to accounts receivable and inventories. During fiscal 2000, the timing of year end sales resulted in a $14.0 million reduction in accounts receivable balances while at the end of fiscal 2001 the timing of the collection of year end sales resulted in a $37 million increase in outstanding accounts receivable. In addition, inventory reduction programs were effective during fiscal 2000 and resulted in a $14 million decrease in inventories during the year, while at the end of fiscal 2001 the shipment of a large longwall equipment system slipped into the first quarter of fiscal 2002 and several anticipated electric shovel orders were delayed until fiscal 2002 which resulted in a $33.9 million increase in inventories at the end of fiscal 2001.

     Capital expenditures totaled $22.3 million for the Combined 2001, $9.6 million for the Successor Company 2001 Four Months, and $12.7 million for the Predecessor Company 2001 Eight Months and were $32.4 million during fiscal 2000. For fiscal 2002, we anticipate capital expenditures of approximately $30 million primarily for maintenance of existing facilities. In the absence of acquisitions and other special events, we expect to incur annual capital expenditures of $25 million to $30 million for maintenance of existing facilities in the next several years.

     Our ability to make scheduled payments of principal or to pay interest on, or to refinance our indebtedness, depends on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors beyond our control. See "Risk Factors." Based upon the current level of operations, we believe that cash flow from operations, together with available borrowings under our senior credit facility, as amended in connection with this offering, will be adequate to meet our anticipated future requirements for capital expenditures and debt service for at least the next twelve months. There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable us to service our indebtedness, or to make necessary capital expenditures. We continuously evaluate potential acquisitions of businesses which complement our existing operations. Depending on various factors, including, among others, the cash consideration required in such potential acquisitions, we may determine to finance any such transaction with existing sources of liquidity.

  CREDIT FACILITIES

     On June 29, 2001, we entered into a $350 million senior credit facility, consisting of a $250 million revolver and a $100 million term loan in connection with our emergence from bankruptcy. We used this facility to pay off the Predecessor Company's debtor-in-possession financing facility and certain foreign credit facilities and to fund our ongoing operations. On March 18, 2002 in connection with completing the offering of the notes, we paid off the $100 million term loan. See "Description of Other Indebtedness." In addition to our senior credit facility, our operating subsidiaries in Chile and South Africa can borrow up to $40 million in the aggregate under local borrowing facilities.

     Additionally, in connection with our emergence from bankruptcy, we entered into an indenture governing the terms of approximately $108.8 million in 10.75% Senior Notes due 2006. Effective April 22, 2002, we redeemed the 10.75% Senior Notes due 2006 and the related indenture was cancelled.

     Our senior credit facility requires that we maintain certain financial ratios and balances. As of February 2, 2002, the latest measurement date, we were in compliance with all of the covenants of the agreement. We also have outstanding letters of credit with our customers which reduce the amount that may be borrowed under our senior credit facility.

  OFF-BALANCE SHEET ARRANGEMENTS

     We lease various assets under operating leases. The aggregate payments under operating leases as of February 2, 2002 are disclosed in the table of Disclosures about Contractual Obligations and Commercial Commitments below. No significant changes to lease commitments have occurred since February 2, 2002. We have no other off-balance sheet arrangements.

  DISCLOSURES ABOUT CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

     The following table lists our contractual obligations and commercial commitments as of February 2, 2002:

                                            LESS THAN 1                                  AFTER 5
CONTRACTUAL OBLIGATIONS           TOTAL        YEAR       1 - 3 YEARS   4 - 5 YEARS       YEARS
-----------------------          --------   -----------   -----------   -----------   -------------
Long-Term Debt.................  $303,450     $    --            --           --        $303,450
Short-Term Note Payable........     1,300       1,300            --           --              --
Capital Lease Obligations......     3,064         899           587          512           1,066
Operating Leases...............    32,054      12,720        15,811        2,139           1,384
                                 --------     -------       -------       ------        --------
Total..........................  $339,868     $14,919       $16,398       $2,651        $305,900
                                 ========     =======       =======       ======        ========

EFFECTS OF INFLATION

     The impact of inflation on our operations has not been significant in recent years. However, there can be no assurance that a high rate of inflation in the future would not have an adverse effect on our operating results.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Volatility in interest rates and foreign exchange rates can impact our earnings, equity and cash flow. From time to time we undertake transactions to hedge this impact. Under Financial Accounting Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", a hedge instrument is considered effective if it offsets partially or completely the negative impact on earnings, equity and cash flow due to fluctuations in interest and foreign exchange rates. In accordance with our policy, we do not execute derivatives that are speculative or that increase our risk from either interest rate or foreign exchange rate fluctuations. At February 2, 2002, we were not party to any interest rate derivative contracts. Foreign exchange derivatives at that date were exclusively in the form of forward exchange contracts executed over-the-counter. The counterparties to these contracts are several commercial banks, all of which hold investment grade ratings. There is a concentration of these contracts at JPMorgan Chase Bank.

     Our Foreign Exchange Risk Management Policy is a risk-average policy under which most exposures that impact earnings and cash flow are fully hedged, subject to a net $5 million equivalent of permitted exposures per currency. Exposures that impact only equity or that do not have a cash flow impact are generally not hedged with derivatives. There are two categories of foreign exchange exposures that are hedged: assets and liabilities denominated in a foreign currency and future committed receipts or payments denominated in a foreign currency. These exposures normally arise from imports and exports of goods and from intercompany trade and lending activity.

     The fair value of our forward exchange contracts as of February 2, 2002 is described in the following table of dollar equivalent terms:

                IN THOUSANDS OF U.S. DOLLARS                  MATURING IN 2002
                ----------------------------                  -----------------
                                                                BUY       SELL
                                                              -------    ------
U.S. Dollar.................................................   1,034       (98)
Australian Dollar...........................................     (76)        3
German Deutschemark.........................................      --        --
British Pound...............................................    (581)       59
Euro........................................................      40       188

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We do not expect SFAS No. 143 to have a material effect on our consolidated financial condition or cash flows.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 generally establishes a standard framework from which to measure impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. We do not expect SFAS No. 144 to have a material effect on our consolidated financial condition or cash flows.

                                    BUSINESS

GENERAL

     We are the world's leading manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. Our equipment is used in major mining centers throughout the world to mine coal, copper, iron ore, oil sands and other minerals. We operate in two business segments: Underground Mining Machinery, comprised of our Joy Mining Machinery business, and Surface Mining Equipment, comprised of our P&H Mining Equipment business. Joy is the world's largest producer of high productivity underground mining machinery for the extraction of coal and other bedded materials. P&H is the world's largest producer of electric mining shovels and walking draglines, and a leading producer of rotary blasthole drills for open-pit mining operations. Through our Joy and P&H businesses, we have the largest installed base of continuous miners, longwall shearers, shuttle cars and electric mining shovels in the mining industry. We have built strong franchises under the Joy and P&H trade names by providing equipment that is cost efficient over its life cycle and by supporting our installed base of equipment through the most extensive network of company-operated service centers and parts distribution warehouses in our industry.

     We derive a substantial portion of our sales from aftermarket activities, including selling replacement parts and components, providing preventive maintenance and repair services, refurbishing or rebuilding existing equipment and providing diagnostic services, upgrades and training. Aftermarket support is critical to maintaining machine productivity, availability, reliability and durability in the field. Over the life of a mining machine, sales from aftermarket parts and service often significantly exceed the original purchase price. In fiscal 2001, we derived 70% of our sales from aftermarket parts and service. We believe our aftermarket business is more stable than our new equipment business and supports consistency in our financial performance.

     For fiscal 2001, we had net sales of $1,148.2 million and pro forma adjusted EBITDA of $124.3 million. Our shares are traded on the Nasdaq national market (ticker: JOYG).

  UNDERGROUND MINING MACHINERY -- JOY MINING MACHINERY

     Joy is the world's largest manufacturer of high productivity electric underground mining machinery used primarily for the extraction of coal. Joy's products include: continuous miners, longwall shearers, roof supports, armored face conveyors, complete longwall systems, shuttle cars, continuous haulage systems, battery haulers, flexible conveyor trains and roof bolters. Joy also maintains an extensive network of service centers and parts distribution warehouses to rebuild, repair and exchange equipment and to provide replacement parts and components in support of its installed base. This network is strategically located in major underground mining regions and includes eight service centers in the United States as well as service centers in Australia, China (currently customer-owned), Poland, South Africa, and the United Kingdom. In fiscal 2001, Underground Mining Machinery generated net sales of $674.6 million, representing 58.8% of our net sales, and pro forma adjusted EBITDA of $88.8 million, representing 63.4% of our pro forma adjusted EBITDA (before corporate expense).

  SURFACE MINING EQUIPMENT -- P&H MINING EQUIPMENT

     P&H is the world's largest producer of high productivity electric mining shovels and walking draglines and a leading producer of large diameter blasthole drills and dragline bucket products. P&H products are used in surface mines for removing soil and other overburden and digging and loading copper, coal, iron ore, oil sands, gold, lead, zinc, bauxite, uranium, phosphate and other minerals and ores. P&H is also a leading provider of fabrication, erection, repair and support services for the surface mining industry through its P&H MinePro Services group. P&H MinePro Services provides parts, service, repairs, component exchanges, diagnostics, upgrades and rebuilds for both P&H and competing products through 15 facilities strategically located in major mining centers around the world. In addition, P&H MinePro Services distributes products and provides service support for over 30 manufacturers of complementary mining products, parts, components and supplies. These manufacturers, which we refer to as our "Alliance Partners," use P&H MinePro Services to distribute and service their products because of the efficiency of our network and the close proximity of our locations to most of the world's high productivity surface mines. In fiscal 2001, Surface Mining Equipment generated net sales of $473.6 million, representing 41.2% of our net sales, and pro forma adjusted EBITDA of $51.2 million, representing 36.6% of our pro forma adjusted EBITDA (before corporate expense).

INDUSTRY OVERVIEW

     The mining equipment industry consists of two primary segments: (1) original equipment manufacturing and (2) aftermarket products and services. The mining industry uses our original equipment to extract, dig and load various minerals and ores. Mining operations are conducted both on the surface and underground. Our principal customers operate mines in the United States, Canada, Australia, Brazil, Chile, China, South Africa and the United Kingdom.

     Sales of new equipment are more cyclical in nature than those of aftermarket products and services and are substantially influenced by commodity price fluctuations for mined minerals. Historically, during periods of declining commodity prices, mine operators have delayed purchases of new equipment. Conversely, during periods of rising commodity prices, mine operators have expanded their operations and increased their production capabilities by replacing aging equipment. Offsetting the cyclical nature of the original equipment segment is the demand for aftermarket parts, service and support. Because of their high fixed cost structures, mining companies typically operate their equipment twenty-four hours per day, seven days per week, under extremely demanding operating conditions. Since downtime is very costly for them, mining companies strive to keep their equipment in productive operating condition at all times. Mining equipment is large, complex and expensive, and its useful life ranges from several years to 40 years, depending on the type of machinery and its application. Our customers use complex equipment that requires a substantial amount of preventive maintenance, repairs and component rebuilds to minimize operational downtime and extend the useful life of such equipment. As a result of these factors, the demand for aftermarket parts and services is more steady than the demand for new equipment, and accordingly, our emphasis on aftermarket parts and services helps add stability to our sales.

  UNDERGROUND MINING

     Sales of new underground mining machinery are cyclical and depend substantially upon the competitive position of coal as a fuel for electric power generation and, in turn, underground coal production levels and prices. Historically, 85% to 90% of the coal mined in the United States has been used in the production of electricity. In addition, coal has provided greater than 50% of electric power in the United States for decades. The EIA has projected that coal will continue to remain the largest fuel source for electrical generation through 2010. Historically, due to concerns over the environment, energy sources other than coal (such as oil, gas, nuclear, thermal and other sources) have been increasingly viewed as alternative power sources for the electrical generation market. As such, the demand for coal-fired power generation depends in part upon its ability to remain competitive with other energy generation sources and technologies. We believe that the energy crisis recently experienced in parts of the United States and a more favorable political environment towards reliable energy sources contributed to a stronger market for coal in the United States in 2001.

     The following table describes the amount of electricity generated by various energy sources during the last decade in the United States, as reported by EIA.

                                1990    1991    1992    1993    1994    1995    1996    1997    1998    1999    2000
                                -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
% of Electricity Net
  Generation:
Coal..........................   52.6%   51.8%   52.6%   52.9%   52.0%   50.9%   52.1%   52.8%   51.8%   50.8%   51.8%
Nuclear.......................   19.0    19.8    20.0    19.1    19.7    20.2    19.5    17.9    18.7    19.7    19.9
Natural Gas...................   12.5    12.8    13.6    13.4    14.3    14.8    13.2    13.9    14.9    15.0    15.7
Hydro.........................    9.6     9.3     8.1     8.6     7.9     9.2    10.0    10.2     8.8     8.5     7.1
Petroleum.....................    4.1     3.9     3.2     3.5     3.2     2.2     2.4     2.7     3.5     3.3     2.9
Other.........................    2.2     2.4     2.5     2.5     2.9     2.7     2.8     2.5     2.3     2.7     2.6
                                -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Total.........................  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
                                =====   =====   =====   =====   =====   =====   =====   =====   =====   =====   =====

     Aftermarket parts, service and support sales represent a significant component of the industry that has generally experienced more stability than sales of original underground equipment. Our mining machinery is often long-lived. During its life cycle, the machinery receives substantial preventive maintenance and repair services and important components must be rebuilt. Underground mining equipment operates under harsh, demanding conditions, and is crucial for a mining operation. For example, if a mine's longwall system were to not function properly, the mine operations would be disrupted and potentially shut down. It is, therefore, critical to keep underground mining equipment in productive operating condition, which requires regular maintenance and repair throughout its life. As a result, our underground mining customers depend upon our service and maintenance programs, an approach we refer to as Life Cycle Management, to sustain their mining machinery throughout its useful life.

     The principal customers for high productivity underground mining machinery have historically been in the United States, the United Kingdom, Germany, Australia and South Africa. Taken together, sales to these markets account for the majority of all original equipment orders, although in any given year markets in other regions may assume greater importance.

     Underground coal mine production historically has accounted for approximately 35% to 40% of total coal production levels in the United States. However, underground coal production levels can be adversely affected by, among other things, changes that reduce the need for electrical generating capacity, regulatory changes, labor negotiations between miners and operators, changes in mine ownership and the relative prices of competing fuels.

  SURFACE MINING

     Large-scale surface mining equipment is primarily used by large mining operations engaged in the mining of coal, copper, iron ore and other commodities. Until the late 1980's, the coal mining industry accounted for the largest percentage of demand for surface mining machinery.

     Sales of new surface mining equipment are cyclical in nature due to fluctuations in the prices of coal, copper, iron ore and other commodities. However, the aftermarket for parts and services is more stable because these expensive, complex machines are typically operated for 10 to 40 years, requiring regular maintenance and repair throughout their productive lives.

     The principal customers for surface mining equipment have been in Chile, Australia, Canada and the United States. Taken together, these markets account for the majority of all original equipment sales, although in any given year markets in other regions may assume greater importance.

     Current U.S. federal and state laws regulate surface mining and mine reclamation and may affect some of our mining company customers, principally with respect to the cost of complying with, and delays resulting from, reclamation, permitting and environmental requirements. As our customers' compliance costs rise, they may discontinue existing mining operations and determine that it is not economical to open new mines, thereby negatively impacting our sales.

  MARKETS SERVED

     Our mining equipment is used in major mining centers throughout the world in the mining of metal and mineral commodities, including coal, copper, iron ore, oil sands, gold, silver, aluminum and zinc. Demand for these commodities is a function of the overall global economy, population growth and improvements in living standards. The breakdown of our net sales by commodity end-market for fiscal 2001 is 70% coal, 16% copper, and 14% other minerals, which includes oil sands, iron ore, gold, borax, diamonds and phosphate.

COMPETITIVE STRENGTHS

     We believe that our large installed base of equipment, stable aftermarket business, extensive service and parts distribution network, leading position in new equipment sales, industry leading technology and strategic position in emerging markets will allow us to continue to grow our sales and earnings and enhance our global market position.

     Large Installed Base of Equipment. We have served the underground and surface mining industries for over 75 years. We believe that our continuous miners and shuttle cars represent about 90% of the total installed base of these types of high productivity mining equipment in service today in the principal areas in which we have historically sold our products and that our longwall shearers, roof support systems, armored face conveyors and electric mining shovels represent 60% or more of the total installed base of these types of high productivity mining equipment in service today in the principal areas in which we have historically sold our products. Our installed base of large rotary blasthole drills and walking draglines is smaller, but still significant. Our large installed base supports our aftermarket parts and service business and strengthens our relationship with customers, positioning us for new equipment orders. The following table sets forth our installed base of equipment in each of our key product categories:

                                                              JOY GLOBAL
                                                              INSTALLED
                                                                 BASE
                                                               (UNITS)
                                                              ----------
UNDERGROUND MINING MACHINERY
     Continuous Miners......................................    1,234
     Longwall Shearers......................................       76
     Shuttle Cars...........................................    2,285
     Roof Support Systems...................................       77
     Armored Face Conveyers.................................       72

SURFACE MINING EQUIPMENT
     Electric Mining Shovels................................      930
     Large Rotary Blasthole Drills(1).......................      173
     Walking Draglines......................................       76

---------------

(1) Defined as drills having bore diameters exceeding 8 5/8 inches.

     Stable Aftermarket Business. Mining is a demanding process involving the application of high forces to cut, load and move vast amounts of rugged materials. Mining equipment is used around the clock; a typical mine will operate its equipment twenty-four hours a day, seven days a week. The high fixed costs associated with mining operations make equipment downtime extremely expensive; the failure of a key machine can lead to losses of thousands of dollars per minute. This high utilization under harsh operating conditions, combined with the high cost of downtime, generates consistent aftermarket sales for original equipment manufacturers as customers require regular replacement parts and service in order to keep their equipment operating. Customers generally prefer to source critical parts and service from the original equipment manufacturer, even at a price premium, to avoid potential quality issues and longer lead times associated with sourcing products and services from third-party manufacturers. Our worldwide service and parts distribution network positions us to capture a substantial portion of the aftermarket business for our machines and, in surface mining, additional aftermarket business from other manufacturers, primarily through our Alliance Partner relationships. Over the past five years, our sales of aftermarket parts and service represented an average of 62% of our sales. We believe our aftermarket business is more stable than our new equipment business and supports consistency in our financial performance.

     Extensive Service and Parts Distribution Network. We have developed an extensive field service and parts distribution network strategically located around major mining centers. Our service and parts distribution network includes eight Joy service centers in the United States, as well as service centers in Australia, South Africa, the United Kingdom, Poland and China (currently customer-owned), and six P&H MinePro Services service centers in the United States, three in Australia, three in Chile and one in South Africa. At our service centers, customers can have major components of their equipment repaired or exchanged and, in the case of Joy equipment, can have their machines completely rebuilt. We have more service centers and offer a broader array of services than other manufacturers in our industry. We believe the comprehensive aftermarket support that we provide through our service and parts distribution network facilitates close relationships with our customers and significantly enhances our ability to generate aftermarket sales. Without the benefit of a large installed base, we believe that our service and parts distribution network would be difficult for others to replicate.

     Leading Provider of New Equipment. We are the leading provider of new equipment in our principal product categories:

     - Joy supplied approximately 77% of the continuous miners, 96% of the longwall shearers and 90% of the new shuttle cars sold in the United States over the past five years.

     - Joy produced approximately 54% of the roof support systems and approximately 54% of the armored face conveyors sold in the United States during the last five years.

     - P&H supplied over 75% of the electric mining shovels and approximately 42% of the large rotary blasthole drills sold globally over the past five years.

     - P&H produced five of the eight large walking draglines delivered worldwide over the last ten years.

     We believe that our leading position in new equipment sales is supported by the high availability, reliability and durability of our machines which results from their high productive capacity and the comprehensive aftermarket support we provide.

     Industry Leading Technology. We design and manufacture innovative, technologically advanced products to reinforce our leading position in new equipment sales. We have focused our new product development on delivering products, upgrades and services that reduce our customers' cost of output per unit mined over the life cycle of their equipment, and we continually invest in research and development to refine and enhance the performance of our existing products in our customers' operations. We have introduced many innovations to the mining equipment industry over the past several years, including:

     - the first integrated longwall mining systems which provide customers with high levels of productivity and single source accountability;

     - the 4100 BOSS (Big Oil Sands Shovel), a new electric mining shovel designed specifically to operate in soft oil sands;

     - high voltage continuous miners which develop significantly more cutting force than previous models and competing alternatives;

     - digital drive software and hardware that enable our customers to improve electric mining shovel cycle times (the amount of time required to fully load a surface mining truck) through process analysis and optimization; and

     - JNA II underground mining machinery control systems that provide enhanced control features, new diagnostic capabilities and allow above ground remote monitoring of equipment performance by mine management.

     Strategically Positioned in Emerging Markets. We are strategically positioned in key emerging markets, including China, India and Russia, where we believe increasing quantities of high productivity mining equipment will be purchased either to support increased mining activity or to replace existing equipment in order to improve productivity. China, India and Russia represent approximately 35% of the world's coal production, but produce up to 95% less coal per miner than mining operations in the United States. We believe that as these countries continue their industrial development, they will seek to expand and enhance the productivity of their coal mining operations to satisfy their increased demand for stable, low-cost electric power. According to the EIA, China and India are projected to account for 97% of the world's total increase in coal consumption through 2020. We have established relationships in China, India, and Russia that we believe position us for sales growth as these countries seek to upgrade their coal mining equipment. We have been selling mining equipment in China for over 20 years, and we were recently awarded a major new equipment contract for longwall shearers and continuous miners. To support our installed base of underground mining machinery in China, we have supported a customer-owned service center since 1999, and we anticipate opening our own service center within the next two years. P&H has a 50 year operating history in India and benefits from an installed base of equipment and well-established relationships with Indian mining companies. As India transitions to high productivity underground mining, we believe that there will be significant opportunities for our underground mining machinery business. Earlier this year, we sold and shipped our first major order consisting of a continuous miner and two shuttle cars to Coal India, the state run coal authority. Over the last several years, we have installed a number of longwall systems in Russia and introduced continuous mining there.

OUR BUSINESS STRATEGY

     Traditional capital goods manufacturers are frequently product-driven businesses that operate on the principle of selling lower margin original equipment in order to be able to later sell higher margin parts in the aftermarket. They typically seek new applications for their products to achieve growth and have centralized operating structures.

     Our strategy is fundamentally different in that we position ourselves as a service company focused on lowering our customers' cost per unit of output by providing high productivity equipment and comprehensive aftermarket support over the equipment's entire life cycle. We describe this concept as Life Cycle Management. Life Cycle Management focuses on keeping equipment operating continuously, at a high level of productive capacity, and requires high service levels and a full range of aftermarket capabilities. The value we provide through Life Cycle Management allows us to price our products at a premium to competing alternatives, enjoy greater price stability through the business cycle and develop "sole source" relationships with our customers. In combination, we believe these factors contribute to stronger financial performance.

     We implement our Life Cycle Management strategy through a series of interrelated operational and strategic initiatives designed to drive our revenue growth and enhance our market position. These initiatives include:

     Maintaining Our Market-Driven Approach. Our market-driven approach is a highly decentralized sales and service strategy that focuses on our customers' needs on a mine-by-mine basis. Our service centers and parts distribution warehouses are located close to the mines we serve and we work to apply our product and service offerings to suit our customers' individual requirements. We go to market with a concept we call "one face to the customer." This is a team approach in which the same sales and service personnel work with a given mine on a continuing basis. The team often works with the mine as it plans its operations and identifies those Joy or P&H products and services that will maximize the mine's productivity and efficiency. The team directs our global resources and aftermarket support, frequently supervising or providing maintenance for the equipment. The close relationships that our sales and service teams develop with the mines they serve provide us with a unique understanding of our customers' operations that allows us to closely align our products, services and decision processes with their individual requirements. Our market-driven approach has positioned our aftermarket business for continued growth as our customers increasingly outsource the maintenance and repair of their equipment in order to reduce costs and improve productivity.

     Continuing to Expand Our Aftermarket Capabilities. We have placed our service resources close to the mines we serve. This allows us to deliver customized aftermarket solutions designed to minimize the mine's high cost of equipment downtime and lower its cost per unit of output. Our solutions range from traditional sales transactions to component and whole machine exchanges to complete "cost per ton" agreements that include a range of contracted services for a fixed cost per ton of the commodity produced. Our broad range of services includes parts, rebuilds, exchanges as well as diagnostics, preventive maintenance and technology upgrades. We believe our ability to provide custom aftermarket solutions is a significant competitive advantage and allows us to create more sole source relationships with our customers as we increasingly become a full service supplier. Continuing to expand our aftermarket capabilities should drive continued growth in our aftermarket business.

     Continuing to Globalize Our Operations. Mining companies have become increasingly global and require the same level of equipment productivity, quality and service capability wherever in the world they operate. At the same time, original equipment volumes are relatively small and the machines are generally custom built using standard components. These two factors make it critical to standardize component design, eliminate duplicate resources, reduce cycle times and build efficient supply chains to source raw materials and components on a global basis in order to meet customer requirements as well as to maintain efficient, low cost manufacturing. Historically, our machine designs differed depending on the region where they were produced and raw materials and components were sourced on a local basis. Over the past several years, we have implemented programs to consolidate original equipment and parts manufacturing operations, standardize engineering design, create standard processes in all of our operations and consolidate our supplier base. The continuation of these programs should allow us to further improve cycle times and lead times in our factories and generate improved margins for our original equipment, parts and components.

     Expand into Related Products and Services. We are continually evaluating complementary products and services to offer to our customers through our service and parts distribution network. Our existing infrastructure in key mining centers allows us to offer new products and services to our customers with relatively little incremental distribution cost. These new products and services can come from internal development, external acquisitions or from our Alliance Partners. For example, we recently formed an alliance with General Electric to service their electric motors used in surface mining equipment. This alliance has positioned us to better service our own equipment as well as to service the equipment of our competitors and other types of equipment that we do not manufacture.

     Grow Our Sales in Emerging Markets. We intend to grow by expanding our presence in emerging markets that have not historically embraced high productivity mining. These emerging markets produce vast quantities of mined commodities at low levels of productivity. China, India and Russia are the largest emerging markets for coal, accounting for approximately 35% of worldwide coal production. We believe that as these countries continue their economic development, they will seek to both expand and enhance the productivity of their coal mining operations to ensure access to reliable, low-cost electric power. We have developed strong relationships and have significant operating experience in China, India and Russia and other emerging markets and view these markets as important future growth opportunities. We are also pursuing new applications for our products. The most important of these is the extraction of oil sands in northern Canada where we believe continuing development of mining operations will require a significant number of electric mining shovels. We recently developed a specialized electric mining shovel for use in these oil sands and are developing the aftermarket capabilities to support a growing fleet of this type of equipment.

PRODUCTS AND PRODUCT FEATURES

  UNDERGROUND MINING MACHINERY

     Through our Joy business, we are the world's leading manufacturer of high productivity electric underground mining machinery for the underground extraction of coal and other bedded materials.

     Joy's principal products are:

     Continuous miners. Electric, self-propelled continuous miners cut coal using carbide-tipped bits on a horizontal rotating drum. Once cut, the coal is gathered onto an internal conveyor and loaded into a shuttle car or continuous haulage system for transportation to the main mine belt. Our continuous miners typically sell for $1.0 to $2.0 million and have useful lives of approximately eight years.

     Longwall shearers. A longwall shearer moves back and forth on a conveyor parallel to the coal face. Using carbide-tipped bits on cutting drums at each end, the shearer cuts a meter or more of coal on each pass and simultaneously loads the coal onto an armored face conveyor for transport to the main mine belt. A longwall face may range up to 300 meters in length. Our longwall shearers typically sell for $1.5 to $2.5 million and have useful lives of approximately five years.

     Roof support systems. Roof support systems support the roof of the mine during longwall mining. These supports advance with the longwall shearer, resulting in controlled roof falls behind the supports. Our roof support systems are typically comprised of 100 to 150 units and sell for $10.0 to $25.0 million. A roof support system has a useful life of approximately ten years.

     Armored face conveyors. Armored face conveyers are used in longwall mining to transport coal cut by the shearer to the main mine belt. Our armored face conveyors typically sell for $2.5 to $5.0 million and have useful lives of approximately five years.

     Shuttle cars. Shuttle cars are electric, rubber-tired vehicles used to transport coal from continuous miners to the main mine belt where self-contained chain conveyors in the shuttle cars unload the coal onto the belt. Some models of Joy shuttle cars can carry up to 20 metric tons of coal. New shuttle cars typically sell for $250,000 to $400,000 and have useful lives of approximately eight years.

     Joy also offers:

     Flexible conveyor trains ("FCT"). FCT's are electric powered, self-propelled conveyor systems to provide continuous haulage of coal from a continuous miner to the main mine belt. The coal conveyor operates independently from the track chain propulsion system, allowing the FCT to move and convey coal simultaneously. Available in lengths of up to 420 feet, the FCT is able to negotiate multiple 90-degree turns in an underground mine infrastructure.

     Battery haulers. Battery haulers perform a similar function to shuttle cars. Shuttle cars are powered by electricity and battery haulers are powered by portable batteries.

     Continuous haulage systems. The continuous haulage system transports coal from the continuous miner to the main mine belts on a continuous basis versus the batch process used by shuttle cars and battery haulers. It is made up of a series of connected bridge structures that utilize chain conveyors that transport the coal from one bridge structure to the next bridge structure and ultimately to the main mine belt.

     Roof bolters. Roof bolters are roof drills that bore holes in the roof of the mine and insert long metal bolts into the holes to prevent roof falls.

  SURFACE MINING EQUIPMENT

     Through our P&H business, we are the world's largest producer of electric mining shovels and walking draglines. In addition, P&H is a significant producer of large diameter blasthole drills and dragline bucket products. P&H has a relationship in its electric mining shovel business with Kobelco Construction Machinery Co., Ltd. ("Kobe") pursuant to which P&H licenses Kobe to manufacture certain electric mining shovels and related replacement parts in Japan. P&H has the exclusive right to market Kobe-manufactured mining shovels and parts outside Japan. In addition, P&H is party to an agreement with a company in China whereby it licenses the manufacture and sale of two models of our electric mining shovels and related components. This relationship provides P&H with an opportunity to sell component parts for shovels built in China. P&H products are used in surface mines in the digging and loading of copper, coal, iron ore, oil sands, gold, lead, zinc, bauxite, uranium, phosphate, and other minerals and ores.

     P&H's principal products are:

     Electric mining shovels. Mining shovels are primarily used to load copper ore, iron ore, coal, other mineral-bearing materials, overburden, or rock into trucks. There are two basic types of mining shovels, electric and hydraulic. Electric mining shovels are able to handle larger buckets, allowing them to load greater volumes of rock and minerals, while hydraulic shovels are smaller and more maneuverable. We believe the electric mining shovels offer the lowest cost per ton of mineral mined. P&H manufactures only electric mining shovels. Buckets can range in size from 14 cubic yards up to 76 cubic yards. Our electric mining shovels typically sell for $8.0 to $10.0 million and have useful lives of approximately 20 years.

     Walking draglines. Draglines are primarily used to remove overburden, which is the earth located over a coal or mineral deposit, by dragging a large bucket through the overburden, carrying it away and depositing it in a remote spoil pile. P&H's draglines weigh from 500 to 7,500 tons, and are typically described in terms of their "bucket size" which can range from 30 to 160 cubic yards. Our walking draglines sell for $40.0 to $50.0 million and have useful lives of approximately 40 years.

     Blasthole drills. Most surface mines require breakage or blasting of rock, overburden or ore by explosives. To accomplish this, it is necessary to bore out a pattern of holes into which the explosives are placed. Rotary blasthole drills are used to drill these holes and are usually described in terms of the diameter of the hole they bore. The boreholes range in size from 8 5/8 inches in diameter to 22 inches in diameter. Our blasthole drills sell for $1.0 to $3.0 million and have useful lives of approximately ten years.

AFTERMARKET PRODUCTS AND SERVICES

     We have an extensive service and parts distribution network that provides a wide range of aftermarket parts and services to the underground and surface mining industries. While the majority of our aftermarket parts and services are sold in support of our large installed base of equipment, we also manufacture parts and provide services for other manufacturers' equipment and distribute the parts of our Alliance Partners.

     In fiscal 2001, we generated $807.1 million, or 70% of our total revenues, from the sale of aftermarket parts and services. There is more consistent demand for our aftermarket parts and services because of the: (1) high utilization rates, long operating life and complexity associated with mining machinery; (2) harsh conditions under which the machines are operated; and (3) high costs to a mine operator for downtime related to equipment failure. These factors typically lead to revenues from the sale of aftermarket parts and services over the life of a machine that exceed its initial cost. As a result, our aftermarket business provides a relatively stable base of revenues. In general, our aftermarket business realizes higher margins than our original equipment business.

  UNDERGROUND MINING MACHINERY

     Joy's aftermarket business includes the sale of spare parts, the repair and exchange of individual components of its original equipment and the complete refurbishment of its original equipment as well as equipment diagnostics, training and technology upgrades. We operate our aftermarket business on a global basis through a network of service centers and parts distribution warehouses located in principal mining regions throughout the world. Our aftermarket infrastructure consists of warehouses, service centers, and a fleet of trucks for customer deliveries and internal material distribution. The warehouses and service centers are strategically located near our customers in order to facilitate high levels of customer service and product availability. Our service centers range from approximately 45,000 square feet to 185,000 square feet, and include equipment that provides the capability to perform equipment disassembly, inspection, steel fabrication, electric motor repair, high-tolerance machining, and final machine assembly. In addition to performing component repairs and machine rebuilds, our service centers can complete the assembly of new mining machines. Virtually all of our aftermarket services are sold directly to our customers through our facilities and employees, and spare parts are sold and distributed through our warehouses. Component repairs and machine rebuilds are performed in our service centers, and upon their completion, repaired machines are delivered to our customers.

  SURFACE MINING EQUIPMENT

     P&H has a comprehensive aftermarket business that provides parts, repair and support services to the surface mining industry. Our surface mining equipment have long productive lives, ranging from 10 to 40 years, depending upon the type of equipment. P&H MinePro Services, P&H's distribution and aftermarket service business, provides comprehensive aftermarket support throughout the life cycle of our surface mining equipment. P&H MinePro Services also distributes the parts of over 30 Alliance Partners and in certain cases provides parts for our competitors' equipment.

     P&H MinePro Services provides aftermarket service to its customers on a global basis through an extensive network of parts distribution centers, service centers and on-site personnel. Our parts distribution and repair centers are strategically located throughout the major mining centers in North and South America, South Africa and Australia. Our close proximity to our customers allows us to quickly deliver repair parts and services, which helps us to develop strong relationships with our customers. Our distribution network is enhanced by a computer-linked field and stock management system for parts inventory and a data base system that records field performance of our equipment and customer feedback. We provide parts service and support 24 hours a day, seven days a week to meet the needs of our customers.

     Through its service centers, P&H MinePro Services provides an array of repair and rebuild services, including motor and gearbox rebuilds and repairs or returns. Our service centers also perform brake, saddle block and shipper shaft rebuilds for P&H original equipment, haul truck repairs, and the rebuilding of gearboxes, pumps, and industrial components. Our rebuild centers are modern facilities with overhead cranes, testing equipment, large presses, boring machines, lathes, cleaning equipment and a variety of other machine tools.

     P&H MinePro Services also performs used equipment trade-ins and marketing services, retrofit upgrades and modernization packages, component exchange programs, electrical recommissioning, maintenance planning, parts per hour contracts, and remote communications and data collection. We also provide a variety of field services, including machine erections, relocations and rebuilds, field welding services, machine inspections and audits, predictive diagnostic services, operator training, truck bed-liner installations and mine maintenance labor support.

SALES AND MARKETING

     We sell our products and services directly to our customers through a global network of over 400 sales and marketing personnel. We provide performance studies and promotional materials that highlight the advantages of our products and services in several key performance categories. We have developed proprietary, innovative products in response to the needs of our customers. As part of our sales and marketing efforts, we enlist the services of our engineers and technicians to develop custom product solutions to meet individual customer requirements. In addition to the sales capacities offered at many of our strategically located service centers, we have expanded our presence in emerging markets by opening Joy sales offices in Poland, India, Russia and China, and P&H sales offices in Russia and China.

     As part of our Life Cycle Management strategy, we aggressively promote the quality of our aftermarket products and service and focus our customers on our ability to reduce their cost per unit of output by providing high productivity equipment and comprehensive aftermarket support. Our sales personnel benefit from the long-term customer relationships associated with our large installed base of equipment.

COMPETITIVE CONDITIONS

     We conduct our domestic and foreign operations under highly competitive market conditions, requiring that our products and services be competitive in price, quality, service and delivery. Our customers are generally large international mining companies with substantial purchasing power. We compete on the basis of providing superior product design, productivity, reliability, delivery, service and lower overall cost to our customers.

  UNDERGROUND MINING MACHINERY COMPETITORS

     Joy's continuous miners, longwall shearers, continuous haulage equipment, roof support systems and armored face conveyors compete with a number of worldwide manufacturers of such equipment, including DBT Deutsche Bergbau-Tecknik GmbH, a subsidiary of RAG AG, that sells continuous miners, longwall shearers, continuous haulage equipment, roof support systems and armored face conveyors; VA-EIMCO, a division of Sandvik AB, that sells continuous miners and continuous haulage equipment; Fairchild International, that sells continuous miners and continuous haulage equipment; Eickhoff Holding, that sells longwall shearers; and Stamler Corporation, a subsidiary of the Oldenburg Group, that sells continuous haulage equipment. Joy's rebuild services compete with a large number of local repair shops. Joy competes with various regional suppliers in the sale of replacement parts for Joy equipment.

  SURFACE MINING EQUIPMENT COMPETITORS

     P&H's shovels and draglines compete with similar products and with hydraulic excavators, large rubber-tired front-end loaders and bucket wheel excavators made by several international manufacturers. Shovels and draglines are also supplied by Bucyrus International; hydraulic excavators are supplied by several worldwide manufacturers, including Terex, Caterpillar, Komatsu, Hitachi and Liebherr; and large rubber-tired front-end loader manufacturers include, among others, Caterpillar and Komatsu. Large rotary blasthole drills are supplied by several other worldwide drill manufacturers, including Bucyrus International, Ingersoll-Rand, Driltech Mission, a subsidiary of Sandvik AB, and Svedala. P&H's aftermarket services compete with a large number of primarily regional suppliers. Manufacturer location is not a significant advantage in this industry.

BACKLOG AND BOOKINGS

     Backlog represents unfilled customer orders for our products and services. The customer orders that are included in the backlog represent legal commitments by customers, who have satisfied our credit review procedures, to purchase specific products or services from us. Our backlog as of February 2, 2002 was $247.1 million compared to $232.6 million at the beginning of the fiscal year. This backlog included $193.0 million related to the Underground Mining Machinery segment as compared to $186.7 million at the end of October 2001, and $54.1 million related to the Surface Mining Equipment segment as of February 2, 2002 as compared to $45.9 million at the end of October 2001. This increase in backlog was primarily the result of an increase in aftermarket parts orders for surface mining equipment. These backlog amounts exclude customer arrangements under long-term equipment Life Cycle Management programs that extend for up to thirteen years.

     New order bookings for the 2002 First Quarter totaled $300.9 million, an increase of $39.3 million or 15% from the 2001 First Quarter. Increased bookings for the 2002 First Quarter resulted from increases in bookings for both original equipment as well as aftermarket products and services for the Underground Mining Machinery segment and increases in bookings for aftermarket parts, offset by lower bookings for original equipment, for the Surface Mining Equipment segment.

     The following table provides backlog by business segment for our continuing operations as of October 31 for the respective years. These backlog amounts exclude customer arrangements under long-term equipment Life Cycle Management programs that extend for up to thirteen years and totaled approximately $430.0 million as of October 31, 2001.

                                                               FISCAL     FISCAL     FISCAL
IN THOUSANDS                                                    2001       2000       1999
------------                                                  --------   --------   --------
Underground Mining Machinery................................  $186,705   $151,220   $190,775
Surface Mining Equipment....................................    45,855     75,734     93,798
                                                              --------   --------   --------
          Total Backlog.....................................  $232,560   $226,954   $284,573
                                                              ========   ========   ========

     The change in backlog from October 31, 2000 to October 31, 2001 reflects an increase in orders for continuous miners for the Underground Mining Machinery segment and a decrease in orders for electric mining shovels for the Surface Mining Equipment segment.

     As of October 31, 2000, backlog for both of our business segments was less than the backlog as of October 31, 1999. For the Underground Mining Machinery segment, there were fewer unfilled orders for new equipment associated with longwall mining. For the Surface Mining Equipment segment, the decrease in backlog was primarily due to fewer unfilled orders for electric mining shovels as a result of the increase in shovel sales during fiscal 2000 compared to the prior year.

     We believe that bookings and backlog are not necessarily good indicators of the underlying strength of our business. This is due to several factors, including the mix of original equipment and aftermarket business, the "lumpiness" of original equipment business and how original equipment sales flow through backlog, and the variability of unit prices and margins of our various products and services.

RAW MATERIALS

     Joy purchases electric motors, gears, hydraulic parts electronic components, forgings, steel, clutches and other components and raw materials from outside suppliers. Although Joy purchases certain components and raw materials from a single supplier, alternative sources of supply are available for all such items. We believe that we have adequate sources of supply for components parts and raw materials for our manufacturing requirements. No single source is dominant.

     P&H purchases raw and semi-processed steel, castings, forgings, copper and other materials from a number of suppliers. In addition, component parts, such as engines, bearings, controls, hydraulic components and a wide variety of mechanical and electrical items are purchased from a large number of outside suppliers. Purchases of materials and components are made on a competitive basis with no single source being dominant.

PATENTS, TRADEMARKS AND LICENSES

     We own numerous patents and trademarks and have patent licenses from others relating to our respective products and manufacturing methods. Also, we grant patent and trademark licenses to others and receive royalties under most of these licenses. While we do not consider any particular patent or license or group of patents or licenses to be essential to our business, we consider our patents and licenses significant to the conduct of our business in certain product areas.

RESEARCH AND DEVELOPMENT

     We maintain strong commitments to research and development and pursue technological development through the engineering of new products and systems, and synergistic acquisitions of technology by segment. Research and development expenses were $2.8 million, $4.8 million, $6.5 million and $11.1 million for the Successor Company 2001 Four Months, Predecessor Company 2001 Eight Months, fiscal 2000 and fiscal 1999, respectively, exclusive of application engineering. We actively enhance and refine our product offerings by working with customers to address specific needs and applications.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

     Our domestic activities are regulated by federal, state and local statutes, regulations and ordinances relating to both environmental protection and worker health and safety. The laws govern current operations, require remediation of environmental impacts associated with past or current operations, and under certain circumstances, provide for civil and criminal penalties and fines as well as injunctive and remedial relief. Our foreign operations are subject to similar requirements as established by their respective countries.

     We expend substantial managerial and financial resources in developing and implementing actions for continued compliance with these requirements. We believe that we have substantially satisfied these diverse requirements. Because these requirements are complex and, in many areas, rapidly evolving, there can be no guarantee against the possibility of sizeable additional costs for compliance in the future. However, these laws have not had, and are not presently expected to have, a material adverse effect on our business.

     Our operations or facilities have been and may become the subject of formal or informal enforcement actions or proceedings for alleged noncompliance with either environmental or worker health and safety laws or regulations. Such matters have typically been resolved through direct negotiations with regulatory agencies and have often resulted in corrective actions or abatement programs. However, in some cases, fines or other penalties have been paid by us. In addition, we have incurred, and continue to incur, costs resulting from cleanup obligations relating to our current and former sites and operations and sites at which we have historically disposed of hazardous wastes. Past costs relating to these matters have not had, and current cleanup obligations are not expected to have, a material adverse effect on our operations. However, it is possible that the imposition of additional remedial obligations in the future could result in substantial costs.

EMPLOYEES

     As of October 31, 2001, we employed approximately 7,340 people in our continuing operations. Of this number, approximately 3,930 were employed in the United States, 1,560 of which were represented by local unions under collective bargaining agreements. We believe that we maintain generally good relationships with our employees.

LEGAL PROCEEDINGS

  BELOIT LITIGATION

     The Official Committee of Unsecured Creditors of Beloit, purportedly suing in its own right and in the name and on behalf of Beloit, filed suit in the Milwaukee County Circuit Court on June 5, 2001 against certain of our present and former officers and against certain officers of Beloit seeking both money damages in excess of $300 million and declaratory relief. Among other things, the plaintiff alleges that the defendants should be held liable for "waste and mismanagement of Beloit's assets." Plaintiff also alleges that settlement agreements reached with certain of our former officers constituted fraudulent transfers and should be deemed null and void. The defendants have filed motions for judgment on the pleadings. Our plan of reorganization provides that, and the plaintiff has agreed that, any judgment will be limited to and satisfied out of our available insurance.

     The Beloit Liquidating Trust has also filed a motion in the U.S. Bankruptcy Court for reallocation and reimbursement of professional fees and intercompany expenses. The U.S. Bankruptcy Court has requested briefing on this matter.

  SECURITIES LAW LITIGATION

     Along with certain of our present and former senior executives, we were named as defendants in a class action, captioned In re: Harnischfeger Industries, Inc. Securities Litigation, filed in the United States District Court for the Eastern District of Wisconsin on June 5, 1998. This action seeks damages in an unspecified amount on behalf of a class of purchasers of our Predecessor Company's common stock, based principally on allegations that our disclosures with respect to certain contracts of a former business unit violated the federal securities laws. Together with the individual defendants, we have reached an agreement in principle to settle this matter subject to court approval. The settlement amount should be satisfied out of our available insurance.

  OTHER MATTERS

     John G. Kling, purportedly on his own behalf and "in a representative capacity for the Harnischfeger Industries Employees' Savings Plan," filed suit in the United States District Court for the District of Massachusetts on November 9, 2001, against certain of our present and former employees, officers and directors. This action seeks damages in an unspecified amount based, among other things, on allegations that the members of our Pension Investment Committee, the Pension Committee of our Board of Directors and Fidelity Management Trust Company failed to properly discharge their fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to the "Harnischfeger Common Stock Fund" in the Harnischfeger Industries Employees' Savings Plan.

     Along with our operating subsidiaries, we are parties to litigation matters and claims that are normal in the course of our operations. As a routine part of our operations, our operating subsidiaries undertake certain contractual obligations, warranties and guarantees in connection with the sale of products or services. Although the outcome of these matters cannot be predicted with certainty and favorable or unfavorable resolutions may affect the results of operations on a quarter-to-quarter basis, we believe that the results of the above noted litigation and other pending litigation will not have a materially adverse effect on our consolidated financial position, results of operations or liquidity.

     The sale of mining equipment entails an inherent risk of product liability claims. We handle these claims in the ordinary course of our business and maintain product liability insurance covering certain types of claims.

     We are involved in a number of proceedings and potential proceedings relating to environmental matters. Although it is difficult to estimate our potential exposure to these environmental matters, we believe that the resolution of these matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

PROPERTIES

     The following principal properties of our operations are owned, except as otherwise indicated below. All of these properties are suitable for operations.

     We own a 94,000-square-foot office building in St. Francis, Wisconsin, which was used by the Predecessor Company as its worldwide corporate headquarters. This facility is in the process of being sold. Our worldwide corporate headquarters consists of 10,000 square feet of leased space located in Milwaukee, Wisconsin.

     The following table summarizes our principal Underground Mining Machinery locations:

                                FLOOR SPACE   LAND AREA
LOCATION                         (SQ. FT.)     (ACRES)         PRINCIPAL OPERATIONS
--------                        -----------   ---------        --------------------
Franklin, Pennsylvania........    739,000         58      Underground mining machinery,
                                                          components and parts
Reno, Pennsylvania............    121,400         22      Components and parts for
                                                          mining machinery
Brookpark, Ohio...............     85,000          4      Components and parts for
                                                          mining machinery
Solon, Ohio...................    101,200       10.6      Components and parts for
                                                          mining machinery

                                FLOOR SPACE   LAND AREA
LOCATION                         (SQ. FT.)     (ACRES)         PRINCIPAL OPERATIONS
--------                        -----------   ---------        --------------------
*Abingdon, Virginia...........     63,400         22      Underground mining machinery
                                                          and components
*Bluefield, Virginia..........    102,160         15      Mining machinery rebuild,
                                                          service and parts sales
*Duffield, Virginia...........     90,000         11      Mining machinery rebuild,
                                                          service and parts sales
*Homer City, Pennsylvania.....     79,920         10      Mining machinery rebuild,
                                                          service and parts sales
*Meadowlands, Pennsylvania....    117,900         13      Mining machinery rebuild,
                                                          service and parts sales
*Mt. Vernon, Illinois.........    107,130         12      Mining machinery rebuild,
                                                          service and parts sales
Price, Utah...................     44,200          6      Mining machinery rebuild,
                                                          service and parts sales
Wellington, Utah..............     68,000         60      Mining machinery rebuild,
                                                          service and parts sales
*McCourt Road, Australia......    101,450         33      Underground mining machinery,
                                                          components and parts
Parkhurst, Australia..........     48,570         15      Rebuild service center
Cardiff, Australia............     22,600(1)       3      Rebuild service center
Wollongong, Australia.........     27,000(1)       4      Roof bolting equipment
*Steeledale, South Africa.....    285,140       12.6      Underground mining machinery,
                                                          components and parts
*Wadeville, South Africa......    185,140       28.6      Underground mining machinery
                                                          assembly and service
Pinxton, England..............     76,000         10      Service and rebuild
Mikolow, Poland...............     40,000(2)       1      Mining machinery, rebuild and
                                                          service
Wigan, England................     60,000(3)       3      Engineering and administration
*Worcester, England...........    178,000       13.5      Mining machinery, components
                                                          and parts

---------------

(1) Under a month-to-month lease.

(2) Under a year-to-year lease.

(3) Under a lease expiring in 2010.

 *  Property includes a warehouse.

     The following table summarizes our principal Surface Mining Equipment locations:

                                FLOOR SPACE   LAND AREA
LOCATION                         (SQ. FT.)     (ACRES)         PRINCIPAL OPERATIONS
--------                        -----------   ---------        --------------------
Milwaukee, Wisconsin..........   1,067,000       46       Electric mining shovels,
                                                          electric and diesel-electric
                                                          draglines and large diameter
                                                          rotary blasthole drills
*Milwaukee, Wisconsin.........     180,000       13       Electrical products
Cleveland, Ohio...............     270,000        8       Gearing manufacturing
Cleveland, Ohio...............      70,000(1)     2       Rebuild service center
*Gillette, Wyoming............      60,000        6       Rebuild service center
Evansville, Wyoming...........      25,000        6       Rebuild service center
*Mesa, Arizona................      40,000        5       Rebuild service center
*Elko, Nevada.................      30,000        5       Rebuild service center
Kilgore, Texas................      12,400        4       Rebuild service center
Calgary, Canada...............       6,000(1)     1       Climate control system
                                                          manufacturing
*Bassendean, Australia........      72,500        5       Components and parts for
                                                          mining machinery
*Mt. Thorley, Australia.......      81,800       11       Components and parts for
                                                          mining machinery
*Mackay, Australia............      35,500        3       Components and parts for
                                                          mining machinery
Johannesburg, South Africa....      44,000(2)     1       Rebuild service center
*Belo Horizonte, Brazil.......      37,700        1       Components and parts for
                                                          mining shovels
*Santiago, Chile..............       6,800        1       Rebuild service center
*Antofagasta, Chile...........      21,000        1       Rebuild service center
*Calama, Chile................       5,500        1       Rebuild service center

---------------

(1) Under a lease expiring in 2002.

(2) Under a lease expiring in 2005.

 *  Property includes a warehouse.

     Joy operates warehouses in Green River, Wyoming; Pineville, West Virginia; Brookwood, Alabama; Carlsbad, New Mexico; Norton, Virginia; Lovely and Henderson, Kentucky; Cardiff, Emerald, Kurri Kurri, Moranbah and Lithgow, Australia; and Hendrina and Secunda, South Africa. All warehouses are owned except for the warehouses in Lovely and Henderson, Kentucky, and Secunda, South Africa, which are leased. Joy also operates sales offices in Poland, India, Russia and China.

     P&H operates warehouses in Cleveland, Ohio; Hibbing and Virginia, Minnesota; Charleston, West Virginia; Negaunee, Michigan; Hinton, Sparwood, Labrador City and Baie-Comeau, Canada; Iquique, Chile; Johannesburg, South Africa; and Puerto Ordaz, Venezuela. The warehouses in Hibbing and Johannesburg are owned; the others are leased. In addition, P&H leases sales offices throughout the United States and in principal surface mining locations in other countries. P&H also operates sales offices in Russia, Mexico and China.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

  GENERAL

     On June 29, 2001, we entered into a Credit Agreement with Deutsche Banc Alex. Brown Inc. and a group of lenders (the "Credit Agreement") consisting of a $100 million term loan facility and a $250 million revolving credit facility. We have used the proceeds of this senior credit facility to make certain cash payments in connection with our emergence from bankruptcy, to refinance our debtor-in-possession financing facility and certain foreign credit facilities, and to fund our ongoing business operations in the United States, Australia, Canada and the United Kingdom. On December 26, 2001, we amended the Credit Agreement to provide us greater flexibility with respect to certain financial covenants. On March 18, 2002, we paid off our $100 million term loan in connection with the closing of the offering of the notes.

  INTEREST RATES

     Outstanding borrowings under our senior credit facility bear interest equal to either LIBOR plus the applicable margin (3.25% to 2.25%), or the Base Rate (defined as the higher of the Prime Rate or the Federal Funds Effective Rate plus 0.50%) plus the applicable margin (2.25% to 1.25%) at our option, depending on certain of our financial ratios. We pay a commitment fee ranging from 0.5% to 0.75% on the unused portion of our revolver. The weighted average rate on the outstanding balance of our revolver was 5.07% at February 2, 2002.

  SECURITY AND GUARANTEES

     Our obligations under our senior credit facility are secured by a pledge of substantially all of our tangible and intangible assets and those of our principal subsidiaries. See "Description of Other Indebtedness -- Inter-Company Indebtedness." Our obligations under our senior credit facility are guaranteed by substantially all of our present and future domestic subsidiaries.

  COVENANTS

     Our senior credit facility contains certain customary covenants, including:

     - reporting and other affirmative covenants;

     - financial covenants, including required levels of interest coverage, fixed charge coverage and leverage ratios, in each case calculated based upon Consolidated EBITDA (as defined in our Credit Agreement);

     - restrictive covenants, including restrictions on the incurrence of additional indebtedness, capital expenditures, dividends, transactions with affiliates, asset sales, acquisitions, mergers, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in loan agreements.

  EVENTS OF DEFAULT

     Our senior credit facility contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, judgment defaults and a change of control. Certain of the defaults are subject to exceptions, materiality qualifiers and baskets.

OTHER FOREIGN SUBSIDIARY CREDIT FACILITIES

     In addition to the Credit Agreement, our subsidiaries in Chile and South Africa have various lines of credit which allow for borrowings of up to $25 million and $15 million, respectively, in the aggregate. As of February 2, 2002, our Chilean and South African subsidiaries had total borrowings of approximately $1.3 million under these credit facilities.

  INTEREST RATES

     These credit facilities bear interest at the lender's prime rate or such other rates as may be agreed upon between the parties as of the date of borrowing.

  OBLIGATIONS

     These credit facilities contain some restrictions which may, under certain circumstances, inhibit our ability to distribute income from our subsidiaries to us or our domestic subsidiaries. Our obligations under the facilities are generally secured by a pledge of receivables by our foreign subsidiary borrower. Standard reporting, financial and other restrictive covenants are generally applicable to these facilities.

INTER-COMPANY INDEBTEDNESS

     We provide financing to our principal domestic and foreign operating subsidiaries through a series of inter-company notes. These obligations are secured by a pledge of substantially all of the tangible and intangible assets of our principal foreign operating subsidiaries in Australia, Canada and the United Kingdom and these obligations are guaranteed by present and future principal foreign operating subsidiaries. We have assigned this inter-company indebtedness and security to Bankers Trust Company, in its capacity as agent, as collateral for our obligations under our senior credit facility.

                            DESCRIPTION OF THE NOTES

     The outstanding Notes were issued under an Indenture (the "Indenture") among Joy Global Inc., the Subsidiary Guarantors and Wells Fargo Bank Minnesota, N.A., as Trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Any Notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

     You can find certain terms used in this description under the subheading "-- Certain Definitions." In this description, the word "Company" refers only to Joy Global Inc. and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Where You Can Find Additional Information." Unless otherwise required by the context, references in this "Description of the Notes" includes the Notes issued to the initial purchasers in a private transaction that are not registered under the Securities Act and the Exchange Notes, which have been registered under the Securities Act.

BRIEF DESCRIPTION OF THE NOTES

     The Notes

     - are unsecured senior subordinated obligations of the Company;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company;

     - are guaranteed by each Subsidiary Guarantor; and

     - are subject to registration with the SEC pursuant to the Registration Rights Agreement.

     Each Subsidiary Guaranty

     - unconditionally guarantees the obligations of the Company under the Notes; and

     - is a senior subordinated obligation of the relevant Subsidiary Guarantor.

PRINCIPAL, MATURITY AND INTEREST

     The Company issued the Notes initially with a maximum aggregate principal amount of $200 million. The Company issued the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on March 15, 2012. Subject to our compliance with the covenant described under the subheading
"-- Certain Covenants -- Limitation on Indebtedness," we are entitled to, without the consent of the holders, issue more Notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Notes being offered hereby in an unlimited aggregate principal amount (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued.

     Interest on these Notes will accrue at the rate of 8.75% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2002. We will make each interest payment to the holders of record of these Notes on the immediately preceding March 1 and September 1. We will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

     Interest on these Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the Notes at our option prior to March 15, 2007. The Company is not prohibited, however, from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, provided that such acquisition does not otherwise violate the terms of the Indenture.

     On and after March 15, 2007, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the related record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2007........................................................   104.375%
2008........................................................   102.917%
2009........................................................   101.458%
2010 and thereafter.........................................   100.000%

In addition, before March 15, 2005, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

          (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

          (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions
"-- Change of Control" and "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTIES

     The Subsidiary Guarantors have agreed to jointly and severally guarantee, on a senior subordinated basis, our obligations under these Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Relating to the Notes." Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors -- Risks Relating to the Notes." Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

          (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

          (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor; or

          (3) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indentures;

in the case of paragraphs (1) and (2), other than to the Company or an Affiliate of the Company and as permitted by the Indenture.

RANKING

  SENIOR INDEBTEDNESS VERSUS NOTES

     The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company and such Subsidiary Guarantor under the Credit Agreement.

     As of February 2, 2002, after giving pro forma effect to the refinancing in connection with this offering:

        (1) the Company's Senior Indebtedness would have been approximately $122.0 million, all of which represents secured indebtedness; and

        (2) the Senior Indebtedness of the Subsidiary Guarantors would have been approximately $117.6 million, all of which represents secured indebtedness. $105.0 million of the Senior

            Indebtedness of the Subsidiary Guarantors consists of their respective guaranties of Senior Indebtedness of the Company under the Credit Agreement.

     Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness."

  LIABILITIES OF NON-GUARANTOR SUBSIDIARIES VERSUS NOTES

     A substantial portion of our operations is conducted through our subsidiaries. Some of our subsidiaries are not guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors owed amounts or holding guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders, if any, of such non-guarantor subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

     At February 2, 2002, after giving pro forma effect to the refinancing in connection with this offering, the total liabilities of our subsidiaries (other than the Subsidiary Guarantors) would have been approximately $131.2 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See
"-- Certain Covenants -- Limitation on Indebtedness".

  OTHER SENIOR SUBORDINATED INDEBTEDNESS VERSUS NOTES

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

     We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable. The Indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

  PAYMENT OF NOTES

     We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if either of the following occurs (a "Payment Default"):

          (1) any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

          (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

     During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

        (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

        (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

        (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

     Notwithstanding the provisions described above, unless a Payment Default then exists on such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

        (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;

        (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations; and

        (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration.

     A Subsidiary Guarantor's obligations under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

     By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Defeasance."

BOOK-ENTRY, DELIVERY AND FORM

     The Notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes also may be offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

     Rule 144A Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global
Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "-- Exchanges between Regulation S Notes and Rule 144A Notes."

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

     Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Transfer Restrictions." Regulation S Notes will also bear the legend as described under "Transfer Restrictions." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

        (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

        (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

        (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

        (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to the transfer restrictions set forth under "-- Transfer Restrictions," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter-party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

        (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "-- Transfer Restrictions," unless that legend is not required by applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions."

EXCHANGES BETWEEN REGULATION S NOTES AND RULE 144A NOTES

     Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

          (1) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

          (2) the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a Person:

             (a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

             (b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

             (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

     Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

SAME DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

     We have agreed pursuant to the Registration Rights Agreement that we will, subject to certain exceptions,

        (1) within 45 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer (the "Registered Exchange Offer") to exchange the Notes for new notes of the Company (the "Exchange Notes") having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

        (2) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date;

        (3) as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the "Effectiveness Date"), offer the Exchange Notes in exchange for surrender of the Notes; and

        (4) keep the Registered Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders of the Notes.

     For each Note tendered to us pursuant to the Registered Exchange Offer, we will issue to the Holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

     Under existing SEC interpretations, the Exchange Notes will be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

     Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

     A Holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that:

        (1) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

        (2) for any other reason we do not consummate the Registered Exchange Offer within 180 days of the Issue Date; or

        (3) an Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

        (4) certain Holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

        (1) promptly file a shelf registration statement (the "Shelf Registration Statement") with the SEC covering resales of the Notes or the Exchange Notes, as the case may be;

        (2) (A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 60th day after the date on which the Shelf Registration Statement is required to be filed; and

        (3) keep the Shelf Registration Statement effective until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date of the Shelf Registration Statement and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

     We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

     We will pay additional cash interest on the applicable Notes and Exchange Notes, subject to certain exceptions,

        (1) if the Company fails to file an Exchange Offer Registration Statement with the SEC on or prior to the 45th day after the Issue Date,

        (2) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 150th day after the Issue Date or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 150th day after the Issue Date,

        (3) if the Exchange Offer is not consummated on or before the 30th day after the Exchange Offer Registration Statement is declared effective,

        (4) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 45th day after the date (the "Shelf Filing Date") on which the obligation to file a Shelf Registration Statement arises,

        (5) if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 60th day after the Shelf Filing Date, or

        (6) if after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a "Registration Default");

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

     The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.5% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

     All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

     If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 20 Business Days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each, a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

        (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "Specified Person") held by any other Person (the "Parent Entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Parent Entity;

        (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

        (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

        (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

     Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

        (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

        (2) the circumstances and relevant facts regarding such Change of Control;

        (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

        (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness". Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

     Our Credit Agreement provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event that at the time of a Change of Control under the Indenture or the terms of any Senior Indebtedness of the Company (including the Credit Agreement) restrict or prohibit the purchase of Notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of the Notes.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of the Notes may require the Company to make an offer to repurchase the Notes as described above.

     The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

  LIMITATION ON INDEBTEDNESS

     (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.5 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

        (1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to any Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and clause (13) below and then outstanding does not exceed the total of the greater of (i) $290 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" and (ii) the sum of (x) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 80% of the book value of the accounts receivables of the Company and its Restricted Subsidiaries; provided further, however, that in the case of Indebtedness to be Incurred pursuant to this clause (1) by a Restricted Subsidiary that is not a Subsidiary Guarantor, the aggregate principal amount of such Indebtedness, when added together with all other then outstanding Indebtedness Incurred pursuant to clause (1) and (13) below by Restricted Subsidiaries that are not Subsidiary Guarantors, does not exceed $60 million;

        (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

        (3)  the Notes and the Exchange Notes (other than any Additional Notes);

        (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

        (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

        (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

        (7) Hedging Obligations consisting of (1) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or its Restricted Subsidiaries pursuant to the Indenture and (2) Currency Rate Agreements directly related to (x) Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture or (y) the ordinary operations of the Company and its Restricted Subsidiaries;

        (8) obligations in respect of performance, bid and surety bonds, customer contracts or other similar obligations and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

        (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

        (10) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor, a Guarantee of a Restricted Subsidiary that is not a Subsidiary Guarantor to the extent it Guarantees Indebtedness permitted to be Incurred under the Indenture by any other Restricted Subsidiary that is also not a Subsidiary Guarantor, and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or
             (4) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4);

        (11) Indebtedness of the Company or the Subsidiary Guarantors represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Related Business, including Refinancing Indebtedness Incurred to Refinance in whole or in part any Indebtedness Incurred pursuant to this clause (11), in an amount which, when added together with all Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of 2.5% of the Total Net Tangible Assets as of the date of Incurrence and $25 million;

        (12) Indebtedness Incurred by any Foreign Subsidiary in an amount that, when added together with the amount of all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, does not exceed $10 million;

        (13) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to the Company or any of its Subsidiaries (except for Standard Securitization Undertakings) in an amount which, when added together with the aggregate amount of all Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed the lesser of (i) $100 million and (ii) the maximum principal amount of Indebtedness that could be Incurred pursuant to clause (1) above at such time after taking into account all Indebtedness theretofor Incurred pursuant to clause (1) above and then outstanding;

        (14) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations (including reimbursement obligations in respect of letters of credit) Incurred in the ordinary course of business in order to provide security for workers' compensation, in connection with self-insurance or similar requirements;

        (15) Indebtedness consisting of customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Company or any Restricted Subsidiary, in each case, Incurred in connection with the acquisition or disposition of any assets by the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets);

        (16) Indebtedness consisting of take-or-pay obligations of the Company or a Restricted Subsidiary contained in supply agreements entered into in the ordinary course of business; and

        (17) Indebtedness of the Company and the Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (16) above or paragraph (a)) does not exceed $50 million.

     (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses, (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and
(3) the Company will be entitled from time to time to reclassify any Indebtedness Incurred pursuant to any clause in paragraph (b) above such that it will be deemed as having been Incurred under another clause in paragraph (b). For the avoidance of doubt, and without limiting the generality of the foregoing, Indebtedness Incurred pursuant to any Credit Facility can be classified by the Company at the time of Incurrence under any of paragraph (a) and clauses (1), (5), (6), (7), (11), (12), (13), (14) and (17) of paragraph
(b).

     (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     (f) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent, of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

  LIMITATION ON RESTRICTED PAYMENTS

     (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

        (1) a Default shall have occurred and be continuing (or would result therefrom);

        (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

        (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to such Restricted Payment for which financial statements have been made publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

           (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

           (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

           (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated (or is merged or liquidated into) a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     (b) The preceding provisions will not prohibit:

        (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Restricted Subsidiary or Indebtedness Guaranteed by the Company or a Restricted Subsidiary) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and
            (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause
            (3)(B) of paragraph (a) above;

        (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

        (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

        (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $2 million in any calendar year plus the Net Cash Proceeds received during such calendar year by the Company upon the exercise of options to purchase, or the purchase of Capital Stock by any such employees, former employees, consultants, former consultants, directors or former directors; provided further, however, that (A) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and
            (B) the Net Cash Proceeds received by the Company upon such exercise or purchase shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

        (5) acquisitions of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and acquisitions of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon the grant or exercise of a stock option or upon the award or vesting of restricted stock; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments; and

        (6) so long as no Default has occurred and is continuing, Restricted Payments in an amount which, when added together with all Restricted Payments made pursuant to this clause (6) to the extent they shall not have at the time been repaid, repurchased, redeemed, sold or returned, does not exceed $25 million; provided, however, that such payment shall be included in the calculation of the amount of Restricted Payments.

  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

        (1) with respect to clauses (a), (b) and (c),

           (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Indenture and any Credit Facilities as they are in effect on the Issue Date);

           (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

           (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

           (iv) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

           (v) any encumbrance or restriction with respect to a Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Subsidiary; and

        (2) with respect to clause (c) only,

           (i) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

           (ii) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages.

  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

        (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

        (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

        (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) pursuant to one or more of the following:

           (A) to the extent the Company elects (or is required by the terms of any Indebtedness, after giving effect to any consents or waivers received thereunder), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

           (B) to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

           (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

     provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of this covenant, any of the following are deemed to be cash or cash equivalents:

        (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

        (2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 150 days after such Asset Disposition (to the extent of cash received).

     (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the Notes to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

  LIMITATION ON AFFILIATE TRANSACTIONS

     (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

        (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

        (2) if such Affiliate Transaction involves an amount in excess of $2.5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

        (3) if such Affiliate Transaction involves an amount in excess of $10 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of the preceding paragraph (a) will not prohibit:

        (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments";

        (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

        (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.5 million in the aggregate outstanding at any one time;

        (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

        (5) any Qualified Receivables Transaction, and the Incurrence of obligations and acquisitions of Permitted Investments and other rights or assets in connection with a Qualified Receivables Transaction;

        (6) any transaction between or among the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; and

        (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

  LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     The Company

        (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary); and

        (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

           (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

           (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition;

           (C) such issuance or sale is made by a Person that will, upon the making of a substantially concurrent Investment by the Company or a Restricted Subsidiary in such Person, become a Restricted Subsidiary; or

           (D) in the case of Subsidiaries of Harnischfeger of Australia Pty. Ltd in existence on the Issue Date, immediately after giving effect to such issuance, sale or other disposition, the Company's aggregate direct or indirect beneficial ownership in such Subsidiary (or its successors) is not reduced below the aggregate direct or indirect beneficial ownership immediately before such issuance, sale or other disposition.

  LIMITATION ON LINE OF BUSINESS

     The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

  MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

        (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

        (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

        (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness";

        (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

        (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

     The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

        (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

        (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

        (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

FUTURE GUARANTORS

     The Company will cause each domestic Restricted Subsidiary that Incurs any Indebtedness to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Such Restricted Subsidiary shall be released from such Guaranty at such time that such Restricted Subsidiary is released from all of its obligations with respect to such Indebtedness (and any additional Indebtedness it may Incur).

SEC REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed at the times specified for the filings, and provided to the Trustee and Noteholders not more than 5 days thereafter, of such information, documents and reports under such Sections.

     In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

     Each of the following is an Event of Default:

        (1) a default in the payment of interest on the Notes when due, continued for 30 days;

        (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

        (3) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above;

        (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries,"
            "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "-- Limitation on Affiliate Transactions," "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "-- Limitation on Line of Business --," "-- Future Guarantors," or "-- SEC Reports";

        (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

        (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "Cross Acceleration Provision");

        (7) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "Bankruptcy Provisions");

        (8) any judgment or decree of a court having jurisdiction over the Company, a Subsidiary Guarantor or a Significant Subsidiary for the payment of money in excess of $15 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "Judgment Default Provision"); or

        (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the "Guaranty Default Provision").

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

        (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

        (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

        (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

        (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        (5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

        (1) reduce the amount of Notes whose holders must consent to an amendment;

        (2) reduce the rate of or extend the time for payment of interest on any Note;

        (3) reduce the principal of or extend the Stated Maturity of any Note;

        (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above;

        (5) make any Note payable in money other than that stated in the Note;

        (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

        (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

        (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

        (9) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders.

     Notwithstanding the preceding, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture:

        (1) to cure any ambiguity, omission, defect or inconsistency;

        (2) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

        (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

        (4) to add guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

        (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

        (6) to make any change that does not adversely affect the rights of any Holder of the Notes; or

        (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

     The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     At any time, we may terminate all our obligations under the Notes, the Subsidiary Guarantees and the Indenture ("Legal Defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

     In addition, at any time we may terminate our obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the guaranty default provision described under "-- Defaults" above and the limitation contained in clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above ("Covenant Defeasance").

     We may exercise our Legal Defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above. If we exercise our Legal Defeasance option or our Covenant Defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "Defeasance Trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. is the Trustee under the Indenture. We have appointed Wells Fargo Bank Minnesota, N.A. as Registrar and Paying Agent with regard to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, or apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

        (1) any property, plant or equipment or other non-current tangible assets used in or useful in the operation of a Related Business;

        (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

        (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "-- Certain Covenants -- Limitation on Restricted Payments," "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner (1) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or (2) of rights or warrants to purchase such amount of Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition, as a "Disposition") of:

        (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

        (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

        (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

        (A) a Disposition or transfer by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary;

        (B) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, (x) a Disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain
            Covenants -- Limitation on Restricted Payments" or a Permitted Investment or (y) a Disposition of all or substantially all the assets of the Company in accordance with the covenant described under "-- Certain Covenants -- Merger and Consolidation";

        (C) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market thereof; provided that at least 75% of the consideration therefor consists of cash or cash equivalents;

        (D) any single transaction or a series of related transactions that involves the Disposition of assets with a fair market value of less than $3.5 million;

        (E) the sale or other Disposition of Temporary Cash Investments or Marketable Securities;

        (F) any sale, without recourse, of any account receivable at a discount or for less than the face value thereof (i) if such account receivable is supported by an irrevocable commercial letter of credit or similar financial instrument in the face amount of the full face value of such account, or (ii) if such account receivable reflects the purchase price component of equipment sold in connection with the aftermarket services of the Company or any of its Subsidiaries; and

        (G) the sale or other disposition of the Company's former headquarters building and related real property in St. Francis, Wisconsin.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

        (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

        (2) the sum of all such payments.

     "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements have been made publicly available prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

        (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by senior management of the Company and assuming a constant level of sales) shall be deemed outstanding for purposes of this calculation);

        (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted

            Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

        (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

        (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

        (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

         (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

         (2) amortization of debt discount and debt issuance cost;

         (3) capitalized interest;

         (4) non-cash interest expense;

         (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (6) net payments pursuant to Hedging Obligations;

         (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

         (8) interest incurred in connection with Investments in discontinued operations;

         (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

        (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, and less, to the extent included in such total interest expense, any amortization or write-offs of debt issuance costs and prepayment premiums realized during such period to the extent attributable to the Indebtedness being Refinanced by the Notes on the Issue Date.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

        (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

           (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

           (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income but only to the extent the Company or Restricted Subsidiary funded such net loss with cash;

        (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

        (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

           (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution or as the repayment of an intercompany payable to the Company or a Subsidiary Guarantor, to the extent such payable existed on the Issue Date (subject, in the case of a dividend or other distribution or repayment paid to another Restricted Subsidiary, to the limitation contained in this clause); and

           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

        (4) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person and related tax effects;

        (5) extraordinary gains or losses;

        (6) to the extent included in such total interest expense, any amortization or write-offs of debt issuance costs and prepayment premiums realized during such period to the extent attributable to the Indebtedness being Refinanced by the Notes; and

        (7) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Credit Agreement" means the Credit Agreement, dated as of June 29, 2001 and as amended as of December 26, 2001 and as amended and restated from time to time thereafter, among the Company, Bankers Trust Company, as Administrative Agent, and Heller Financial, Inc. and Fleet Capital Corporation, as Co-Syndication Agents, and CIT Group/Business Credit, as Documentation Agent, together with the related documents thereto (including the term loans, revolving loans and letters of credit thereunder, any guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

     "Credit Facility" means one or more debt facilities (including the Credit Agreement), with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including any increase in principal amount).

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" with respect to a Person means:

        (1) the Bank Indebtedness; and

        (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

        (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

        (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

        (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

        (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "-- Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "-- Certain Covenants -- Change of Control"; and

        (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

        (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

        (2)  Consolidated Interest Expense;

        (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

        (4) all non-recurring expenses in connection with the introduction of fresh start accounting, the Company's July 2001 reorganization and the Refinancing, all as recorded in the Company's financial statements as "Fresh start inventory charges," "Amortization of backlog intangible assets," "Reorganization Plan Items," "Fresh start accounting adjustments" or similar headings; and

        (5) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount could have been distributed by such Restricted Subsidiary at the date of determination to the Company or another Restricted Subsidiary as a dividend or other distribution or as the repayment of an intercompany payable to the Company or a Subsidiary Guarantor, to the extent such payable existed on the Issue Date without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

     "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States, a state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories and jurisdictions outside the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

        (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

        (2) statements and pronouncements of the Financial Accounting Standards Board;

        (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

        (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

        (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

        (2) entered into for the purpose of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "-- Certain Covenants -- Limitation on Indebtedness," (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

        (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

        (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

        (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

        (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

        (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

        (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

        (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

        (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any Restricted Subsidiary of any business or other assets, the term "Indebtedness" will exclude indemnification or post-closing payment adjustments to which the seller or purchaser may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 45 days thereafter.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments":

        (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

        (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lenders" has the meaning specified in the Credit Agreement.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

        (1) all legal, title and recording tax expenses, underwriting, discounts and commissions and other reasonable fees and expenses (including fees and expenses of counsel, accountants and investment bankers) and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

        (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

        (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

        (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any current or contingent liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", means with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary of the Company or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

        (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

        (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

        (3)  cash, cash equivalents and Temporary Cash Investments;

        (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

        (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

        (6) loans or advances to officers, directors, employees or consultants made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary not to exceed $3.5 million in the aggregate outstanding at any time;

        (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of any judgment;

        (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

        (9) a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in a Receivables Entity is in the form of (a) a Purchase Money Note; (b) any equity interest; (c) obligations of the Receivables Subsidiary to pay the purchase price for assets transferred to it; or (d) interests in accounts receivable generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

        (10) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

        (11) Hedging Obligations;

        (12) negotiable instruments held for deposit or collection in the ordinary course of business;

        (13) any Investment in a Person engaged in a Related Business acquired solely in exchange for Capital Stock (other than Disqualified Stock) of the Company;

        (14) any Investment in existence on the Issue Date; and

        (15) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding (measured on the date each such Investment was made and without giving effect to subsequent changes in value), does not exceed the greater of $25 million and 2.5% of Total Net Tangible Assets.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary), and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary of the Company, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and (1) has no Indebtedness or other Obligations (contingent or otherwise) that (a) are guaranteed by the Company or any Restricted Subsidiary, other than contingent liabilities pursuant to Standard Securitization Undertakings, (b) are recourse to or obligate the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (2) has no contract, agreement, arrangement or undertaking (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with the Company or its Restricted Subsidiaries other than on terms no less favorable to the Company or such Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and (3) neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve certain levels of operating results.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

        (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

        (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

        (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement dated March 13, 2002, among the Company, the Subsidiary Guarantors, Credit Suisse First Boston Corporation and Deutsche Banc Alex. Brown Inc.

     "Related Business" means any business in which the Company or its Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company or its Subsidiaries in which the Company or its Subsidiaries was engaged on the Issue Date or a reasonable extension, development or expansion of the business in which the Company or its Subsidiaries was engaged as of the Issue Date.

     "Representative" means with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

     "Restricted Payment" with respect to any Person means:

        (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

        (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

        (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than intercompany indebtedness subordinated in accordance with clause (b)(2) of "Certain Covenants-- Limitation on Indebtedness," the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

        (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Indebtedness" means with respect to any Person:

        (1) Obligations in respect of Indebtedness (including all reimbursement obligations in respect of letters of credit) of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

        (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate or pari passu in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

        (1) any obligation of such Person to any Subsidiary;

        (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

        (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

        (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

        (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Senior Subordinated Indebtedness" means, with respect to a Person, the Notes (in the case of the Company), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Article 1, Rule 1-02 under Regulation S-X promulgated by the SEC pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions involving accounts receivables in connection with any servicing obligations assumed by the Company or any Restricted Subsidiary in respect of such accounts receivable.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

        (1) such Person;

        (2) such Person and one or more Subsidiaries of such Person; or

        (3) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means Harnischfeger Corporation, a Delaware corporation, Joy Technologies Inc., a Delaware corporation, and each other Subsidiary listed on the Schedule attached to the Indenture, each of their respective successors and each other Subsidiary of the Company that thereafter Guarantees the Notes pursuant to the terms of the Indenture.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Temporary Cash Investments" means any of the following:

        (1) any investment in direct obligations of the United States or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

        (2) investments in time deposit accounts, certificates of deposit, eurodeposits and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

        (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

        (4) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

        (5) investments in securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; and

        (6) money market funds at least 95% of the assets of which constitute Temporary Cash Investments described in clauses (1) through (5) above.

     "Total Net Tangible Assets" as of any date means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet as of the end of the most recent fiscal quarter, less the following: (i) current liabilities of the Company and its Restricted

Subsidiaries, (ii) goodwill, unamortized debt issuance costs and original issue discount expense and other unamortized deferred charges, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items set forth on such balance sheet, (iii) all outstanding Investments by the Company and its Restricted Subsidiaries in Persons other than Restricted Subsidiaries, and (iv) net deferred income tax assets of the Company and its Restricted Subsidiaries.

     "Trustee" means Wells Fargo Bank Minnesota, N.A. until a successor replaces it and, thereafter, means the successor.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the Issue Date.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     Except as described under "-- Certain Covenants -- Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

     "Unrestricted Subsidiary" means:

        (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

        (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments."

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with the notes purchased for cash on original issue and held as capital assets.

     This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss securities held as part of a hedge, straddle, "synthetic security" or other integrated transaction.

     This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the notes.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis.

     YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY, AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES.

     This subsection describes the material United States federal income tax consequences of owning, selling, and disposing of the notes we are offering. This subsection assumes that the notes will not be offered at a discount.

U.S. HOLDERS OF NOTES

     For purposes of this summary, U.S. holders are holders of notes that are:

     (1) citizens or residents of the United States;

     (2) corporations or other entities taxable as corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

     (3) estates, the income of which is subject to United States federal income taxation regardless of its source; or

     (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

     If a partnership or other entity treated as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your own tax advisor.

  INTEREST INCOME

     Payments of interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder's regular method of tax accounting).

     Because we are obligated to pay an additional amount to the holders of the notes under certain circumstances described under "Description of the Notes -- Principal, Maturity and Interest" and "-- Registered Exchange Offer; Registration Rights," the notes may be subject to special rules under Treasury regulations that are applicable to debt instruments that provide for one or more contingent payments. Under the Treasury regulations, however, the special rules applicable to contingent payment debt instruments will not apply if, as of the issue date, the contingency is either "remote" or "incidental". We intend to take the position that, solely for these purposes, the payment of the additional amount is a remote or incidental contingency. Our determination that such payments are a remote or incidental contingency for these purposes is binding on a holder, unless such holder discloses in the proper manner to the Internal Revenue Service (the "IRS") that it is taking a different position. Prospective investors should consult their tax advisors as to the tax considerations relating to the payment of the additional amount, in particular in connection with the Treasury regulations relating to contingent payment interests.

  SALE OR EXCHANGE OF NOTES

     A holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition of the note and the holder's adjusted tax basis in the note. A holder's adjusted tax basis in the note generally will be the initial purchase price paid therefor. Gain recognized on the sale of a note generally will be long term capital gain provided the holder's holding period for the note exceeds one year. In the case of a holder other than a corporation, the current maximum marginal United States federal income tax rate applicable to long term capital gain recognized on the sale of a note is 20%.

     If the selling price is less than the holder's adjusted tax basis, the holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  THE EXCHANGE OFFER

     The exchange of the notes for exchange notes pursuant to the Registered Exchange Offer should not constitute a significant modification of the terms of the notes, and, accordingly, such exchange should not constitute an exchange for federal income tax purposes. Therefore, a holder will not recognize gain or loss upon receipt of an exchange note in the Registered Exchange Offer. A holder's holding period for such note will include the holding period of the note surrendered and such holder's adjusted basis in such note will be the same as such holder's basis in the note surrendered. In addition, each holder of notes would continue to be required to include interest on the notes in its gross income in accordance with its method of accounting for federal income tax purposes.

  INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     We will, where required, report to the holders and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of federal tax withheld, if any, with respect to payments. In general, information reporting requirements will apply to payments of principal and interest on the notes and payments of the proceeds of the sale of the notes, and a backup withholding tax, currently at a rate of 30%, may apply to those payments if:

     (1) the holder fails to furnish or certify its correct taxpayer identification number to us in the manner required;

     (2) we are notified by the Internal Revenue Service that the holder has failed to report payments of interest and dividends properly; or

     (3) under certain circumstances, the holder fails to certify that the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding for failure to report interest and dividend payments.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

NON-U.S. HOLDERS OF NOTES

     For purposes of this summary, non-U.S. holders are holders of notes who are not U.S. holders.

     The rules governing United States federal income taxation of a beneficial owner of notes that, for United States federal income tax purposes, is a holder who is not a United States person as that term is defined in the Code are complex and no attempt will be made herein to provide more than a summary of those rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

     This discussion assumes that the note or interest payment is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to income, profits, changes in value of property or other attributes of the issuer or a related party.

  INTEREST INCOME

     Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income earned on a note held by a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that the interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that:

     (1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     (2) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

     (3) the non-U.S. holder is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

     (4) either (A) the non-U.S. holder certifies to us or our or its agent, under penalties of perjury, by submitting a properly executed IRS Form W-8BEN (or successor form), that it is not a United States person or
         (B) an authorized representative of a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the notes in that capacity, certifies to us or our agent, under penalties of perjury, that such a statement on Form W-8BEN (or successor form) or a similar substitute has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes to us or our agent a copy thereof.

     Except to the extent that an applicable treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a holder that is a United States person if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by a treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor.

  SALE OR EXCHANGE OF NOTES

     A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or other disposition of a note unless:

     (1) the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder;

     (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met; or

     (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

     With respect to a non-U.S. holder, subject to U.S. federal income tax as described in the preceding paragraph, an exchange of a note for an exchange note will not be treated as a taxable exchange of the note. As described under "U.S. Holders of Notes -- Interest Income," the notes provide for the payment of an additional amount in certain circumstances. Non-U.S. holders should consult their own tax advisors as to the tax considerations relating to debt instruments that provide for one or more contingent payments, in particular as to the availability of the exemption for portfolio interest, and the ability of non-U.S. holders to claim the benefits of income tax treaty exemptions from U.S. withholding tax on interest, in respect of such additional amounts.

  INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     United States backup withholding tax will not apply to payments on the notes to a non-U.S. holder if the statement described above in "-- Interest Income" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting may still apply with respect to payments of interest. Information reporting and backup withholding tax will not apply to payments of the proceeds of the sale of notes to a non-U.S. holder effected by a broker, provided that either a sale occurs through a foreign office of a foreign broker that has no connection with the United States, as described in applicable regulations or such broker has in its records certain documentary evidence allowed by Treasury regulations that the beneficial owner is a non-U.S. holder, certain other conditions are met, and the broker does not have actual knowledge that the holder is a United States person.

  ESTATE TAX

     If interest on the notes is exempt from withholding of United States federal income tax under the Portfolio Interest Exemption (without regard to the certification requirement), the notes will not be included in the estate of a deceased non-U.S. holder for United States federal estate tax purposes.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU, DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the consummation of the registered exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
               , 2002, all dealers affecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the consummation of the registered exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq national market. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are required to file reports and other information with the SEC pursuant to the information requirements of the Securities and Exchange Act of 1934, as amended.

     Our filings with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference rooms. Copies of our filings may be obtained at the prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding us. Our common stock is traded under the symbol "JOYG" on the Nasdaq national market, through which information also is available.

                           INCORPORATION BY REFERENCE

     The SEC permits us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the initial filing date of the registration statement of which this prospectus is a part, and prior to the effectiveness of that registration statement, will automatically update and supersede this information. We have filed the following documents with the SEC and hereby incorporate them in this prospectus by reference:

     - our Annual Report on Form 10-K for the year ended October 31, 2001;

     - our Proxy Statement, dated January 25, 2002, for our 2002 annual meeting;

     - our Quarterly Report on Form 10-Q for the quarter ended February 2, 2002; and

     - our Reports on Form 8-K filed on January 25, 2002, March 1, 2002 and April 15, 2002.

     We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act. Statements contained in documents incorporated or deemed to be incorporated by reference after the initial filing date of the registration statement of which this prospectus is a part will modify statements in any other subsequently filed documents to the extent the new information differs from the old information. Any statements modified or superseded will no longer constitute a part of this prospectus in their original form.

     If you request a copy of any or all of the documents incorporated by reference, then we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Investor Relations at Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, telephone: (414) 319-8500.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act, covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

                                 LEGAL MATTERS

     The validity of the exchange notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on for us by our Associate General Counsel and by Kirkland & Ellis, Chicago, Illinois, a partnership including professional corporations.

                            INDEPENDENT ACCOUNTANTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K as of October 31, 2001 and the period from June 24, 2001 to October 31, 2001 (the Successor Company) and the period from November 1, 2000 to June 23, 2001 and as of October 31, 2000 and each of the two years then ended (Predecessor Company), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS

     The following unaudited pro forma consolidated statements of operations are based on our historical financial statements and should be read in conjunction with the historical financial statements included elsewhere in, or incorporated by reference into, this prospectus.

     The unaudited pro forma financial statements reflect the following:

     - The elimination of our Predecessor Company's amortization of patents and goodwill and the increase in the amortization of our Successor Company's intangible assets;

     - The interest expense and financing fee amortization related to the issuance of the notes; and

     - The reduction of interest expense and financing fee amortization related to the repayment of outstanding borrowings under our existing credit facility and our $108.8 million 10.75% Senior Notes.

     The pro forma statements give effect to the transactions described above as if they had been consummated on the first day of the applicable period. The pro forma adjustments to the historical consolidated statements of operations are those that we deem appropriate, reflecting items of recurring significance and which are factually supportable based on currently available information. The pro forma financial statements do not purport to be indicative of what actual results would have been, nor do the pro forma financial statements purport to present our consolidated financial results for future periods.

                                                                    (IN MILLIONS)
                                                            PERIOD ENDED OCTOBER 31, 2001
                                          ------------------------------------------------------------------
                                          PREDECESSOR   SUCCESSOR
                                            COMPANY      COMPANY
                                             EIGHT        FOUR      REORGANIZATION   REFINANCING
                                            MONTHS       MONTHS      ADJUSTMENTS     ADJUSTMENTS   PRO FORMA
                                          -----------   ---------   --------------   -----------   ---------
Net sales...............................    $740.5       $407.7            --             --       $ 1,148.2
Cost of sales...........................     556.0        307.1           8.9(1)          --           872.0
Fresh start inventory charges...........        --         74.6            --             --            74.6
Product development, selling and
  administrative expenses...............     141.8         70.2          (2.7)(2)         --           209.3
Amortization of backlog intangible
  assets................................        --          9.8            --             --             9.8
Other income............................      (1.2)        (1.7)           --             --            (2.9)
Restructuring and other special
  (credits) charges.....................      (0.1)          --            --                           (0.1)
                                            ------       ------         -----           ----       ---------
Operating income (loss).................      44.0        (52.3)         (6.2)            --           (14.5)
Interest income.........................       1.6          1.2            --             --             2.8
Interest expense........................     (29.3)       (11.0)         10.7(3)         0.0(4)        (29.6)
                                            ------       ------         -----           ----       ---------
Income (loss) before reorganization
  items and fresh start accounting
  adjustments...........................      16.3        (62.1)          4.5            0.0           (41.3)
Reorganization items....................     (36.4)          --            --             --           (36.4)
Fresh start accounting adjustments......      45.1           --            --             --            45.1
                                            ------       ------         -----           ----       ---------
Income (loss) before income taxes and
  minority interest.....................      25.0        (62.1)          4.5            0.0           (32.6)
(Provision) benefit for income taxes....      26.8        (13.2)         (0.6)(5)         --            13.0
Minority interest.......................      (1.2)        (1.2)           --             --            (2.4)
                                            ------       ------         -----           ----       ---------
Income (loss) from continuing
  operations, before discontinued
  operations, and extraordinary items...    $ 50.6       $(76.5)        $ 3.9           $0.0       $   (22.0)
                                            ======       ======         =====           ====       =========

                                                            (IN MILLIONS)
                                                 THREE MONTHS ENDED FEBRUARY 2, 2002
                                          -------------------------------------------------

                                                   REORGANIZATION   REFINANCING
                                          ACTUAL    ADJUSTMENTS     ADJUSTMENTS   PRO FORMA
                                          ------   --------------   -----------   ---------
Net sales...............................  $286.4         --               --       $286.4
Cost of sales...........................   223.9         --               --        223.9
Fresh start inventory charges...........    46.4         --               --         46.4
Product development, selling and
  administrative expenses...............    53.7         --               --         53.7
Amortization of backlog intangible
  assets................................     7.3         --               --          7.3
Other income............................    (0.2)        --               --         (0.2)
Restructuring and other special
  (credits) charges.....................    (5.0)        --               --         (5.0)
                                          ------         --            -----       ------
Operating income (loss).................   (39.7)        --               --        (39.7)
Interest income.........................     0.5         --               --          0.5
Interest expense........................    (8.0)        --              0.3 (6)     (7.7)
                                          ------         --            -----       ------
Income (loss) before reorganization
  items and fresh start accounting
  adjustments...........................   (47.2)        --              0.3        (46.9)
Reorganization items....................      --         --               --           --
Fresh start accounting adjustments......      --         --               --           --
                                          ------         --            -----       ------
Income (loss) before income taxes and
  minority interest.....................   (47.2)        --              0.3        (46.9)
(Provision) benefit for income taxes....    18.5         --             (0.1)(7)     18.4
Minority interest.......................    (0.4)        --               --         (0.4)
                                          ------         --            -----       ------
Income (loss) from continuing
  operations, before discontinued
  operations, and extraordinary items...  $(29.1)        --            $ 0.2       $(28.9)
                                          ======         ==            =====       ======

     The following adjustments have been made to our historical consolidated statement of operations to compute the unaudited pro forma amounts.

     (1) This adjustment reflects an increase of depreciation of property, plant and equipment to reflect a full year of expense based upon the fair value of such assets of the Successor Company.

     (2) The adjustment reflects the net effects of the elimination of $7.1 million of amortization related to the Predecessor Company's patents and goodwill and a $4.4 million increase of amortization to reflect a full year of amortization of the Successor Company's intangible assets.

     (3) This adjustment reflects the decrease in interest expense as a result of the replacement of our debtor-in-possession financing facility with our current credit facility and 10.75% Senior Notes which we put in place upon our emergence from bankruptcy. Approximately $15.1 million of Predecessor Company interest expense is related to the interest accrued for the period June 1999 through July 2001 on the Joy and P&H prepetition claims.

     (4) This adjustment reflects the increase in interest expense as a result of the issuance of the Senior Subordinated Notes and the repayment of our existing debt. Had the issuance of the Senior Subordinated Notes and application of the net proceeds occurred on November 1, 2000, interest expense for fiscal 2001 would have been as follows:

                                                                              PRO FORMA
                                                                   INTEREST   INTEREST
INSTRUMENT                                                AMOUNT     RATE      EXPENSE
----------                                                ------   --------   ---------
Revolving credit facility...............................  $ 83.9      6.82%     $ 5.7
Industrial revenue bond.................................    12.6      8.59%       1.1
Senior subordinated notes...............................   200.0      8.75%      17.5
Other miscellaneous.....................................     4.6   Various        0.4
Amortization of financing costs.........................      --        --        2.9
Letter of credit fees...................................      --        --        2.0
                                                          ------                -----
                                                          $301.1                $29.6
                                                          ======                =====

     (5) This adjustment reflects an increase in our provision for income taxes to an effective income tax rate of 40%.

     (6) This adjustment reflects the decrease in interest expense as a result of the issuance of the Senior Subordinated Notes and the repayment of our existing debt. Had the issuance of the Senior Subordinated Notes and application of the net proceeds occurred on November 1, 2001, interest expense for the 2002 First Quarter would have been as follows:

                                                                              PRO FORMA
                                                                   INTEREST   INTEREST
INSTRUMENT                                                AMOUNT     RATE      EXPENSE
----------                                                ------   --------   ---------
Revolving credit........................................  $102.0      5.17%     $1.3
Industrial revenue bonds................................    12.6      8.59%      0.3
Senior subordinated notes...............................   200.0      8.75%      4.4
Other miscellaneous.....................................     4.4   Various       0.4
Amortization of finance fees............................      --        --       0.7
Letter of credit fees...................................      --        --       0.6
                                                          ------                ----
                                                          $319.0                $7.7
                                                          ======                ====

     (7) This adjustment reflects the income tax effect with a 40% effective income tax rate.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $200,000,000

                                JOY GLOBAL INC.

                         Offer to Exchange $200,000,000
              8 3/4% Senior Subordinated Notes Due 2012, Series B
                          for any and all outstanding
                   8 3/4% Senior Subordinated Notes due 2012

                             ---------------------

                                   PROSPECTUS

                                           , 2002

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such.

REGISTRANTS INCORPORATED UNDER DELAWARE LAW

     Joy Global Inc. and several of its domestic subsidiary guarantors, including Benefit, Inc., Dobson Park Industries, Inc., Harnischfeger Corporation, Harnischfeger Technologies, Inc., Harnisfeger World Services Corporation, HCHC, Inc., HCHC UK Holdings, Inc., HIHC, Inc., Joy MM Delaware, Inc., Joy Technologies Inc., JTI UK Holdings, Inc., and RCHH, Inc. (the "Delaware Subsidiary Guarantors"), are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.

     In addition, Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the DGCL or (iv) obtains an improper personal benefit.

     Article 6 of the Amended and Restated Certificate of Incorporation of Joy Global Inc. provides that, to the fullest extent permitted by the DGCL, as presently existing or as amended, no director of Joy Global Inc. shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

     Article III, Section 15 of the Amended and Restated Bylaws of Joy Global Inc. provides that each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Joy Global Inc. to the fullest extent not prohibited by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. Joy Global Inc. may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     The charter of each Delaware Subsidiary Guarantor provides that a director of such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL. Furthermore, the charter and bylaws of each Delaware Subsidiary Guarantor provide that each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Delaware Subsidiary Guarantor or is or was serving at the request of the Delaware Subsidiary Guarantor as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Delaware Subsidiary Guarantor to the fullest extent not prohibited by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. Each Delaware Subsidiary Guarantor may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not the Delaware Subsidiary Guarantor would have the power to indemnify such person against such expense, liability or loss under the DGCL.

REGISTRANT FORMED UNDER THE DELAWARE LIMITED LIABILITY COMPANY ACT

     South Shore Development, LLC is a limited liability company formed under the laws of the State of Delaware. Section 18-808 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a limited liability company's operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended Operating Agreement of South Shore Development, LLC provides that a manager shall not have any liability by reason of being or having been a manager, provided that such manager performs his duties in good faith. To the maximum extent provided under the Delaware Limited Liability Company Act, South Shore Development, LLC will indemnify the manager, its employees and agents against any and all claims which arise out of their duties in such capacities.

REGISTRANTS FORMED UNDER OHIO LAW

     American Alloy Corporation and The Horsburgh & Scott Company (the "Ohio Subsidiary Guarantors") are incorporated under the laws of the State of Ohio.
Section 1701.13(E) of the Ohio General Corporation Law (the "Ohio Statute") permits indemnification by a corporation to any person made, or threatened to be made, a party to any proceeding, other than a proceeding by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity, against expenses, including judgment and fines, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal actions, in which he or she had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by, or in the right of, the corporation, except that no indemnification shall be made if the person shall have been adjudged to be liable for negligence or misconduct to the corporation unless a court determines that the person, in view of all of the facts and circumstances of the case, is fairly and reasonably entitled to indemnification. Where an officer or director or other indemnified person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

     The Ohio Statute further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Ohio Statute. The indemnification provided under the Ohio Statute is not exclusive and is in addition to any indemnification provided under a corporation's articles of incorporation, regulations or other agreement.

     The charter of each Ohio Subsidiary Guarantor provides that a director of such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Ohio Statute. Furthermore, the charter and bylaws of each Ohio Subsidiary Guarantor provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Ohio Subsidiary Guarantor or is or was serving at the request of the Ohio Subsidiary Guarantor as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Ohio Subsidiary Guarantor to the fullest extent not prohibited by the Ohio Statute, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the charter and bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. Each Ohio Subsidiary Guarantor may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not the Ohio Subsidiary Guarantor would have the power to indemnify such person against such expense, liability or loss under the Ohio Statute.

REGISTRANT FORMED UNDER WISCONSIN LAW

     South Shore Corporation is incorporated under the laws of the State of Wisconsin. Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Laws (the "Wisconsin Statute") require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party thereto because he or she is a director or officer of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer, unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the person derived an improper personal profit; or (4) willful misconduct. A corporation's articles of incorporation may limit its obligation to indemnify under these statutory provisions. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute.

     The charter of South Shore Corporation provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Wisconsin Statute. Furthermore, the charter and bylaws of South Shore Corporation provide that each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of South Shore Corporation or is or was serving at the request of South Shore Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by South Shore Corporation to the fullest extent not prohibited by the Wisconsin Statute, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the charter and bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. South Shore Corporation may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability or loss, whether or not South Shore Corporation would have the power to indemnify such person against such expense, liability or loss under the Wisconsin Statute.

ITEM 21.  EXHIBITS.

(a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  2.1     --   Third Amended Joint Plan of Reorganization, as modified, of the Debtors under Chapter 11 of the Bankruptcy Code
               (incorporated by reference to Exhibit 2.1 to Current Report of Joy Global Inc. on Form 8-K dated July 12, 2001, File No.
               01-9299).
  3.1     --   Amended and Restated Certificate of Incorporation of Joy
               Global Inc. (incorporated by reference to Exhibit 3.1 to
               Current Report of Joy Global Inc. on Form 8-K dated July 12,
               2001, File No. 01-9299).
  3.2     --   By-Laws of Joy Global Inc., as amended January 15, 2002
               (incorporated by reference to Exhibit 3(b) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year-ended October 31, 2002, File No. 01-9299).
  3.3     --   Restated Articles of Incorporation of American Alloy
               Corporation (incorporated by reference to Exhibit T3A-2 to
               Form T-3 dated July 12, 2001 for application for
               qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.4     --   Bylaws of American Alloy Corporation (incorporated by
               reference to Exhibit T3B-2 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
               Trust Indenture Act of 1939, File No. 01-9299).
  3.5     --   Restated Certificate of Incorporation of Benefit, Inc.
               (incorporated by reference to Exhibit T3A-7 to Form T-3
               dated July 12, 2001 for application for qualification of
               indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.6     --   Bylaws of Benefit, Inc. (incorporated by reference to
               Exhibit T3B-7 to Form T-3 dated July 12, 2001 for
               application for qualification of indentures under the Trust
               Indenture Act of 1939, File No. 01-9299).
  3.7     --   Restated Certificate of Incorporation of Dobson Park
               Industries Inc. (incorporated by reference to Exhibit T3A-8 to Form T-3 dated July 12, 2001 for application for
               qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.8     --   Bylaws of Dobson Park Industries Inc. (incorporated by
               reference to Exhibit T3B-8 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
               Trust Indenture Act of 1939, File No. 01-9299).
  3.9     --   Restated Certificate of Incorporation of Harnischfeger
               Corporation (incorporated by reference to Exhibit T3A-10 to
               Form T-3 dated July 12, 2001 for application for
               qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.10    --   Bylaws of Harnischfeger Corporation (incorporated by
               reference to Exhibit T3B-10 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
               Trust Indenture Act of 1939, File No. 01-9299).

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  3.11    --   Restated Certificate of Incorporation of Harnischfeger
               Technologies, Inc. (incorporated by reference to Exhibit
               T3A-11 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.12    --   Bylaws of Harnischfeger Technologies, Inc. (incorporated by reference to Exhibit T3B-12 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
               Trust Indenture Act of 1939, File No. 01-9299).
  3.13    --   Restated Certificate of Incorporation of Harnischfeger World
               Services Corporation (incorporated by reference to Exhibit
               T3A-12 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.14    --   Bylaws of Harnischfeger World Services Corporation
               (incorporated by reference to Exhibit T3B-13 to Form T-3
               dated July 12, 2001 for application for qualification of
               indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.15    --   Restated Certificate of Incorporation of HCHC, Inc.
               (incorporated by reference to Exhibit T3A-13 to Form T-3
               dated July 12, 2001 for application for qualification of
               indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.16    --   Bylaws of HCHC, Inc. (incorporated by reference to Exhibit
               T3B-14 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.17    --   Restated Certificate of Incorporation of HCHC UK Holdings,
               Inc. (incorporated by reference to Exhibit T3A-14 to Form
               T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.18    --   Bylaws of HCHC UK Holdings, Inc. (incorporated by reference to Exhibit T3B-15 to Form T-3 dated July 12, 2001 for
               application for qualification of indentures under the Trust
               Indenture Act of 1939, File No. 01-9299).
  3.19    --   Restated Certificate of Incorporation of HIHC, Inc.
               (incorporated by reference to Exhibit T3A-15 to Form T-3
               dated July 12, 2001 for application for qualification of
               indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.20    --   Bylaws of HIHC, Inc. (incorporated by reference to Exhibit
               T3B-16 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.21    --   Restated Certificate of Incorporation of Joy MM Delaware,
               Inc. (incorporated by reference to Exhibit T3A-18 to Form
               T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.22    --   Bylaws of Joy MM Delaware, Inc. (incorporated by reference to Exhibit T3B-19 to Form T-3 dated July 12, 2001 for
               application for qualification of indentures under the Trust
               Indenture Act of 1939, File No. 01-9299).
  3.23    --   Restated Certificate of Incorporation of Joy Technologies
               Inc. (incorporated by reference to Exhibit T3A-20 to Form
               T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.24    --   Bylaws of Joy Technologies Inc. (incorporated by reference to Exhibit T3B-21 to Form T-3 dated July 12, 2001 for
               application for qualification of indentures under the Trust
               Indenture Act of 1939, File No. 01-9299).
  3.25    --   Restated Certificate of Incorporation of JTI UK Holdings,
               Inc. (incorporated by reference to Exhibit T3A-22 to Form
               T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.26    --   Bylaws of JT UK Holdings, Inc. (incorporated by reference to
               Exhibit T3B-23 to Form T-3 dated July 12, 2001 for
               application for qualification of indentures under the Trust
               Indenture Act of 1939, File No. 01-9299).
  3.27    --   Restated Certificate of Incorporation of RCHH, Inc.
               (incorporated by reference to Exhibit T3A-25 to Form T-3
               dated July 12, 2001 for application for qualification of
               indentures under the Trust Indenture Act of 1939, File No.
               01-9299).

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  3.28    --   Bylaws of RCHH, Inc. (incorporated by reference to Exhibit
               T3B-26 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.29    --   Restated Articles of Incorporation of South Shore
               Corporation (incorporated by reference to Exhibit T3A-26 to
               Form T-3 dated July 12, 2001 for application for
               qualification of indentures under the Trust Indenture Act of
               1939, File No. 01-9299).
  3.30    --   Bylaws of South Shore Corporation (incorporated by reference to Exhibit T3B-27 to Form T-3 dated July 12, 2001 for
               application for qualification of indentures under the Trust
               Indenture Act of 1939, File No. 01-9299).
  3.31    --   Operating Agreement of South Shore Development, LLC
               (incorporated by reference to Exhibit T3B-28 to Form T-3
               dated July 12, 2001 for application for qualification of
               indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.32    --   Restated Articles of Incorporation of The Horsburgh & Scott
               Company (incorporated by reference to Exhibit T3A-27 to Form
               T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
               01-9299).
  3.33    --   Bylaws of The Horsburgh & Scott Company (incorporated by
               reference to Exhibit T3B-29 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
               Trust Indenture Act of 1939, File No. 01-9299).
  4.1     --   Purchase Agreement, dated March 13, 2001, among Joy Global
               Inc., the Subsidiary Guarantors named therein, Credit Suisse
               First Boston Corporation ("CSFBC") and Deutsche Banc Alex.
               Brown, Inc. (together with CSFBC, the "Initial Purchasers")
               with respect to 8.75% Senior Subordinated Notes Due 2012
               (incorporated by reference to Exhibit 4.3 to Current Report of Joy Global Inc. on Form 8-K dated April 15, 2002, File
               No. 01-9299)
  4.2     --   Indenture, dated March 18, 2001, among Joy Global Inc., the
               Guarantors named therein, and Wells Fargo Bank Minnesota,
               N.A., as trustee. with respect to 8.75% Senior Subordinated
               Notes Due 2012 (incorporated by reference to Exhibit 4.1 to
               Current Report of Joy Global Inc. on Form 8-K dated April
               15, 2002, File No. 01-9299).
  4.3     --   Specimen 8 3/4% Senior Subordinated Notes due 2012
               (incorporated by reference to Exhibit 4.4 to Current Report of Joy Global Inc. on Form 8-K dated April 15, 2002, File
               No. 01-9299)
  4.4     --   Registration Rights Agreement, dated March 13, 2001, among
               Joy Global Inc., the Subsidiary Guarantors named therein and the Initial Purchasers (incorporated by reference to Exhibit
               4.2 to Current Report of Joy Global Inc. on Form 8-K dated
               April 15, 2002, File No. 01-9299)
  4.5     --   Specimen common stock certificate of Joy Global Inc.
               (incorporated by reference to Exhibit 4.3 to Current Report of Joy Global Inc. on Form 8-K dated July 12, 2001, File No.
               01-9299).
  5.1*    --   Opinion of Kirkland & Ellis regarding the securities offered hereby.
  5.2*    --   Opinion of the Associate General Counsel of Joy Global Inc.
               regarding the securities offered hereby.
  8.1     --   Opinion of Kirkland & Ellis regarding federal income tax
               considerations.
 10.1     --   Credit Agreement, dated June 29, 2001, among Harnischfeger
               Industries, Inc., as Borrower, the lenders named therein,
               Bankers' Trust Company, as Agent, Heller Financial, Inc. and
               Fleet Capital Corporation, as Co-Syndication Agents, CIT
               Group/Business Credit, as Documentation Agent and Deutsche
               Banc Alex. Brown Inc., as Lead Arranger and Sole Book
               Running Manager (incorporated by reference to Exhibit 10.1 to Current Report of Joy Global Inc. on Form 8-K dated July
               12, 2001, File No. 01-9299).
 10.2     --   First Amendment to Credit Agreement, dated December 26, 2001 and entered into by and among Joy Global Inc., as Borrower, the lenders named herein, as lenders, Bankers' Trust
               Company, as Agent, Heller Financial, Inc. and Fleet Capital
               Corporation, as Co-Syndication Agents, CIT Group/Business
               Credit, as Documentation Agent, and Deutsche Banc Alex.
               Brown Inc., as Lead Arranger and Sole Book Running Manager
               (incorporated by reference to Exhibit 10(b) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
 10.3     --   Joy Global Inc. 2001 Stock Incentive Plan, as amended
               October 16, 2001(incorporated by reference to Exhibit 10(c)
               to Annual Report of Joy Global Inc. on Form 10-K dated
               January 22, 2002, File No. 01-9299).
 10.4     --   Harnischfeger Industries, Inc. Supplemental Retirement Plan,
               as amended and restated as of June 3, 1999 (incorporated by reference to Exhibit 10(e) to Annual Report of Harnischfeger
               Industries, Inc. on Form 10-K for the year ended October 31,
               1999, File No. 01-9299).
 10.5     --   Form of Change in Control Agreement made and entered into as of September 30, 1999, between Harnischfeger Industries,
               Inc. and James A. Chokey, Robert W. Hale, John Nils Hanson
               and Wayne F. Hunnell and made and entered into as of May 22,
               2000 and June 11, 2001, with Dennis R. Winkleman and Donald
               C. Roof, respectively (incorporated by reference to Exhibit
               10(e) to Annual Report of Joy Global Inc. on Form 10-K dated
               January 22, 2002 for year ended October 31, 2001, File No.
               01-9299).
 10.6     --   Change in Control Agreement made and entered into as of
               November 17, 2000, by and between Harnischfeger Industries,
               Inc. and Michael S. Olsen (incorporated by reference to
               Exhibit 10(f) to Annual Report of Joy Global Inc. on Form
               10-K dated January 22, 2002 for year ended October 31, 2001,
               File No. 01-9299).
 10.7     --   Form of Stock Option Agreement, dated July 16, 2001
               (incorporated by reference to Exhibit 10(g) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).
 10.8     --   Form of Performance Unit Agreement entered into as of August
               27, 2001, between Joy Global Inc. and James A. Chokey,
               Robert W. Hale, John Nils Hanson, Wayne F. Hunnell, Michael
               S. Olsen, Donald C. Roof and Dennis R. Winkleman
               (incorporated by reference to Exhibit 10(h) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).
 10.9     --   Form of Stock Option Agreement, dated November 1, 2001
               (incorporated by reference to Exhibit 10(i) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).
 10.10    --   Joy Global Inc. Annual Bonus Compensation (incorporated by reference to Exhibit 10(j) to Annual Report of Joy Global
               Inc. on Form 10-K dated January 22, 2002 for year ended
               October 31, 2001, File No. 01-9299).
 10.11    --   Form of Stock Option Agreement, dated February 1, 2002
               (incorporated by reference to Quarterly Report of Joy Global
               Inc. on Form 10-Q dated March 15, 2002, File No. 01-9299).
 12.1     --   Statement regarding computation of ratio of earnings to
               fixed charges.
 21.1     --   Subsidiaries of Joy Global Inc. (incorporated by reference to Exhibit 21 to Report of Joy Global Inc. on Form 10-K
               dated January 22, 2002 for year ended October 31, 2001, File
               No. 01-9299).
 23.1     --   Consent of PricewaterhouseCoopers LLP.
 23.2*    --   Consent of Kirkland & Ellis (included in Exhibits 5.1 and
               8.1).
 23.3*    --   Consent of the Associate General Counsel of Joy Global Inc.
               (included in Exhibit 5.2).
 24.1     --   Power of Attorney (included on the signature pages hereto).
 25.1     --   Statement of Eligibility of Trustee on Form T-1 under the
               Trustee Indenture Act of 1939 of Wells Fargo Bank Minnesota.
 99.1     --   Form of Letter of Transmittal.
 99.2     --   Form of Notice of Guaranteed Delivery.
 99.3     --   Form of Tender Instructions.

---------------

*To be filed by amendment.

(b) No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In +the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

     (c) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

provided, however, the paragraphs (f)(i) and (f)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (g) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          JOY GLOBAL INC.

                                          By:     /s/ JOHN NILS HANSON
                                            ------------------------------------
                                              Name: John Nils Hanson
                                              Title: Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



              /s/ JOHN NILS HANSON                              Chief Executive Officer
------------------------------------------------             (Principal Executive Officer)
                John Nils Hanson




               /s/ DONALD C. ROOF                       Executive Vice President, Treasurer and
------------------------------------------------                Chief Financial Officer
                 Donald C. Roof                              (Principal Financial Officer)




              /s/ MICHAEL S. OLSEN                           Vice President, Controller and
------------------------------------------------                Chief Accounting Officer
                Michael S. Olsen                             (Principal Accounting Officer)




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




              /s/ STEVEN L. GERARD                                      Director
------------------------------------------------
                Steven L. Gerard

                   SIGNATURE                                             TITLE
                   ---------                                             -----





               /s/ KEN C. JOHNSEN                                       Director
------------------------------------------------
                 Ken C. Johnsen




              /s/ JAMES R. KLAUSER                                      Director
------------------------------------------------
                James R. Klauser




              /s/ RICHARD B. LOYND                                      Director
------------------------------------------------
                Richard B. Loynd




              /s/ P. ERIC SIEGERT                                       Director
------------------------------------------------
                P. Eric Siegert




               /s/ JAMES H. TATE                                        Director
------------------------------------------------
                 James H. Tate

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          JOY TECHNOLOGIES INC.

                                          By:     /s/ JOHN NILS HANSON
                                            ------------------------------------
                                              Name: John Nils Hanson
                                              Title: Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



              /s/ JOHN NILS HANSON                              Chief Executive Officer
------------------------------------------------             (Principal Executive Officer)
                John Nils Hanson




              /s/ MICHAEL S. OLSEN                     Vice President and Chief Financial Officer
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                     Vice President and Chief Financial Officer
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




              /s/ WAYNE F. HUNNELL                                      Director
------------------------------------------------
                Wayne F. Hunnell




              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          HARNISCHFEGER CORPORATION

                                          By:      /s/ ROBERT W. HALE
                                            ------------------------------------
                                              Name: Robert W. Hale
                                              Title: President and Chief
                                              Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

               /s/ ROBERT W. HALE                        President and Chief Executive Officer
------------------------------------------------             (Principal Executive Officer)
                 Robert W. Hale

              /s/ MICHAEL S. OLSEN                     Vice President and Chief Financial Officer
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen

              /s/ EUGENE FUHRMANN                            Vice President and Controller
------------------------------------------------             (Principal Accounting Officer)
                Eugene Fuhrmann

              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson

               /s/ ROBERT W. HALE                                       Director
------------------------------------------------
                 Robert W. Hale

              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 22nd day of April, 2002.

                                          DOBSON PARK INDUSTRIES INC.

                                          By:  /s/ JOHN P. GARNIEWSKI, JR.
                                            ------------------------------------
                                              Name: John P. Garniewski, Jr.
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



          /s/ JOHN P. GARNIEWSKI, JR.                   President (Principal Executive Officer)
------------------------------------------------
            John P. Garniewski, Jr.




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Financial Officer)
               Donald J. Bromley




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Accounting Officer)
               Donald J. Bromley




          /s/ JOHN P. GARNIEWSKI, JR.                                   Director
------------------------------------------------
            John P. Garniewski, Jr.




              /s/ JOHN DICLEMENTE                                       Director
------------------------------------------------
                John DiClemente




          /s/ PATRICK M. PENNEFEATHER                                   Director
------------------------------------------------
            Patrick M. Pennefeather

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 22nd day of April, 2002.

                                          HARNISCHFEGER TECHNOLOGIES, INC.

                                          By:  /s/ JOHN P. GARNIEWSKI, JR.
                                            ------------------------------------
                                              Name: John P. Garniewski, Jr.
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



          /s/ JOHN P. GARNIEWSKI, JR.                                  President
------------------------------------------------             (Principal Executive Officer)
            John P. Garniewski, Jr.




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Financial Officer)
               Donald J. Bromley




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Accounting Officer)
               Donald J. Bromley




          /s/ JOHN P. GARNIEWSKI, JR.                                   Director
------------------------------------------------
            John P. Garniewski, Jr.




              /s/ JOHN DICLEMENTE                                       Director
------------------------------------------------
                John DiClemente




          /s/ PATRICK M. PENNEFEATHER                                   Director
------------------------------------------------
            Patrick M. Pennefeather

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 22nd day of April, 2002.

                                          HCHC, INC.

                                          By:  /s/ JOHN P. GARNIEWSKI, JR.
                                            ------------------------------------
                                              Name: John P. Garniewski, Jr.
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



          /s/ JOHN P. GARNIEWSKI, JR.                                  President
------------------------------------------------             (Principal Executive Officer)
            John P. Garniewski, Jr.




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Financial Officer)
               Donald J. Bromley




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Accounting Officer)
               Donald J. Bromley




          /s/ JOHN P. GARNIEWSKI, JR.                                   Director
------------------------------------------------
            John P. Garniewski, Jr.




              /s/ JOHN DICLEMENTE                                       Director
------------------------------------------------
                John DiClemente




          /s/ PATRICK M. PENNEFEATHER                                   Director
------------------------------------------------
            Patrick M. Pennefeather

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 22nd day of April, 2002.

                                          HCHC UK HOLDINGS, INC.

                                          By:  /s/ JOHN P. GARNIEWSKI, JR.
                                            ------------------------------------
                                              Name: John P. Garniewski, Jr.
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



          /s/ JOHN P. GARNIEWSKI, JR.                                  President
------------------------------------------------             (Principal Executive Officer)
            John P. Garniewski, Jr.




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Financial Officer)
               Donald J. Bromley




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Accounting Officer)
               Donald J. Bromley




          /s/ JOHN P. GARNIEWSKI, JR.                                   Director
------------------------------------------------
            John P. Garniewski, Jr.




              /s/ JOHN DICLEMENTE                                       Director
------------------------------------------------
                John DiClemente




          /s/ PATRICK M. PENNEFEATHER                                   Director
------------------------------------------------
            Patrick M. Pennefeather

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 22nd day of April, 2002.

                                          HIHC, INC.

                                          By:  /s/ JOHN P. GARNIEWSKI, JR.
                                            ------------------------------------
                                              Name: John P. Garniewski, Jr.
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



          /s/ JOHN P. GARNIEWSKI, JR.                                  President
------------------------------------------------             (Principal Executive Officer)
            John P. Garniewski, Jr.




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Financial Officer)
               Donald J. Bromley




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Accounting Officer)
               Donald J. Bromley




          /s/ JOHN P. GARNIEWSKI, JR.                                   Director
------------------------------------------------
            John P. Garniewski, Jr.




              /s/ JOHN DICLEMENTE                                       Director
------------------------------------------------
                John DiClemente




          /s/ PATRICK M. PENNEFEATHER                                   Director
------------------------------------------------
            Patrick M. Pennefeather

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 22nd day of April, 2002.

                                          JOY MM DELAWARE, INC.

                                          By:  /s/ JOHN P. GARNIEWSKI, JR.
                                            ------------------------------------
                                              Name: John P. Garniewski, Jr.
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



          /s/ JOHN P. GARNIEWSKI, JR.                                  President
------------------------------------------------             (Principal Executive Officer)
            John P. Garniewski, Jr.




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Financial Officer)
               Donald J. Bromley




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Accounting Officer)
               Donald J. Bromley




          /s/ JOHN P. GARNIEWSKI, JR.                                   Director
------------------------------------------------
            John P. Garniewski, Jr.




              /s/ JOHN DICLEMENTE                                       Director
------------------------------------------------
                John DiClemente




          /s/ PATRICK M. PENNEFEATHER                                   Director
------------------------------------------------
            Patrick M. Pennefeather

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 22nd day of April, 2002.

                                          JTI UK HOLDINGS, INC.

                                          By:  /s/ JOHN P. GARNIEWSKI, JR.
                                            ------------------------------------
                                              Name: John P. Garniewski, Jr.
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



          /s/ JOHN P. GARNIEWSKI, JR.                                  President
------------------------------------------------             (Principal Executive Officer)
            John P. Garniewski, Jr.




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Financial Officer)
               Donald J. Bromley




             /s/ DONALD J. BROMLEY                      Vice President, Secretary and Treasurer
------------------------------------------------             (Principal Accounting Officer)
               Donald J. Bromley




          /s/ JOHN P. GARNIEWSKI, JR.                                   Director
------------------------------------------------
            John P. Garniewski, Jr.




              /s/ JOHN DICLEMENTE                                       Director
------------------------------------------------
                John DiClemente




          /s/ PATRICK M. PENNEFEATHER                                   Director
------------------------------------------------
            Patrick M. Pennefeather

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          AMERICAN ALLOY CORPORATION

                                          By:      /s/ ROBERT W. HALE
                                            ------------------------------------
                                              Name: Robert W. Hale
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



               /s/ ROBERT W. HALE                                      President
------------------------------------------------             (Principal Executive Officer)
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




               /s/ ROBERT W. HALE                                       Director
------------------------------------------------
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          HARNISCHFEGER WORLD SERVICES
                                          CORPORATION

                                          By:      /s/ ROBERT W. HALE
                                            ------------------------------------
                                              Name: Robert W. Hale
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



               /s/ ROBERT W. HALE                                      President
------------------------------------------------             (Principal Executive Officer)
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




               /s/ ROBERT W. HALE                                       Director
------------------------------------------------
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          RCHH, INC.

                                          By:      /s/ ROBERT W. HALE
                                            ------------------------------------
                                              Name: Robert W. Hale
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



               /s/ ROBERT W. HALE                                      President
------------------------------------------------             (Principal Executive Officer)
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




               /s/ ROBERT W. HALE                                       Director
------------------------------------------------
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          THE HORSBURGH & SCOTT COMPANY

                                          By:      /s/ ROBERT W. HALE
                                            ------------------------------------
                                              Name: Robert W. Hale
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



               /s/ ROBERT W. HALE                                      President
------------------------------------------------             (Principal Executive Officer)
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




               /s/ ROBERT W. HALE                                       Director
------------------------------------------------
                 Robert W. Hale




              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          BENEFIT, INC.

                                          By:     /s/ JOHN NILS HANSON
                                            ------------------------------------
                                              Name: John Nils Hanson
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



              /s/ JOHN NILS HANSON                                     President
------------------------------------------------             (Principal Executive Officer)
                John Nils Hanson




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




            /s/ DENNIS R. WINKLEMAN                                     Director
------------------------------------------------
              Dennis R. Winkleman




              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          SOUTH SHORE CORPORATION

                                          By:     /s/ JOHN NILS HANSON
                                            ------------------------------------
                                              Name: John Nils Hanson
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



              /s/ JOHN NILS HANSON                                     President
------------------------------------------------             (Principal Executive Officer)
                John Nils Hanson




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                                      Director
------------------------------------------------
                John Nils Hanson




            /s/ DENNIS R. WINKLEMAN                                     Director
------------------------------------------------
              Dennis R. Winkleman




              /s/ MICHAEL S. OLSEN                                      Director
------------------------------------------------
                Michael S. Olsen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 22nd day of April, 2002.

                                          SOUTH SHORE DEVELOPMENT, LLC

                                          By:     /s/ JOHN NILS HANSON
                                            ------------------------------------
                                              Name: John Nils Hanson
                                              Title: President

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2002. Each person whose signature appears below constitutes and appoints John Nils Hanson, Donald C. Roof and James A. Chokey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                             TITLE
                   ---------                                             -----



              /s/ JOHN NILS HANSON                                     President
------------------------------------------------             (Principal Executive Officer)
                John Nils Hanson




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Financial Officer)
                Michael S. Olsen




              /s/ MICHAEL S. OLSEN                                   Vice President
------------------------------------------------             (Principal Accounting Officer)
                Michael S. Olsen




              /s/ JOHN NILS HANSON                              Chief Executive Officer,
------------------------------------------------                    Joy Global Inc.
                John Nils Hanson                                (Manager of Registrant)

                                 EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
    2.1      Third Amended Joint Plan of Reorganization, as modified, of the Debtors under Chapter 11 of the Bankruptcy Code
             (incorporated by reference to Exhibit 2.1 to Current Report of Joy Global Inc. on Form 8-K dated July 12, 2001, File No.
             01-9299).
    3.1      Amended and Restated Certificate of Incorporation of Joy
             Global Inc. (incorporated by reference to Exhibit 3.1 to
             Current Report of Joy Global Inc. on Form 8-K dated July 12,
             2001, File No. 01-9299).
    3.2      By-Laws of Joy Global Inc., as amended January 15, 2002
             (incorporated by reference to Exhibit 3(b) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year-ended October 31, 2002, File No. 01-9299).
    3.3      Restated Articles of Incorporation of American Alloy
             Corporation (incorporated by reference to Exhibit T3A-2 to
             Form T-3 dated July 12, 2001 for application for
             qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.4      Bylaws of American Alloy Corporation (incorporated by
             reference to Exhibit T3B-2 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
             Trust Indenture Act of 1939, File No. 01-9299).
    3.5      Restated Certificate of Incorporation of Benefit, Inc.
             (incorporated by reference to Exhibit T3A-7 to Form T-3
             dated July 12, 2001 for application for qualification of
             indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.6      Bylaws of Benefit, Inc. (incorporated by reference to
             Exhibit T3B-7 to Form T-3 dated July 12, 2001 for
             application for qualification of indentures under the Trust
             Indenture Act of 1939, File No. 01-9299).
    3.7      Restated Certificate of Incorporation of Dobson Park
             Industries Inc. (incorporated by reference to Exhibit T3A-8 to Form T-3 dated July 12, 2001 for application for
             qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.8      Bylaws of Dobson Park Industries Inc. (incorporated by
             reference to Exhibit T3B-8 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
             Trust Indenture Act of 1939, File No. 01-9299).
    3.9      Restated Certificate of Incorporation of Harnischfeger
             Corporation (incorporated by reference to Exhibit T3A-10 to
             Form T-3 dated July 12, 2001 for application for
             qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.10     Bylaws of Harnischfeger Corporation (incorporated by
             reference to Exhibit T3B-10 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
             Trust Indenture Act of 1939, File No. 01-9299).
    3.11     Restated Certificate of Incorporation of Harnischfeger
             Technologies, Inc. (incorporated by reference to Exhibit
             T3A-11 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.12     Bylaws of Harnischfeger Technologies, Inc. (incorporated by reference to Exhibit T3B-12 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
             Trust Indenture Act of 1939, File No. 01-9299).
    3.13     Restated Certificate of Incorporation of Harnischfeger World
             Services Corporation (incorporated by reference to Exhibit
             T3A-12 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.14     Bylaws of HarnischfegerWorld Services Corporation
             (incorporated by reference to Exhibit T3B-13 to Form T-3
             dated July 12, 2001 for application for qualification of
             indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.15     Restated Certificate of Incorporation of HCHC, Inc.
             (incorporated by reference to Exhibit T3A-13 to Form T-3
             dated July 12, 2001 for application for qualification of
             indentures under the Trust Indenture Act of 1939, File No.
             01-9299).

                                       EX-1

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
    3.16     Bylaws of HCHC, Inc. (incorporated by reference to Exhibit
             T3B-14 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.17     Restated Certificate of Incorporation of HCHC UK Holdings,
             Inc. (incorporated by reference to Exhibit T3A-14 to Form
             T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.18     Bylaws of HCHC UK Holdings, Inc. (incorporated by reference to Exhibit T3B-15 to Form T-3 dated July 12, 2001 for
             application for qualification of indentures under the Trust
             Indenture Act of 1939, File No. 01-9299).
    3.19     Restated Certificate of Incorporation of HIHC, Inc.
             (incorporated by reference to Exhibit T3A-15 to Form T-3
             dated July 12, 2001 for application for qualification of
             indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.20     Bylaws of HIHC, Inc. (incorporated by reference to Exhibit
             T3B-16 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.21     Restated Certificate of Incorporation of Joy MM Delaware,
             Inc. (incorporated by reference to Exhibit T3A-18 to Form
             T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.22     Bylaws of Joy MM Delaware, Inc. (incorporated by reference to Exhibit T3B-19 to Form T-3 dated July 12, 2001 for
             application for qualification of indentures under the Trust
             Indenture Act of 1939, File No. 01-9299).
    3.23     Restated Certificate of Incorporation of Joy Technologies
             Inc. (incorporated by reference to Exhibit T3A-20 to Form
             T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.24     Bylaws of Joy Technologies Inc. (incorporated by reference to Exhibit T3B-21 to Form T-3 dated July 12, 2001 for
             application for qualification of indentures under the Trust
             Indenture Act of 1939, File No. 01-9299).
    3.25     Restated Certificate of Incorporation of JTI UK Holdings,
             Inc. (incorporated by reference to Exhibit T3A-22 to Form
             T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.26     Bylaws of JT UK Holdings, Inc. (incorporated by reference to
             Exhibit T3B-23 to Form T-3 dated July 12, 2001 for
             application for qualification of indentures under the Trust
             Indenture Act of 1939, File No. 01-9299).
    3.27     Restated Certificate of Incorporation of RCHH, Inc.
             (incorporated by reference to Exhibit T3A-25 to Form T-3
             dated July 12, 2001 for application for qualification of
             indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.28     Bylaws of RCHH, Inc. (incorporated by reference to Exhibit
             T3B-26 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.29     Restated Articles of Incorporation of South Shore
             Corporation (incorporated by reference to Exhibit T3A-26 to
             Form T-3 dated July 12, 2001 for application for
             qualification of indentures under the Trust Indenture Act of
             1939, File No. 01-9299).
    3.30     Bylaws of South Shore Corporation (incorporated by reference to Exhibit T3B-27 to Form T-3 dated July 12, 2001 for
             application for qualification of indentures under the Trust
             Indenture Act of 1939, File No. 01-9299).
    3.31     Operating Agreement of South Shore Development, LLC
             (incorporated by reference to Exhibit T3B-28 to Form T-3
             dated July 12, 2001 for application for qualification of
             indentures under the Trust Indenture Act of 1939, File No.
             01-9299).
    3.32     Restated Articles of Incorporation of The Horsburgh & Scott
             Company (incorporated by reference to Exhibit T3A-27 to Form
             T-3 dated July 12, 2001 for application for qualification of indentures under the Trust Indenture Act of 1939, File No.
             01-9299).

                                       EX-2

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
    3.33     Bylaws of The Horsburgh & Scott Company (incorporated by
             reference to Exhibit T3B-29 to Form T-3 dated July 12, 2001 for application for qualification of indentures under the
             Trust Indenture Act of 1939, File No. 01-9299).
    4.1      Purchase Agreement, dated March 13, 2001, among Joy Global
             Inc., the Subsidiary Guarantors named therein, Credit Suisse
             First Boston Corporation ("CSFBC") and Deutsche Banc Alex.
             Brown, Inc. (together with CSFBC, the "Initial Purchasers")
             with respect to 8.75% Senior Subordinated Notes Due 2012
             (incorporated by reference to Exhibit 4.3 to Current Report of Joy Global Inc. on Form 8-K dated April 15, 2002, File
             No. 01-9299)
    4.2      Indenture, dated March 18, 2001, among Joy Global Inc., the
             Guarantors named therein, and Wells Fargo Bank Minnesota,
             N.A., as trustee. with respect to 8.75% Senior Subordinated
             Notes Due 2012 (incorporated by reference to Exhibit 4.1 to
             Current Report of Joy Global Inc. on Form 8-K dated April
             15, 2002, File No. 01-9299).
    4.3      Specimen 8 3/4% Senior Subordinated Notes due 2012
             (incorporated by reference to Exhibit 4.4 to Current Report of Joy Global Inc. on Form 8-K dated April 15, 2002, File
             No. 01-9299)
    4.4      Registration Rights Agreement, dated March 13, 2001, among
             Joy Global Inc., the Subsidiary Guarantors named therein and the Initial Purchasers (incorporated by reference to Exhibit
             4.2 to Current Report of Joy Global Inc. on Form 8-K dated
             April 15, 2002, File No. 01-9299)
    4.5      Specimen common stock certificate of Joy Global Inc.
             (incorporated by reference to Exhibit 4.3 to Current Report of Joy Global Inc. on Form 8-K dated July 12, 2001, File No.
             01-9299).
    5.1*     Opinion of Kirkland & Ellis regarding the securities offered hereby.
    5.2*     Opinion of the Associate General Counsel of Joy Global Inc.
             regarding the securities offered hereby.
    8.1      Opinion of Kirkland & Ellis regarding federal income tax
             considerations.
   10.1      Credit Agreement, dated June 29, 2001, among Harnischfeger
             Industries, Inc., as Borrower, the lenders named therein,
             Bankers' Trust Company, as Agent, Heller Financial, Inc. and
             Fleet Capital Corporation, as Co-Syndication Agents, CIT
             Group/Business Credit, as Documentation Agent and Deutsche
             Banc Alex. Brown Inc., as Lead Arranger and Sole Book
             Running Manager (incorporated by reference to Exhibit 10.1 to Current Report of Joy Global Inc. on Form 8-K dated July
             12, 2001, File No. 01-9299).
   10.2      First Amendment to Credit Agreement, dated December 26, 2001 and entered into by and among Joy Global Inc., as Borrower, the lenders named herein, as lenders, Bankers' Trust
             Company, as Agent, Heller Financial, Inc. and Fleet Capital
             Corporation, as Co-Syndication Agents, CIT Group/Business
             Credit, as Documentation Agent, and Deutsche Banc Alex.
             Brown Inc., as Lead Arranger and Sole Book Running Manager
             (incorporated by reference to Exhibit 10(b) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).
   10.3      Joy Global Inc. 2001 Stock Incentive Plan, as amended
             October 16, 2001(incorporated by reference to Exhibit 10(c)
             to Annual Report of Joy Global Inc. on Form 10-K dated
             January 22, 2002, File No. 01-9299).
   10.4      Harnischfeger Industries, Inc. Supplemental Retirement Plan,
             as amended and restated as of June 3, 1999 (incorporated by reference to Exhibit 10(e) to Annual Report of Harnischfeger
             Industries, Inc. on Form 10-K for the year ended October 31,
             1999, File No. 01-9299).
   10.5      Form of Change in Control Agreement made and entered into as of September 30, 1999, between Harnischfeger Industries,
             Inc. and James A. Chokey, Robert W. Hale, John Nils Hanson
             and Wayne F. Hunnell and made and entered into as of May 22,
             2000 and June 11, 2001, with Dennis R. Winkleman and Donald
             C. Roof, respectively (incorporated by reference to Exhibit
             10(e) to Annual Report of Joy Global Inc. on Form 10-K dated
             January 22, 2002 for year ended October 31, 2001, File No.
             01-9299).
   10.6      Change in Control Agreement made and entered into as of
             November 17, 2000, by and between Harnischfeger Industries,
             Inc. and Michael S. Olsen (incorporated by reference to
             Exhibit 10(f) to Annual Report of Joy Global Inc. on Form
             10-K dated January 22, 2002 for year ended October 31, 2001,
             File No. 01-9299).

                                       EX-3

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
   10.7      Form of Stock Option Agreement, dated July 16, 2001
             (incorporated by reference to Exhibit 10(g) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).
   10.8      Form of Performance Unit Agreement entered into as of August
             27, 2001, between Joy Global Inc. and James A. Chokey,
             Robert W. Hale, John Nils Hanson, Wayne F. Hunnell, Michael
             S. Olsen, Donald C. Roof and Dennis R. Winkleman
             (incorporated by reference to Exhibit 10(h) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).
   10.9      Form of Stock Option Agreement, dated November 1, 2001
             (incorporated by reference to Exhibit 10(i) to Annual Report of Joy Global Inc. on Form 10-K dated January 22, 2002 for year ended October 31, 2001, File No. 01-9299).
   10.10     Joy Global Inc. Annual Bonus Compensation (incorporated by reference to Exhibit 10(j) to Annual Report of Joy Global
             Inc. on Form 10-K dated January 22, 2002 for year ended
             October 31, 2001, File No. 01-9299).
   10.11     Form of Stock Option Agreement, dated February 1, 2002
             (incorporated by reference to Quarterly Report of Joy Global
             Inc. on Form 10-Q dated March 15, 2002, File No. 01-9299).
   12.1      Statement regarding computation of ratio of earnings to
             fixed charges.
   21.1      Subsidiaries of Joy Global Inc. (incorporated by reference to Exhibit 21 to Report of Joy Global Inc. on Form 10-K
             dated January 22, 2002 for year ended October 31, 2001, File
             No. 01-9299).
   23.1      Consent of PricewaterhouseCoopers LLP.
   23.2*     Consent of Kirkland & Ellis (included in Exhibits 5.1 and
             8.1).
   23.3*     Consent of the Associate General Counsel of Joy Global Inc.
             (included in Exhibit 5.2).
   24.1      Power of Attorney (included on the signature pages hereto).
   25.1      Statement of Eligibility of Trustee on Form T-1 under the
             Trustee Indenture Act of 1939 of Wells Fargo Bank Minnesota.
   99.1      Form of Letter of Transmittal.
   99.2      Form of Notice of Guaranteed Delivery.
   99.3      Form of Tender Instructions.

---------------

*To be filed by amendment.

                                       EX-4